                                                   Filed Pursuant to Rule 424b3
                                                   Registration No. 33-75295
The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell these securities until we deliver a final prospectus supplement and prospectus. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION DATED AUGUST 13, 1999

Prospectus supplement to prospectus dated August 10, 1999

                       ADVANTA MORTGAGE LOAN TRUST 1999-3
                                     Issuer
                                  $525,000,000
                                  (APPROXIMATE)
             MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 1999-3

          [ADVANTA LOGO]                                   [ADVANTA LOGO]
ADVANTA CONDUIT RECEIVABLES, INC.                     ADVANTA MORTGAGE CORP. USA
             SPONSOR                                       MASTER SERVICER

WE SUGGEST THAT YOU READ THE SECTION ENTITLED "RISK FACTORS" STARTING ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THE CERTIFICATES.

These certificates represent non-recourse obligations of the trust only and are not interests in or obligations of any other person or entity.

Neither these certificates nor the mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.



THE TRUST IS OFFERING THE FOLLOWING SEVEN CLASSES OF SENIOR CLASS A
CERTIFICATES:

                    Initial                  Pass-            Final Scheduled
Class          Principal Balance         Through Rate           Payment Date
 A-1             $ 117,581,000                   %              May 25, 2014

 A-2             $  69,182,000                   %             June 25, 2014

 A-3             $  46,259,000                   %            October 25, 2017

 A-4             $  74,498,000                   %            October 25, 2026

 A-5             $  29,980,000                   %            August 25, 2029

 A-6             $  37,500,000                   %             June 25, 2014

 A-7             $ 150,000,000      Libor +      %            August 25, 2029

         The pass-through rates on the class A-4, A-5, A-6 and A-7 certificates are subject to a cap.

         The pass-through rates on the class A-5 and A-7 certificates step up after the clean-up call date.

Interest and principal on the class A certificates is scheduled to be paid monthly on the 25th day of the month, or the next business day. The first scheduled payment date is September 27, 1999.

The property of the trust consists of two separate groups of sub-prime residential mortgage loans; one group consists entirely of fixed rate loans, and the other group consists entirely of adjustable rate loans. The trust will also hold cash for the purchase of additional mortgage loans on or before November , 1999.

Each class of the class A certificates will have the benefit of an insurance policy from Ambac Assurance Corporation which will guarantee payments with respect to the class A certificates.

                                  [Ambac Logo]


Delivery of the class A certificates is expected to be made in book-entry form through the facilities of The Depository Trust Company, Cedelbank, and the Euroclear System on or about August __, 1999.

               Class         Price to Public        Underwriting Discount     Proceeds to the Sponsor
            -------------    ----------------     -----------------------   --------------------------
                A-1                        %                         %                          %

                A-2                        %                         %                          %

                A-3                        %                         %                          %

                A-4                        %                         %                          %

                A-5                        %                         %                          %

                A-6                        %                         %                          %

                A-7                        %                         %                          %

               Total        $                      $                         $

Investors in the fixed rate certificates will also be required to pay the interest that accrued on their certificates from the cut-off date to the date of issuance. The proceeds to the sponsor were calculated before deducting expenses payable by the sponsor, which are estimated to be approximately $ .

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

     Underwriters of the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates

BEAR, STEARNS & CO. INC.                                    SALOMON SMITH BARNEY
                   Underwriters of the class A-7 certificates

BEAR, STEARNS & CO. INC.      PRUDENTIAL SECURITIES         SALOMON SMITH BARNEY

             The date of this prospectus supplement is August , 1999

         IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We provide information to you about these securities in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to this series of securities; and (2) this prospectus supplement, which describes the specific terms of this series of securities.

         This prospectus supplement does not contain complete information about the offering of these securities. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell these securities to you unless you have received both this prospectus supplement and the prospectus.

                                Table of Contents

SUMMARY .............................................................       S-3

RISK FACTORS ........................................................       S-7

DELINQUENCY AND LOSS INFORMATION ....................................       S-10

THE MORTGAGE LOANS ..................................................       S-11
   The Fixed Rate Group .............................................       S-12
   Conveyance of Subsequent Mortgage Loans to the Fixed Rate Group ..       S-16
   The ARM Group ....................................................       S-17
   Conveyance of Subsequent Mortgage Loans to the ARM Group .........       S-24

PREPAYMENT AND YIELD CONSIDERATIONS .................................       S-24
   Projected Prepayments and Yields for Class A Certificates.........       S-24
   Payment Lag Feature of the Fixed Rate Certificates ...............       S-38

USE OF PROCEEDS .....................................................       S-38

THE SPONSOR AND THE MASTER SERVICER .................................       S-38
   Recent Developments Related To Advanta Corp. .....................       S-39
   Pending Consumer Mortgage Lending Proposals ......................       S-39

DESCRIPTION OF THE CERTIFICATES .....................................       S-40
   Pre-Funding Account Feature ......................................       S-41
   Capitalized Interest Account .....................................       S-41
   Pass-Through Rates ...............................................       S-41
   Distributions of Interest ........................................       S-43
   Distributions of Principal .......................................       S-43
   Flow of Funds ....................................................       S-44
   Optional Redemption ..............................................       S-45
   Mandatory Redemption .............................................       S-46
   Calculation of LIBOR .............................................       S-46

CREDIT ENHANCEMENT ..................................................       S-47
   Class A Certificate Distributions and Insured
   Payments to the Owners of the Class A Certificates ...............       S-48

THE CERTIFICATE INSURER .............................................       S-48

THE CERTIFICATE INSURANCE POLICY ....................................       S-49

THE POOLING AND SERVICING AGREEMENT .................................       S-50
   Formation of the Trust ...........................................       S-51
   Sale of Mortgage Loans ...........................................       S-51
   Termination of the Trust .........................................       S-51

MATERIAL FEDERAL INCOME TAX CONSEQUENCES ............................       S-51
   REMIC Elections ..................................................       S-52
   Special Tax Attributes ...........................................       S-52
   Supplemental Interest Amounts ....................................       S-52
   Taxation of Foreign Investors ....................................       S-53
   Information Reporting and Backup Withholding .....................       S-54

STATE TAXES .........................................................       S-54

ERISA CONSIDERATIONS ................................................       S-54

RATINGS .............................................................       S-55

LEGAL INVESTMENT CONSIDERATIONS .....................................       S-56

UNDERWRITING ........................................................       S-56

EXPERTS .............................................................       S-58

LEGAL MATTERS .......................................................       S-58

GLOSSARY ............................................................       S-59

                                     SUMMARY

         - This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the class A certificates, carefully read this entire prospectus supplement and the accompanying prospectus.

         - This summary provides an overview of structural provisions, calculations, cash flows and other information to aid your understanding and is qualified by the full description of the structural provisions, calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

TITLE OF SERIES

Advanta Mortgage Loan Trust 1999-3, Mortgage Loan Asset-Backed Certificates, Series 1999-3.

SPONSOR

Advanta Conduit Receivables, Inc.

MASTER SERVICER

Advanta Mortgage Corp. USA.

ISSUER

Advanta Mortgage Loan Trust 1999-3.

TRUSTEE

Bankers Trust Company of California, N.A.

THE TRUST

The sponsor is forming the Advanta Mortgage Loan Trust 1999-3 to hold two groups of sub-prime residential mortgage loans. The trust will also hold cash on deposit in a pre-funding account to be used for the sole purpose of purchasing additional mortgage loans on or before November __, 1999. All of the mortgage loans will be originated or purchased by affiliates of the sponsor.

CERTIFICATE INSURER

The trustee will hold an insurance policy issued to it by Ambac Assurance Corporation guaranteeing payment of minimum required monthly amounts due to the owners of the class A certificates.

CLASS A CERTIFICATES OFFERED

$525,000,000 (approximate) Advanta Mortgage Loan Trust 1999-3, Mortgage Loan Asset-Backed Certificates, Series 1999-3, Class A to be issued in the following classes with initial principal balances as set forth below:

                                 INITIAL
                                PRINCIPAL      PASS-THROUGH
 CLASS      TRANCHE TYPE         BALANCE           RATE
--------- ------------------ ----------------- -------------
  A-1     Senior Sequential      $117,581,000             %
  A-2     Senior Sequential      $ 69,182,000             %
  A-3     Senior Sequential      $ 46,259,000             %
  A-4     Senior Sequential      $ 74,498,000             %
  A-5     Senior Sequential      $ 29,980,000             %
  A-6        Senior NAS          $ 37,500,000             %
  A-7      Senior Floater        $150,000,000    Libor +  %

         a senior tranche is not subordinate to any other class;

         a sequential tranche is a class in a series of sequential-pay classes;

         a NAS tranche is a non-accelerated senior class, also known as a lockout class; and

         a floater tranche is a class having an adjustable interest rate.

The class A-4, A-5, A-6 and A-7 certificates are subject to a cap on the pass-through rate.

The class A-5 and A-7 certificates are subject to an increase in the pass-through rate on the payment date immediately following the month in which the clean-up call may first be exercised.

The trust will also issue subordinate certificates which are not being offered by this prospectus supplement. The subordinate certificates will initially be retained by the sponsor or its affiliates. The subordinate certificates are subordinate to all class A certificates and essentially represent the excess of the aggregate mortgage loan balance over the aggregate principal balance of the class A certificates, plus any excess cashflow which is not required to be applied to payments on the class A certificates.

The class A certificates will initially be issued in book-entry form through DTC, Cedelbank or Euroclear.

INITIAL CUT-OFF DATE

As of the opening of business on August 1, 1999.

STATISTICAL CALCULATION DATE

As of the opening of business on August 1, 1999.

CLOSING DATE

On or about August ___, 1999.

FINAL SCHEDULED PAYMENT DATES

Although it is anticipated that the actual final payment date for each class will occur earlier than the final scheduled payment date, the final scheduled payment dates for each of the classes are as follows:

                                Final Scheduled
          Class                  Payment Date
           A-1                   May 25, 2014

           A-2                   June 25, 2014

           A-3                 October 25, 2017

           A-4                 October 25, 2026

           A-5                  August 25, 2029

           A-6                   June 25, 2014

           A-7                  August 25, 2029

THE MORTGAGE LOANS

The mortgage loans owned by the trust will be segregated into two groups, one group will consist of fixed rate mortgage loans and the other group will consist of adjustable rate mortgage loans. The fixed rate group will consist of first or junior lien sub-prime residential mortgage loans and the adjustable rate or ARM group will consist of only first lien sub-prime residential mortgage loans.

See "The Mortgage Loans" for statistical information about the mortgage loans.

PRE-FUNDING FEATURE

The trust may purchase additional mortgage loans on or before November __, 1999 for inclusion in either the fixed rate group or the ARM group. At the closing, the trustee will hold in trust, from the proceeds of the sale of the class A certificates, approximately $46,100,000, which may be applied to the purchase of additional fixed rate mortgage loans for inclusion in the fixed rate group, and approximately $12,750,000, which may be applied to the purchase of additional adjustable rate mortgage loans for inclusion in the ARM group.

DISTRIBUTIONS

Owners of class A certificates will be entitled to receive payments of interest each month. Owners of class A certificates may not necessarily receive a distribution of principal in any given month. The amount of principal the owners of class A certificates will be entitled to receive will vary depending on a number of factors, including the payments received on the mortgage loans in the mortgage loan group securing that class. Each month, the trustee will calculate the amounts to be paid to the owners of the class A certificates.

Distributions will be made on each payment date to the owners of the class A certificates as of the record date. The record date for the class A-1, A-2, A-3, A-4, A-5, and A-6 certificates is the last day of the prior calendar month. The record date for the class A-7 certificates is the business day immediately preceding the payment date.

Owners of class A certificates will receive payments on the 25th day of each month, or, if such day is not a business day, on the next business day. The first payment date is September 27, 1999.

In summary, on each payment date the funds available to be distributed will be applied in the following order of priority:

         - first, to pay fees due to the master servicer, the trustee and the certificate insurer;

         -        second, to pay interest on the class A certificates;

         -        third, to pay principal of the class A certificates;

         -        fourth, to reimburse the certificate insurer;

         - fifth, to reimburse the master servicer for unreimbursed advances and other expenses; and

         - sixth, to make a distribution to the owners of the subordinate certificates, a portion of which may be used to pay any supplemental interest amounts on the class A-7 certificates.

The cashflows from the two mortgage loan groups are cross-collateralized.

CREDIT ENHANCEMENT

Credit enhancement refers to a mechanism that is intended to protect the owners of the class A certificates against losses due to defaults on the mortgage loans.

The class A certificates have the benefit of the following four types of credit enhancement:

         - the use of excess interest to cover losses and to distribute principal in order to create overcollateralization;

         - the subordination of distributions on the subordinate certificates to the required distributions on the class A certificates;

         - the allocation of losses on the mortgage loans to the subordinate certificates; and

         -        the certificate insurance policy.

OPTIONAL REDEMPTION

The master servicer or one of the master servicer affiliates will have the right to exercise a clean-up call on any payment date that the outstanding principal balance of the mortgage loans is less than or equal to 10% of the outstanding principal balance of all of the mortgage loans acquired by the trust prior to the end of the pre-funding period, calculated as of the date the trust acquired the mortgage loans.

This clean-up call will result in the optional redemption of the class A certificates at a price of par plus accrued interest.

MANDATORY REDEMPTION

The class A-1, A-2, A-3, A-4, A-5 and A-6 certificates will be redeemed in part in sequential order on the payment date immediately following the end of the pre-funding period to the extent of any cash remaining in the pre-funding account which is attributable to the fixed rate group. This mandatory redemption will occur on the payment date immediately following the end of the pre-funding period.

The class A-7 certificates will be redeemed in part on the payment date immediately following the end of the pre-funding period to the extent of any cash remaining in the pre-funding account which is attributable to the ARM group. This mandatory redemption will occur on the payment date immediately following the end of the pre-funding period.

DENOMINATIONS

The trust will issue the class A certificates in book-entry form in integral multiples of $1,000.

RATINGS

The class A certificates will be rated Aaa by Moody's Investors Service, Inc. and AAA by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by a rating agency.

FEDERAL TAX ASPECTS

Dewey Ballantine LLP acted as counsel to the trust and is of the opinion that:

         - the trust will be treated as a real estate mortgage investment conduit, or REMIC, for federal income tax purposes and

         - the class A certificates will be regular interests in the REMIC and will be treated as debt instruments of the REMIC for federal income tax purposes.

ERISA CONSIDERATIONS

The class A certificates may be offered to pension, profit sharing and other employee benefit plans subject to ERISA.

LEGAL INVESTMENT CONSIDERATIONS

The class A certificates will not be mortgage related securities under the Secondary Mortgage Market Enhancement Act of 1984. Some potential investors may be limited in their legal investment authority only to first-lien mortgages or mortgage related securities and will not be able to invest in the class A certificates.

                                  RISK FACTORS

         We suggest that you consider the following risk factors and the information under "Risk Factors" in the accompanying prospectus prior to any purchase of any of the class A certificates.

THE MORTGAGE LOANS MAY PREPAY AT ANY TIME, RESULTING IN UNCERTAINTY AS TO THE AMORTIZATION RATE OF THE CLASS A CERTIFICATES

- FIXED RATE MORTGAGE LOANS. The mortgage loans in the fixed rate group are all fixed rate mortgage loans. The rate of prepayments on fixed rate mortgage loans is sensitive to prevailing interest rates. If prevailing interest rates fall significantly below the coupon rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the coupon rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly above the coupon rates on the mortgage loans, the rate of prepayments is likely to decrease. The weighted average lives of the class A certificates and, if purchased at other than par, the yields realized by owners of the class A certificates will be sensitive to rates of payment of principal on the mortgage loans. The yield on a class A certificate that is purchased at a premium from its outstanding principal amount may be adversely affected by higher than anticipated levels of prepayments on the mortgage loans. Conversely, the yield on a class A certificate that is purchased at a discount from its outstanding principal amount may be adversely affected by lower than anticipated levels of prepayments on the mortgage loans.

- ADJUSTABLE RATE MORTGAGE LOANS. The mortgage loans in the ARM group are all adjustable rate mortgage loans, including hybrid mortgage loans which have a fixed rate of interest for the first two years, three years, four years or five years, which then converts to an adjustable rate. The prepayment experience on the adjustable rate mortgage loans, including the hybrid mortgage loans may differ from the prepayment experience on fixed rate mortgage loans due to provisions which provide for conversion to an adjustable coupon rate, periodic reset caps and maximum rates. In particular, the hybrid loans may be subject to higher prepayment rates as they approach their first coupon rate change dates.

THE EFFECT A CERTIFICATE INSURER DEFAULT WILL HAVE ON THE RATINGS OF CLASS A CERTIFICATES

         The ratings assigned to the class A certificates by the rating agencies will be based on the credit characteristics of the mortgage loans and on ratings assigned to the financial strength of the certificate insurer. Any reduction in the ratings assigned to the certificate insurer by the rating agencies could result in the reduction of the ratings assigned to the class A certificates. This reduction in ratings could adversely affect the liquidity and market value of the class A certificates.

CREDIT ENHANCEMENT DOES NOT APPLY TO PREPAYMENT RISK OR INTEREST RATE RISK

         The protection afforded by the overcollateralization provisions and by the certificate insurance policy is protection for credit risk and not for prepayment risk or interest rate risk. The certificate insurance policy does not guarantee or insure that any particular rate of prepayment is experienced by the trust.

THE CLASS A-4, A-5, A-6 AND A-7 CERTIFICATES HAVE A CAP ON THEIR PASS-THROUGH RATE, WHICH MAY LIMIT THE AMOUNT OF INTEREST YOU WILL RECEIVE.

- CLASS A-4, A-5 AND A-6 CERTIFICATES. The class A-4, A-5 and A-6 certificates are each subject to an available funds cap on their pass-through rate, which is equal to the weighted average coupon rate on the mortgage loans in the fixed rate group minus the fees of the trust attributable to the fixed rate group. This means that the interest that is payable to the investors in these certificates may be limited to the interest the trust receives on the mortgage loans in the fixed rate group. If the weighted average interest rate of the mortgage loans in the fixed rate group was reduced significantly, under a relatively high prepayment scenario, the pass-through rates on the class A-4, A-5 and A-6 certificates could be subject to the limitation imposed by the available funds cap. This cap may reduce the amount of interest you, as an investor in these classes of certificates, receive. In addition, the resulting shortfall in interest on the class A-4, A-5 and A-6 certificates is not subject to any carry-forward feature and will not be required to be repaid on any subsequent payment date.

- CLASS A-7 CERTIFICATES. The class A-7 certificates have a pass-through rate based on one-month LIBOR and is subject to an available funds cap. The mortgage loans in the ARM group have coupon rates based on six-month LIBOR or one-year constant treasury maturity. Since the base index for the coupon rate on the mortgage loans in the ARM group differs from the base index for the pass-through rate on the class A-7 certificates, the weighted-average coupon rate on the mortgage loans in the ARM group could be below the pass-through rate, in which case the pass-through rate would be capped at that lower rate. This cap would reduce the amount of interest you, as an investor in this class of certificates, will receive. Any shortfall in interest on the class A-7 certificates will be carried forward to subsequent payment dates, but those amounts are not covered by the certificate insurance policy and may not be paid in the event the class A-7 certificates are redeemed early.

NON-OWNER OCCUPIED PROPERTIES MAY HAVE HIGHER RATES OF DEFAULT

         As of the statistical calculation date, non-owner occupied properties represent 4.30% by principal balance of the mortgage loans in the fixed rate group and 3.95% by principal balance of the mortgage loans in the ARM group. Vacation homes and second homes are not considered non-owner occupied properties, and therefore are not included in these percentages. It is possible that the rate of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties could be higher than for loans secured by the primary residence of the mortgagor because the mortgagor will be inclined to make payment on their primary residence first.

PRE-FUNDING FEATURE MAY RESULT IN AN EARLY PARTIAL REDEMPTION OF THE CLASS A CERTIFICATES AND CAUSE THE CHARACTERISTICS OF THE POOL OF MORTGAGE LOANS TO VARY

- MANDATORY REDEMPTION. In the event that the sponsor does not have enough subsequent mortgage loans to sell to the trust on or before the end of the pre-funding period, the class A certificates will be subject to a partial mandatory redemption on the payment date immediately following the end of the pre-funding period. The sponsor does not expect that a material amount of principal redemption will occur due to insufficient amounts of subsequent mortgage loans.

- ELIGIBILITY OF SUBSEQUENT MORTGAGE LOANS. Each subsequent mortgage loan must satisfy the eligibility criteria at the time of its acquisition by the trust pursuant to the pre-funding feature. However, subsequent mortgage loans may have been originated or purchased using credit criteria different from those which were applied to the mortgage loans initially conveyed on the closing date, and may be of a different credit quality. As a result, following the transfer of subsequent mortgage loans, the aggregate characteristics of the mortgage loans then held in trust may vary from those initially conveyed, but such variance is not expected to be material.

CERTIFICATEHOLDERS COULD BE ADVERSELY AFFECTED IN THE ABSENCE OF YEAR 2000 COMPLIANCE

         Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results on or after January 1, 2000. In connection with this issue Advanta Corp., the parent company of the affiliated originators and of the master servicer, has completed an evaluation of its systems, applications and vendor lists, and is implementing project plans to modify existing computer programs, convert to new programs or replace systems, to the extent necessary to address the upcoming change in the century. Advanta Corp. has identified its significant business relationships, including, without limitation, vendors, customers, asset management counterparties and funding counterparties. Advanta Corp. has initiated communications with these third parties to determine the extent to which Advanta Corp. is vulnerable to these third parties' failure to remediate their own year 2000 issues. In the event that Advanta Corp.'s project plans are not timely or successfully completed, there can be no assurance that the upcoming change in the century will not have a material adverse effect on the operations of the affiliated originators or of the master servicer, including a shut-down of operations for a period of time, which may, in turn, have a material adverse effect on the class A certificates. In addition, there can be no assurance that the systems used by outside service providers, including sub-servicers providing services to the master servicer, or other third parties upon which the affiliated originators' and the master servicer's systems rely, will be converted on a timely basis. Further, there can be no assurance that a failure to convert by another company, or a conversion that is incompatible with the affiliated originators' and the master servicer's systems, would not have a material adverse effect on their operations, which may, in turn, have a material adverse effect on the class A certificates. In the event that the systems or programs of the trustee, or the certificate issuer are not year 2000 compliant, there can be no assurance that there would not be a material adverse effect on the operations of the trustee or the certificate insurer, respectively, which may, in turn, have a material adverse effect on the class A certificates.

CERTIFICATEHOLDERS COULD BE ADVERSELY AFFECTED IF DTC ENCOUNTERS YEAR 2000
ISSUES

         The management of DTC is aware that some computer applications, systems and the like for processing data that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter year 2000 issues. DTC has informed its participants and members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment to securityholders, book-entry deliveries, and settlement of trades within DTC continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

         DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers, their agents and its participating organizations, through which the owners of the class A certificates will hold their certificates, as well as third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers among others. DTC has informed the financial community that it is contacting, and will continue to contact, third party vendors from whom DTC acquires services to: (a) impress upon them the importance of these services being year 2000 compliant and (b) determine the extent of their efforts for year 2000 remediation of their services. In addition, DTC has stated that it is in the process of developing the contingency plans that it deems appropriate.

         If problems associated with the year 2000 issue were to occur with respect to DTC and the services described above, distributions to the owners of class A certificates could be delayed or otherwise adversely affected.

         According to DTC, the foregoing information with respect to DTC has been provided to the financial community for information purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

         You can find a glossary of defined terms used in this prospectus supplement beginning on page S-59.


                        DELINQUENCY AND LOSS INFORMATION

         The following tables contain information relating to the delinquency, loan loss and foreclosure experience of the master servicer for its servicing portfolio. The servicing portfolio consists of fixed and adjustable rate mortgage loans serviced as of June 30, 1999, and for each of the five prior year ends. This servicing portfolio, called the owned and managed servicing portfolio, includes, but is not limited to, the mortgage loans originated or purchased on or prior to June 30, 1999. In addition to this portfolio, the master servicer serviced, as of June 30, 1999, approximately 144,000 mortgage loans with an aggregate principal balance as of such date of approximately $9.4 billion; these loans were not originated or purchased by the sponsor or its affiliated originators but are being serviced for third parties on a contract servicing basis. No loans being serviced for third parties are included in the tables below.

         Neither the sponsor nor the master servicer have reason to believe that the delinquency and loss experience of the mortgage loans will differ in any material respect from that of the master servicer's portfolio of owned and managed mortgage loans, although there can be no assurance that this will be the case.

                  DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE
             MASTER SERVICER'S OWNED AND MANAGED SERVICING PORTFOLIO
                                OF MORTGAGE LOANS

                 SIX MONTHS ENDING                                        YEAR ENDING DECEMBER 31
                   JUNE 30, 1999             1998                  1997                   1996                 1995
                 ---------------------------------------------------------------------------------------------------------------
                                                                (DOLLARS IN THOUSANDS)
                 ---------------------------------------------------------------------------------------------------------------
                  NUMBER    DOLLAR      NUMBER    DOLLAR     NUMBER      DOLLAR      NUMBER    DOLLAR     NUMBER     DOLLAR
                   OF       AMOUNT       OF       AMOUNT       OF        AMOUNT       OF       AMOUNT       OF       AMOUNT
                  LOANS      (000)      LOANS      (000)      LOANS       (000)      LOANS      (000)      LOANS      (000)

Portfolio        112,132   $7,660,254   111,707   $7,664,919   74,525   $4,888,936   43,303   $2,595,981   32,592   $1,797,582
                 -------   ----------   -------   ----------   ------   ----------   ------   ----------   ------   ----------
Delinquency
  30-59 days       3.18%         2.89%     3.05%        2.76%    3.13%        2.99%    3.07%        2.90%    2.67%        2.44%
  60-89 days       1.10%         1.01%     1.10%        1.08%    0.98%        0.98%    0.85%        0.90%    0.72%        0.71%
  90 days or
  more             1.94%         1.73%     1.45%        1.22%    1.39%        1.28%    1.45%        1.26%    1.69%        1.23%
                 -------   ----------   -------   ----------   ------   ----------   ------   ----------   ------   ----------
Total              6.22%         5.63%     5.60%        5.06%    5.50%        5.25%    5.37%        5.06%    5.08%        4.38%
Foreclosure
rate               3.46%         3.54%     2.85%        2.98%    2.10%        2.32%    1.62%        1.92%    1.29%        1.53%
REO properties     1.00%           --      0.78%          --     0.40%          --     0.42%          --     0.52%          --

                 YEAR ENDING DECEMBER 31
                        1994
                 --------------------

                 --------------------
                 NUMBER    DOLLAR
                   OF      AMOUNT
                  LOANS     (000)

Portfolio         26,446   $1,346,100
                  ------   ----------
Delinquency
  30-59 days        2.01%        1.57%
  60-89 days        0.57%        0.45%
  90 days or
  more              1.85%        1.51%
                  ------   ----------
Total               4.43%        3.53%
Foreclosure
rate                1.35%        1.38%
REO properties      0.47%          --



         The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure. The foreclosure rate reflects the number of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total dollar amount of mortgage loans, as the case may be, as of the date indicated. REO properties are real estate owned properties which relate to foreclosed mortgages or properties for which deeds in lieu of foreclosure have been accepted, and held by the master servicer pending disposition. The percentages for REO properties are calculated based on the number of loans, not the dollar amount.

                              LOAN LOSS EXPERIENCE
              OF THE MASTER SERVICER'S OWNED AND MANAGED SERVICING
                           PORTFOLIO OF MORTGAGE LOANS

                                  SIX MONTHS
                                    ENDING                                       YEAR ENDING DECEMBER 31
                                 JUNE 30, 1999        1998             1997               1996             1995            1994
                                 --------------------------------------------------------------------------------------------------
                                                                        (DOLLARS IN THOUSANDS)
                                 --------------------------------------------------------------------------------------------------
Average amount outstanding       $7,728,766        $6,223,870        $3,677,342        $2,102,643        $1,540,238      $1,225,529
Net losses                       $   23,374        $   35,640        $   18,435        $   15,067        $   13,830      $   20,707
Net losses as a
  percentage of average
  amount outstanding                   0.60%             0.57%             0.50%             0.72%             0.90%           1.69%


         The average amount outstanding during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period. Net losses are amounts relating to mortgage loans which have been determined by the master servicer to be uncollectible, less amounts received by the master servicer as recoveries from liquidation proceeds and deficiency judgements. The net loss percentage is an annualized number.

         The information above should not be considered as a basis for assessing the likelihood, amount or severity of delinquencies, foreclosures or losses on the mortgage loans. No assurances can be given that the delinquency, foreclosure and loss experience presented in the tables above will be indicative of such experience on the mortgage loans. The statistics shown above represent the respective delinquency and foreclosure experiences only at the dates presented. The aggregate delinquency, foreclosure and loss experience on the mortgage loans will depend on the results obtained over the life of the trust. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by the master servicer. In addition, adverse economic conditions may effect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loans. The likelihood that borrowers will become delinquent, the rate of foreclosures and the severity of any losses also may be affected by a number of factors related to each borrower's personal circumstances, including, but not limited to, unemployment or change in employment and marital separation.

         The changes in the delinquency and loss levels reported in the tables above are the result of changes in the mix of origination sources offset by changes in the seasoning of the owned and managed servicing portfolio. It is expected that the owned and managed servicing portfolio will continue to season due to slower expected rates of new originations. As a result, the master servicer expects reported delinquency levels and loss levels to increase. In addition, during 1994, the master servicer implemented a new policy for the charge-off of closed end mortgage loans which resulted in additional mortgage loans being charged off. Consequently, the loss rates for that year were higher than they would have been under the previous policy.


                               THE MORTGAGE LOANS

         The mortgage loans will be used predominantly to refinance an existing mortgage loan on more favorable terms, to consolidate debt, or to obtain cash proceeds by borrowing against the borrower's equity in the mortgaged property.

         Each mortgage loan in the trust will be assigned to either the fixed rate group or the ARM group. Each of the mortgage loans in the fixed rate group has a fixed coupon rate secured by either a first or junior lien on the mortgaged property. Each mortgage loan contained in the ARM group has an adjustable coupon rate secured by a first lien on the mortgaged property. The class A-1, A-2, A-3, A-4, A-5 and A-6 certificates represent undivided ownership interests in all mortgage loans contained or to be contained in the fixed rate group, and the class A-7 certificates represent undivided ownership interests in all mortgage loans contained or to be contained in the ARM group.

         The combined loan-to-value ratios and loan-to-value ratios described were calculated based upon the appraised values of the mortgaged properties at the time of origination. Although, for purchase money loans, the combined loan-to-value ratios and loan-to-value ratios may have been calculated using the lower of the purchase price or appraised values of the mortgaged properties at the time of origination. The appraised values may have declined since the date of origination.

         Owner-occupied properties include vacation homes and second homes.

         Difference Between the Statistical Calculation Date and the Closing
Date.

         The statistical information presented in this prospectus supplement is computed based on the mortgage loans as of the opening of business on August 1, 1999, the statistical calculation date. All percentages are calculated based on the aggregate outstanding principal balance of all mortgage loans in the trust, or all of the mortgage loans in the applicable mortgage loan group, as of the statistical calculation date.

         As of the statistical calculation date, the fixed rate group mortgage loans aggregated $331,565,396.67 and the ARM group mortgage loans aggregated $142,935,184.92. The sponsor expects that the actual aggregate principal balance of the mortgage loans to be sold to the trust on the closing date, as of the initial cut-off date of August 1, 1999, plus the aggregate principal balance of the mortgage loans to be conveyed to the trust during the pre-funding period will represent approximately $377,700,000 in mortgage loans in the fixed rate group and approximately $155,700,000 in mortgage loans in the ARM group.

         As of the statistical calculation date, the mortgaged properties are located in 50 states and the District of Columbia.

         As of the statistical calculation date, the mortgage loans have remaining terms to maturity of not greater than 30 years, no more than 1.97% of the mortgage loans will be 30-59 days delinquent, 16.81% of the mortgage loans are simple interest or date of payment loans, 83.19% are actuarial or pre-computed loans, and 95.83% of the mortgage loans are secured by first lien mortgages.

         Prior to the closing date, some amortization of the mortgage loans will occur and some mortgage loans may prepay in full or may be determined not to meet the eligibility requirements for the final pools and as a result may not be included in the final pools. Consequently, the statistical distribution of characteristics as of the closing date or as of the end of the pre-funding period for the fixed rate group and the ARM group will vary somewhat from the statistical distribution of these characteristics computed as of the statistical calculation date as presented in this prospectus supplement, although this variance will not be greater than five percent.

THE FIXED RATE GROUP

         The following tables describe the fixed rate group of mortgage loans and mortgaged properties as of the statistical calculation date.

         The junior lien ratio of a mortgage loan which is in a junior lien position is equal to the ratio of the original principal balance of the mortgage loan to the sum of (1) the original principal balance of the mortgage loan and
(2) the outstanding principal balance of any lien on the mortgaged property having priorities senior to that of the lien which secures the mortgage loan at the time of origination of the mortgage loan.

                         FIXED RATE GROUP
                      GEOGRAPHIC DISTRIBUTION

                                         NUMBER OF                 AGGREGATE             % OF AGGREGATE
              STATE                    MORTGAGE LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                   ----------------------  -------------------------  ---------------------
California......................            311                $   32,757,983.68              9.88%
Ohio............................            366                    25,367,807.50              7.65
Michigan........................            388                    23,894,791.77              7.21
Illinois........................            291                    22,196,308.79              6.69
Pennsylvania....................            380                    21,709,620.59              6.55
New York........................            197                    15,850,295.63              4.78
Indiana.........................            241                    14,401,913.31              4.34
Florida.........................            236                    14,034,004.05              4.23
Maryland........................            165                    12,634,663.97              3.81
New Jersey......................            135                    11,979,871.03              3.61
Other...........................          2,121                   136,738,136.35             41.25
                                   ----------------------  -------------------------  ---------------------
    TOTAL.......................          4,831                $  331,565,396.67            100.00%
                                   ======================  =========================  =====================

      The mortgaged properties in the fixed rate group are located in a total of 50 states and the District of Columbia.


                                FIXED RATE GROUP
                              DISTRIBUTION OF CLTVS

             RANGE OF                      NUMBER OF               AGGREGATE             % OF AGGREGATE
            CLTV RATIOS                 MORTGAGE LOANS         PRINCIPAL BALANCE       PRINCIPAL BALANCE
  ------------------------------     ---------------------  ------------------------  --------------------
  95.01   -   100.00%...........                63              $    4,392,949.69              1.32%
  90.01   -    95.00............                41                   1,742,215.45              0.53
  85.01   -    90.00............               248                  19,365,481.20              5.84
  80.01   -    85.00............             1,558                 117,772,744.15             35.52
  75.01   -    80.00............             1,049                  78,869,121.42             23.79
  70.01   -    75.00............               666                  46,061,057.20             13.89
  60.01   -    70.00............               541                  31,529,415.91              9.51
   0.01   -    60.00............               665                  31,832,411.65              9.60
                                     ---------------------  ------------------------  --------------------
    TOTAL.......................             4,831              $  331,565,396.67            100.00%
                                     =====================  ========================  ====================


      Minimum CLTV:                    5.52%
      Maximum CLTV:                  100.00%
      Weighted Average CLTV:          77.13%

                                FIXED RATE GROUP
                     REMAINING TERM TO MATURITY DISTRIBUTION

                                           NUMBER OF               AGGREGATE             % OF AGGREGATE
         MONTHS REMAINING               MORTGAGE LOANS         PRINCIPAL BALANCE       PRINCIPAL BALANCE
   -----------------------------     ---------------------  ------------------------  --------------------
     1   -    60................                38              $      746,975.84              0.23%
    61   -   120................               280                   9,108,307.77              2.75
   121   -   180................             2,176                 147,565,599.55             44.50
   181   -   240................               986                  61,769,558.73             18.63
   241   -   300................                35                   2,194,246.48              0.66
    301  -   360................             1,316                 110,180,708.30             33.23
                                     ---------------------  ------------------------  --------------------
    TOTAL.......................             4,831              $  331,565,396.67            100.00%
                                     =====================  ========================  ====================

      Minimum Remaining Term:                  13 months
      Maximum Remaining Term:                 360 months
      Weighted Average Remaining Term:        247 months

         31.02% of the mortgage loans in the fixed rate group are balloon loans.


                                FIXED RATE GROUP
                       DISTRIBUTION OF PRINCIPAL BALANCES

             RANGE OF                      NUMBER OF               AGGREGATE             % OF AGGREGATE
        PRINCIPAL BALANCES              MORTGAGE LOANS         PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------     ---------------------  ------------------------  --------------------
$        1 - $  25,000..........               608              $   11,396,382.18              3.44%
    25,001 -    50,000..........             1,392                  52,477,634.13             15.83
    50,001 -    75,000..........             1,354                  83,638,947.64             25.22
    75,001 -   100,000..........               640                  55,471,438.74             16.73
   100,001 -   150,000..........               544                  65,402,479.38             19.73
   150,001 -   200,000..........               162                  28,055,449.51              8.46
   200,001 -   250,000..........                70                  15,711,295.19              4.74
   250,001 -   300,000..........                34                   9,286,474.93              2.80
   300,001 -   350,000..........                15                   4,850,318.08              1.46
   350,001 -   900,000..........                12                   5,274,976.89              1.59
                                     ---------------------  ------------------------  --------------------
    TOTAL.......................             4,831              $  331,565,396.67            100.00%
                                     =====================  ========================  ====================

      Minimum Principal Balance:            $    2,093.95
      Maximum Principal Balance:            $  898,960.62
      Average Principal Balance:            $   68,632.87

                                FIXED RATE GROUP
                      DISTRIBUTION OF MORTGAGE COUPON RATES

             RANGE OF                      NUMBER OF               AGGREGATE             % OF AGGREGATE
       MORTGAGE COUPON RATES            MORTGAGE LOANS         PRINCIPAL BALANCE       PRINCIPAL BALANCE
---------------------------------    ---------------------  ------------------------  --------------------
    6.001   -   7.000%..........                 1              $       65,321.28              0.02%
    7.001   -   8.000...........               234                  25,981,179.49              7.84
    8.001   -   9.000...........               939                  84,783,556.88             25.57
    9.001   -  10.000...........             1,231                  94,195,154.98             28.41
   10.001   -  11.000...........               990                  65,610,481.57             19.79
   11.001   -  12.000...........               567                  30,646,360.14              9.24
   12.001   -  13.000...........               408                  16,397,260.83              4.95
   13.001   -  14.000...........               236                   7,830,741.21              2.36
   14.001   -  15.000...........               137                   4,117,539.46              1.24
   15.001   -  19.000...........                88                   1,937,800.83              0.58
                                     ---------------------  ------------------------  --------------------
    TOTAL.......................             4,831              $  331,565,396.67            100.00%
                                     =====================  ========================  ====================

      Minimum Coupon Rate:                    6.99%
      Maximum Coupon Rate:                   18.60%
      Weighted Average Coupon Rate:           9.91%


                                FIXED RATE GROUP
                                  LIEN POSITION

                                             NUMBER OF               AGGREGATE            % OF AGGREGATE
            LIEN POSITION                  MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
-----------------------------------     --------------------  -----------------------  --------------------
First Lien.........................             4,170             $  311,755,782.87            94.03%
Second Lien........................               661                 19,809,613.80             5.97
                                        --------------------  -----------------------  --------------------
    TOTAL..........................             4,831             $  331,565,396.67           100.00%
                                        ====================  =======================  ====================


                                FIXED RATE GROUP
                       DISTRIBUTION OF JUNIOR LIEN RATIOS

             RANGE OF                      NUMBER OF               AGGREGATE             % OF AGGREGATE
        JUNIOR LIEN RATIOS              MORTGAGE LOANS         PRINCIPAL BALANCE       PRINCIPAL BALANCE
  ------------------------------     ---------------------  ------------------------  --------------------
   0.01   -    10.00%...........                30                    $510,741.75              2.58%
  10.01   -    20.00............               207                   4,861,412.80             24.55
  20.01   -    30.00............               207                   6,004,108.13             30.32
  30.01   -    40.00............               105                   3,962,912.04             20.00
  40.01   -    50.00............                43                   1,712,216.25              8.64
  50.01   -    60.00............                16                     691,521.21              3.49
  60.01   -    70.00............                17                     700,090.51              3.53
  70.01   -    80.00............                18                     602,826.05              3.04
  80.01   -    90.00............                11                     432,011.87              2.18
  90.01   -   100.00............                 7                     331,773.19              1.67
                                     ---------------------  ------------------------  --------------------
    TOTAL.......................               661              $   19,809,613.80            100.00%
                                     =====================  ========================  ====================

      Minimum Junior Lien Ratio:               4.62%
      Maximum Junior Lien Ratio:              96.38%
      Weighted Average Junior Lien Ratio:     32.25%

                                FIXED RATE GROUP
                         DISTRIBUTION OF PROPERTY TYPES

                                             NUMBER OF               AGGREGATE            % OF AGGREGATE
            PROPERTY TYPE                  MORTGAGE LOANS        PRINCIPAL BALANCE      PRINCIPAL BALANCE
-----------------------------------     --------------------  -----------------------  --------------------
SF Detached/DeMinimus PUD..........             4,174             $  289,735,544.34            87.38%
SF Row House/Townhouse/Condo.......               231                 13,047,480.35             3.94
Two to Four Family Home............               219                 16,946,928.10             5.11
Prefabricated Single Family........               207                 11,835,443.88             3.57
                                        --------------------  -----------------------  --------------------
    TOTAL..........................             4,831             $  331,565,396.67           100.00%
                                        ====================  =======================  ====================


                                FIXED RATE GROUP
                        DISTRIBUTION OF OCCUPANCY STATUS

                                           NUMBER OF               AGGREGATE             % OF AGGREGATE
          OCCUPANCY STATUS               MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
-----------------------------------   --------------------  ------------------------  --------------------
Owner Occupied, includes vacation
 and second homes..................           4,568             $  317,319,215.28             95.70%
Non-Owner Occupied.................             263                 14,246,181.39              4.30
                                      --------------------  ------------------------  --------------------
    TOTAL.........................            4,831             $  331,565,396.67            100.00%
                                      ====================  ========================  ====================



                                FIXED RATE GROUP
                            DISTRIBUTION OF SEASONING

           MONTHS ELAPSED                  NUMBER OF               AGGREGATE             % OF AGGREGATE
         SINCE ORIGINATION               MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
----------------------------------    --------------------  ------------------------  --------------------
    0  -   6.....................             4,414             $  305,304,504.33             92.07%
    7  -  12.....................               287                 21,004,766.91              6.34
   13  -  24.....................                58                  3,849,776.38              1.16
   25  - 156.....................                72                  1,406,349.05              0.43
                                      --------------------  ------------------------  --------------------
    TOTAL........................             4,831             $  331,565,396.67            100.00%
                                      ====================  ========================  ====================

      Minimum Seasoning:                  0 months
      Maximum Seasoning:                154 months
      Weighted Average Seasoning:         2 months


CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS TO THE FIXED RATE GROUP

         During the pre-funding period, the trust may acquire approximately $46,100,000 aggregate principal balance of mortgage loans for assignment to the fixed rate group. Accordingly, the characteristics of the fixed rate group will vary following the acquisition by the trust of these additional mortgage loans.

         Each individual fixed rate subsequent mortgage loan must have:

                     a fixed rate of interest of at least 7.00%;
                     a combined loan to value ratio not higher than 100.00%; a maturity date not later than August 2029, and a principal balance not greater than $500,000.00.

THE ARM GROUP

         The ARM group contains 3.67% of mortgage loans that bear an adjustable coupon rate of six-month LIBOR plus a margin for the life of the loan, 1.01% of mortgage loans that bear an adjustable coupon rate of one-year constant maturity treasury plus a margin for the life of the loan, and 95.32% of the mortgage loans, referred to as hybrid mortgage loans, that have a fixed coupon rate for an initial period of time and then convert to an adjustable coupon rate.

         In the ARM group, 95.19% of the mortgage loans are indexed on the average of the six-month LIBOR rates based on quotations at five major banks as set forth in the Money Rates section of The Wall Street Journal, Western Edition, on the first business day of the month; 1.72% are indexed on the average of the six-month LIBOR rates based on quotations at five major banks as set forth in the Money Rates section of The Wall Street Journal, Western Edition, on the most recent daily quote available; 0.68% are indexed on the average of the six-month LIBOR rates based on quotations of major banks, as published by Fannie Mae, on the first business day of the month; and 0.62% are indexed on other six-month LIBOR rates. Furthermore, 1.72% of the ARM mortgage loans are indexed on the one-year constant maturity treasury index published in the Wall Street Journal as a key interest rate each week and 0.07% are indexed on the weekly average of the one-year constant maturity treasury.

         With respect to the hybrid mortgage loans in the ARM group, 0.12% bear interest at a fixed rate of interest for a one-year period following origination, 22.25% bear interest at a fixed rate of interest for a two-year period following origination, 36.95% bear interest at a fixed rate of interest for a three-year period following origination, 0.04% bear interest at a fixed rate of interest for a four-year period following origination and 40.64% bear interest at a fixed rate of interest for a five-year period following origination. After their initial fixed rate periods, these mortgage loans bear interest at adjustable rates indexed on six-month LIBOR or one-year constant maturity treasury.

         The following tables describe the ARM group of mortgage loans and the mortgaged properties as of the opening of business on the statistical calculation date.

                                    ARM GROUP
                             GEOGRAPHIC DISTRIBUTION

                                           NUMBER OF               AGGREGATE             % OF AGGREGATE
               STATE                     MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------      --------------------  ------------------------  --------------------
California......................               111              $   20,725,943.22            14.50%
Washington......................                79                  10,968,292.91             7.67
Michigan........................               127                   9,468,079.15             6.62
Illinois........................                92                   9,324,864.90             6.52
Ohio............................               107                   8,442,431.67             5.91
Pennsylvania....................                85                   6,102,303.42             4.27
Virginia........................                57                   5,662,812.95             3.96
Florida.........................                66                   5,662,308.97             3.96
Oregon..........................                48                   5,397,318.75             3.78
Utah............................                34                   4,828,835.86             3.38
Other...........................               681                  56,351,993.12            39.43
                                      --------------------  ------------------------  --------------------
    TOTAL.......................             1,487              $  142,935,184.92           100.00%
                                      ====================  ========================  ====================

     The mortgaged properties in the ARM group are located in 49 states.

                                    ARM GROUP
                              DISTRIBUTION OF LTVS

             RANGE OF                      NUMBER OF               AGGREGATE             % OF AGGREGATE
            LTV RATIOS                  MORTGAGE LOANS         PRINCIPAL BALANCE       PRINCIPAL BALANCE
----------------------------------   ---------------------  ------------------------  --------------------
  95.01   -   100.00%...........                21              $    2,105,126.82              1.47%
  90.01   -    95.00............                13                     942,028.15              0.66
  85.01   -    90.00............               103                  11,442,825.89              8.01
  80.01   -    85.00............               601                  62,494,542.29             43.71
  75.01   -    80.00............               346                  36,285,640.55             25.39
  70.01   -    75.00............               170                  13,664,046.35              9.56
  60.01   -    70.00............               123                   9,199,675.92              6.44
   0.01   -    60.00............               110                   6,801,298.95              4.76
                                     ---------------------  ------------------------  --------------------
    TOTAL.......................             1,487              $  142,935,184.92            100.00%
                                     =====================  ========================  ====================


      Minimum LTV:                    15.89%
      Maximum LTV:                   100.00%
      Weighted Average LTV:           80.10%


                                    ARM GROUP
                  DISTRIBUTION OF CURRENT MORTGAGE COUPON RATES

         RANGE OF CURRENT                  NUMBER OF               AGGREGATE             % OF AGGREGATE
       MORTGAGE COUPON RATES            MORTGAGE LOANS         PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------     ---------------------  ------------------------  --------------------
   7.001   -   8.000%...........               209              $   24,172,384.36             16.91%
   8.001   -   9.000............               322                  37,723,078.09             26.39
   9.001   -  10.000............               404                  40,138,092.45             28.09
  10.001   -  11.000............               278                  22,975,524.89             16.07
  11.001   -  12.000............               160                  11,874,491.89              8.31
  12.001   -  13.000............                65                   3,793,535.71              2.65
  13.001   -  14.000............                39                   1,894,976.98              1.33
  14.001   -  15.000............                10                     363,100.55              0.25
                                     ---------------------  ------------------------  --------------------
    TOTAL.......................             1,487              $  142,935,184.92            100.00%
                                     =====================  ========================  ====================

      Minimum Coupon Rate:                    7.49%
      Maximum Coupon Rate:                   14.93%
      Weighted Average Coupon Rate:           9.50%

                                    ARM GROUP
                     REMAINING TERM TO MATURITY DISTRIBUTION

                                           NUMBER OF               AGGREGATE             % OF AGGREGATE
         MONTHS REMAINING               MORTGAGE LOANS         PRINCIPAL BALANCE       PRINCIPAL BALANCE
---------------------------------    ---------------------  ------------------------  --------------------
      1  -    60................                 3              $       96,750.59              0.07%
     61  -   120................                17                     731,928.44              0.51
    121  -   180................                39                   1,997,903.05              1.40
    181  -   240................                74                   4,335,199.72              3.03
    241  -   300................                 6                     326,496.85              0.23
    301  -   360................             1,348                 135,446,906.27             94.76
                                     ---------------------  ------------------------  --------------------
    TOTAL.......................             1,487              $  142,935,184.92            100.00%
                                     =====================  ========================  ====================

      Minimum Remaining Term:                   58 months
      Maximum Remaining Term:                  360 months
      Weighted Average Remaining Term:         349 months

                                    ARM GROUP
                       DISTRIBUTION OF PRINCIPAL BALANCES

             RANGE OF                      NUMBER OF               AGGREGATE             % OF AGGREGATE
        PRINCIPAL BALANCES              MORTGAGE LOANS         PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------     ---------------------  ------------------------  --------------------
$        1 - $   25,000.........                53              $    1,102,915.79              0.77%
    25,001 -     50,000.........               304                  12,159,240.66              8.51
    50,001 -     75,000.........               401                  24,847,362.01             17.38
    75,001 -    100,000.........               250                  21,890,233.11             15.31
   100,001 -    150,000.........               264                  31,883,016.96             22.31
   150,001 -    200,000.........                97                  16,605,568.12             11.62
   200,001 -    250,000.........                39                   8,692,554.79              6.08
   250,001 -    300,000.........                44                  12,201,084.13              8.54
   300,001 -    350,000.........                11                   3,564,321.68              2.49
   350,001 -    400,000.........                12                   4,523,560.36              3.16
   400,001 -    450,000.........                 6                   2,504,503.48              1.75
   450,001 -    500,000.........                 4                   1,923,543.41              1.35
   500,001 -    550,000.........                 2                   1,037,280.42              0.73
                                     ---------------------  ------------------------  --------------------
    TOTAL.......................             1,487              $  142,935,184.92            100.00%
                                     =====================  ========================  ====================


Minimum Principal Balance:             $   14,796.80
Maximum Principal Balance:             $  520,000.01
Average Principal Balance:             $   96,123.19

                                    ARM GROUP
                         DISTRIBUTION OF PROPERTY TYPES

                                              NUMBER OF               AGGREGATE           % OF AGGREGATE
            PROPERTY TYPE                  MORTGAGE LOANS         PRINCIPAL BALANCE      PRINCIPAL BALANCE
-----------------------------------     ---------------------  -----------------------  -------------------
SF Detached/DeMinimus PUD..........             1,322              $  129,595,810.43            90.67%
SF Row House/Townhouse/Condo.......                59                   5,193,149.29             3.63
Two to Four Family Home............                45                   3,827,432.95             2.68
Prefabricated Single Family........                61                   4,318,792.25             3.02
                                        ---------------------  -----------------------  -------------------
    TOTAL..........................             1,487              $  142,935,184.92           100.00%
                                        =====================  =======================  ===================

                                    ARM GROUP
                        DISTRIBUTION OF OCCUPANCY STATUS

                                           NUMBER OF               AGGREGATE             % OF AGGREGATE
         OCCUPANCY STATUS               MORTGAGE LOANS         PRINCIPAL BALANCE       PRINCIPAL BALANCE
-----------------------------------  ---------------------  ------------------------  --------------------
Owner Occupied, including vacation
 and second homes..................          1,400              $  137,282,654.95             96.05%
Non-Owner Occupied.................             87                   5,652,529.97              3.95
                                     ---------------------  ------------------------  --------------------
    TOTAL..........................          1,487              $  142,935,184.92            100.00%
                                     =====================  ========================  ====================


                                    ARM GROUP
                            DISTRIBUTION OF SEASONING

          MONTHS ELAPSED                   NUMBER OF               AGGREGATE             % OF AGGREGATE
         SINCE ORIGINATION              MORTGAGE LOANS         PRINCIPAL BALANCE       PRINCIPAL BALANCE
---------------------------------    ---------------------  ------------------------  --------------------
    0  -   6.....................            1,307              $  119,446,333.38             83.57%
    7  -  12.....................              147                  19,994,800.82             13.99
   13  -  24.....................               31                   3,216,464.69              2.25
   25  -  56.....................                2                     277,586.03              0.19
                                     ---------------------  ------------------------  --------------------
    TOTAL   .....................            1,487              $  142,935,184.92            100.00%
                                     =====================  ========================  ====================

      Minimum Seasoning:                    0 months
      Maximum Seasoning:                   56 months
      Weighted Average Seasoning:           3 months


                                    ARM GROUP
                  DISTRIBUTION OF MAXIMUM MORTGAGE COUPON RATES

         RANGE OF MAXIMUM                  NUMBER OF               AGGREGATE             % OF AGGREGATE
       MORTGAGE COUPON RATES            MORTGAGE LOANS         PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------     ---------------------  ------------------------  --------------------
  12.001   -  13.000%...........                 1              $      104,167.32              0.07%
  13.001   -  14.000............                 2                     350,209.14              0.25
  14.001   -  15.000............               216                  25,097,978.27             17.56
  15.001   -  16.000............               356                  41,221,410.67             28.84
  16.001   -  17.000............               407                  40,297,990.54             28.19
  17.001   -  18.000............               255                  20,494,873.54             14.34
  18.001   -  19.000............               146                  10,118,477.72              7.08
  19.001   -  20.000............                62                   3,437,337.97              2.40
  20.001   -  21.000............                33                   1,530,742.61              1.07
  21.001   -  22.000............                 9                     281,997.14              0.20
                                     ---------------------  ------------------------  --------------------
    TOTAL.......................             1,487              $  142,935,184.92            100.00%
                                     =====================  ========================  ====================

      Minimum Coupon Rates:                 12.99%
      Maximum Coupon Rates:                 21.93%
      Weighted Average Coupon Rates:        16.39%

                                    ARM GROUP
                  DISTRIBUTION OF MINIMUM MORTGAGE COUPON RATES

         RANGE OF MINIMUM                  NUMBER OF               AGGREGATE             % OF AGGREGATE
       MORTGAGE COUPON RATES            MORTGAGE LOANS         PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------     ---------------------  ------------------------  --------------------
   4.001   -   5.000%...........                 3              $      264,082.61              0.18%
   5.001   -   6.000............                 6                     987,443.69              0.69
   6.001   -   7.000............                 7                     491,331.44              0.34
   7.001   -   8.000............               446                  49,525,874.47             34.65
   8.001   -   9.000............               227                  25,157,009.68             17.60
   9.001   -  10.000............               337                  33,869,283.32             23.70
  10.001   -  11.000............               233                  19,277,420.26             13.49
  11.001   -  12.000............               132                   8,515,841.05              5.96
  12.001   -  13.000............                52                   2,919,257.44              2.04
  13.001   -  14.000............                35                   1,645,643.82              1.15
  14.001   -  15.000............                 9                     281,997.14              0.20
                                     ---------------------  ------------------------  --------------------
    TOTAL.......................             1,487              $  142,935,184.92            100.00%
                                     =====================  ========================  ====================

      Minimum Coupon Rates:                    4.25%
      Maximum Coupon Rates:                   14.93%
      Weighted Average Coupon Rates:           9.01%

                                    ARM GROUP
                             DISTRIBUTION OF MARGINS

             RANGE OF                      NUMBER OF               AGGREGATE             % OF AGGREGATE
              MARGINS                   MORTGAGE LOANS         PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------     ---------------------  ------------------------  --------------------
   2.001   -   3.000%...........               138              $   17,471,311.41             12.22%
   3.001   -   4.000............               154                  18,419,114.22             12.89
   4.001   -   5.000............               254                  25,851,101.82             18.09
   5.001   -   6.000............               328                  32,379,822.98             22.64
   6.001   -   7.000............               312                  27,727,544.26             19.40
   7.001   -   8.000............               185                  14,749,095.61             10.32
   8.001   -   9.000............                79                   4,473,173.06              3.13
   9.001   -  10.000............                30                   1,680,626.79              1.18
  10.001   -  11.000............                 7                     183,394.77              0.13
                                     ---------------------  ------------------------  --------------------
    TOTAL.......................             1,487              $  142,935,184.92            100.00%
                                     =====================  ========================  ====================

      Minimum Margin:                   2.24%
      Maximum Margin:                  10.80%
      Weighted Average Margin:          5.30%


                                    ARM GROUP
              DISTRIBUTION OF INTEREST RATE ADJUSTMENT FREQUENCIES

                                           NUMBER OF               AGGREGATE             % OF AGGREGATE
    RATE CHANGE PERIOD (MONTHS)          MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
---------------------------------     --------------------  ------------------------  --------------------
6................................             1,459             $  140,379,862.12             98.21%
12...............................                28                  2,555,322.80              1.79
                                      --------------------  ------------------------  --------------------
    TOTAL........................             1,487             $  142,935,184.92            100.00%
                                      ====================  ========================  ====================

     Interest rate adjustments follow an initial fixed-rate period for 95.32% of the ARM mortgage loans.

                                    ARM GROUP
             DISTRIBUTION OF PERIODIC INTEREST RATE ADJUSTMENT CAPS


 PERIODIC INTEREST RATE ADJUSTMENT         NUMBER OF               AGGREGATE             % OF AGGREGATE
                CAPS                     MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
---------------------------------     --------------------  ------------------------  --------------------
1.000%...........................             1,312             $  121,973,501.58             85.33%
1.500............................               146                 18,379,126.70             12.86
2.000............................                29                  2,582,556.64              1.81
                                      --------------------  ------------------------  --------------------
    TOTAL........................             1,487             $  142,935,184.92            100.00%
                                      ====================  ========================  ====================

      Minimum Periodic Cap:                 1.00%
      Maximum Periodic Cap:                 2.00%
      Weighted Average Periodic Cap:        1.08%


                                    ARM GROUP
             DISTRIBUTION OF LIFETIME INTEREST RATE ADJUSTMENT CAPS

                                           NUMBER OF               AGGREGATE             % OF AGGREGATE
            LIFETIME CAP                 MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
---------------------------------     --------------------  ------------------------  --------------------
5.850%...........................                 1             $       54,038.70              0.04%
6.000............................                93                  8,848,387.25              6.19
6.500............................                 5                    389,582.47              0.27
7.000............................             1,387                133,586,270.05             93.46
7.250............................                 1                     56,906.45              0.04
                                      --------------------  ------------------------  --------------------
    TOTAL........................             1,487             $  142,935,184.92            100.00%
                                      ====================  ========================  ====================

      Minimum Lifetime Cap:                 5.85%
      Maximum Lifetime Cap:                 7.25%
      Weighted Average Lifetime Cap:        6.94%

                                    ARM GROUP
                   NEXT INTEREST ADJUSTMENT DATE DISTRIBUTION

           NEXT INTEREST                   NUMBER OF               AGGREGATE             % OF AGGREGATE
          ADJUSTMENT DATE                MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
----------------------------------    --------------------  ------------------------  --------------------
August, 1999.....................                 2             $       93,235.19              0.07%
September, 1999..................                 1                     94,511.40              0.07
October, 1999....................                 7                    723,320.68              0.51
November, 1999...................                22                  2,268,627.76              1.59
December, 1999...................                 7                  1,042,247.21              0.73
January, 2000....................                14                  1,723,757.97              1.21
February, 2000...................                 7                    846,346.78              0.59
March, 2000......................                 1                    103,272.53              0.07
April, 2000......................                 4                    366,727.95              0.26
May, 2000........................                 6                    769,409.15              0.54
June, 2000.......................                 5                    361,404.12              0.25
July, 2000.......................                 7                    614,381.62              0.43
August, 2000.....................                 4                    523,028.20              0.37
September, 2000..................                11                  1,517,274.31              1.06
October, 2000....................                17                  2,917,087.94              2.04
November, 2000...................                13                  2,617,484.15              1.83
December, 2000...................                26                  4,381,964.74              3.07
January, 2001....................                19                  2,506,163.09              1.75
February, 2001...................                21                  1,882,080.27              1.32
March, 2001......................                27                  2,125,893.84              1.49
April, 2001......................                42                  5,306,587.06              3.71
May, 2001........................                11                  1,359,063.62              0.95
June, 2001.......................                15                  1,408,868.51              0.99
July, 2001.......................                16                  1,423,387.44              1.00
August, 2001.....................                11                    942,614.83              0.66
September, 2001..................                 6                    381,440.41              0.27
October, 2001....................                 7                    811,679.88              0.57
November, 2001...................                 8                    725,931.02              0.51
December, 2001...................                 4                    475,041.02              0.33
January, 2002....................                10                    732,950.46              0.51
February, 2002...................                11                    722,740.22              0.51
March, 2002......................                25                  2,715,644.97              1.90
April, 2002......................                46                  5,228,858.03              3.66
May, 2002........................               111                  8,628,668.95              6.04
June, 2002.......................               151                 11,757,727.27              8.22
July, 2002.......................               177                 13,942,409.69              9.74
August, 2002.....................                42                  3,471,365.00              2.43
October, 2002....................                 2                    119,067.95              0.08
October, 2003....................                 2                    151,890.62              0.11
November, 2003...................                 2                    255,699.64              0.18
December, 2003...................                 2                     91,752.26              0.06
February, 2004...................                 1                     60,874.91              0.04
March, 2004......................                 3                    476,838.32              0.33
April, 2004......................                 2                    588,305.49              0.41
May, 2004........................                86                  9,202,898.03              6.44
June, 2004.......................               152                 14,717,572.10             10.29
July, 2004.......................               204                 19,223,184.08             13.44
August, 2004.....................               117                 10,533,904.24              7.37
                                      --------------------  ------------------------  --------------------
    TOTAL.......................              1,487             $  142,935,184.92            100.00%
                                      ====================  ========================  ====================


Weighted Average Next Interest Adjustment Date:  October, 2002
Weighted Average Number of Months to Next Interest Adjustment Date:  39

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS TO THE ARM GROUP

         During the pre-funding period, the trust may acquire approximately $12,750,000 aggregate principal balance of mortgage loans for assignment to the ARM group. Accordingly, the characteristics of the ARM group will vary following the acquisition by the trust of these additional mortgage loans.

         Each individual adjustable rate subsequent mortgage loan must have:

                     a margin of at least 2.50%;
                     a combined loan to value ratio not higher than 100.00%; a maturity date not later than August 2029, and a principal balance not greater than $500,000.00.


                       PREPAYMENT AND YIELD CONSIDERATIONS

PROJECTED PREPAYMENTS AND YIELDS FOR CLASS A CERTIFICATES

         If purchased at other than par, the yield to maturity on the class A certificates will be affected by the rate of the payment of principal of the mortgage loans in the group securing that class. If the actual rate of payments on the mortgage loans in the group is slower than the rate anticipated by an investor who purchases a class A certificate backed by the affected group at a discount, the actual yield to the investor will be lower than that investor's anticipated yield. If the actual rate of payments on the mortgage loans in the group is faster than the rate anticipated by an investor who purchases a class A certificate backed by the affected group at a premium, the actual yield to that investor will be lower than the investor's anticipated yield.

         The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. If prevailing interest rates fall significantly below the coupon rates on fixed rate mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the coupon rate on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the coupon rates on fixed rate mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on these mortgage loans.

         If prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive coupon rates may encourage mortgagors to refinance their adjustable rate mortgage loans to lock in a lower fixed interest rate.

         Mortgage loans which have prepayment penalties may be less likely to prepay, at least for those periods when the penalties are in effect. Prepayment penalties are in effect for 91.74% of the mortgage loans in the fixed rate group and 91.32% of the mortgage loans in the ARM group.

         The final scheduled payment dates for the class A certificate have been calculated assuming that each mortgage loan amortizes according to its terms and no prepayments are received.

         Weighted average life is the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security is repaid to the investor. The weighted average life of each class of certificate will be influenced by the rate at which principal payments on the mortgage loans in the group securing the class are paid, which may be in the form of scheduled amortization, accelerated amortization or prepayments, liquidation due to default, or as a result of an early termination of the trust.

         The model used in this prospectus supplement for the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates, called the prepayment assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the fixed rate group for the life of the fixed-rate mortgage loans. The 100% prepayment assumption assumes a conditional prepayment rate of 3% per annum of the then outstanding principal balance of the fixed-rate mortgage loans in the first month of their life and an additional 17/11% per annum until the twelfth month. Beginning in the twelfth month and in each month thereafter during their life, the 100% prepayment assumption assumes a conditional prepayment rate of 20% per annum. As used in the table below, 0% prepayment assumption assumes prepayment rates equal to 0% of the prepayment assumption; i.e., no prepayments on the synthetic mortgage loans having the characteristics described below. Correspondingly, 100% prepayment assumption assumes prepayment rates equal to 100% of the prepayment assumption, and so forth.

         The model used in this prospectus supplement for the class A-7 certificates, called the CPR assumption, represents an assumed conditional prepayment rate per annum of the then outstanding principal balance of the ARM group for the life of the mortgage loans. Neither the prepayment assumption nor the CPR assumption purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans held by the trust. The sponsor believes that no existing statistics of which it is aware provide a reliable basis for owners of class A-7 certificates to predict the amount or the timing of receipt of prepayments on the mortgage loans.

         Investors in the class A-6 certificates, also known as the NAS or lockout class, should be aware that the class A-6 certificates are not scheduled to receive any portion of principal payments prior to the payment date occurring in September 2002 and thereafter, they will receive a disproportionately small or large portion of principal payments unless the principal balances of the class A-1, A-2, A-3, A-4 and A-5 certificates have been paid off.

         The tables below were prepared on the basis of the assumptions in the following paragraph and there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the initial principal balances outstanding and the weighted average lives of the class A certificates in the tables. In addition, since the actual mortgage loans in each group have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the class A certificates may be made earlier or later than as indicated in the tables.

         For the purpose of the tables below, we have assumed that:

                  the mortgage loans have the characteristics set forth below,

                  the closing date is August 26, 1999,

                  distributions on the class A certificates are made on the 25th day of each month regardless of the day on which the payment actually occurs, commencing on September 25, 1999,

                  all prepayments are prepayments in full and include 30 days' interest,

                  no early termination of the trust occurs, unless otherwise specified,

                  no mortgage loan is ever delinquent,

                  the assumed levels of one-month LIBOR, six-month LIBOR, and one-year CMT are 5.25750%, 5.87750% and 5.19600%, respectively,
                  the class A certificates have the pass-through rates and original principal balances described in this prospectus supplement,

                  the reinvestment rate on cash balances in the pre-funding account is assumed to be 5.25%, and all of the subsequent mortgage loans are delivered to the trust approximately one month after the closing date.

         The weighted average life of each indicated class of class A certificates has been determined by:

                  multiplying the amount of each principal payment by the number of years from the date of issuance to the payment date of receipt;

                  adding the results; and

                  dividing the sum by the original principal balance of the class A certificates of that class.

                              PREPAYMENT SCENARIOS

                               Scenario   Scenario   Scenario    Scenario   Scenario   Scenario   Scenario
                                   I         II         III         IV          V         VI         VII
                               --------   --------   --------    --------   ----------  --------   --------
Fixed rate group as a
  percentage of the
  prepayment assumption......      0%        50%       100%        120%       150%        200%       250%
ARM group as a conditional
  prepayment rate percentage.      0%        10%        20%         28%        35%         45%        55%


                                FIXED RATE GROUP
                          REPRESENTATIVE MORTGAGE LOANS

FIXED RATE GROUP INITIAL MORTGAGE LOANS

                                                    ORIGINAL AMORTIZATION          REMAINING
        PRINCIPAL                   GROSS              TERM TO MATURITY         TERM TO MATURITY       AMORTIZATION
         BALANCE                 COUPON RATE               (MONTHS)                 (MONTHS)              METHOD
    ------------------           -----------        ----------------------      ----------------       -------------
    $     8,420,773.74             10.437%                   112                      110               Level Pay
    $    46,134,614.56             10.475%                   179                      174               Level Pay
    $    61,769,558.73              9.714%                   239                      238               Level Pay
    $   112,374,954.78              9.706%                   359                      356               Level Pay
    $   102,865,494.86              9.946%                   360                      358                Balloon
    ------------------
    $   331,565,396.67

FIXED RATE GROUP SUBSEQUENT MORTGAGE LOANS

                                                    ORIGINAL AMORTIZATION          REMAINING
        PRINCIPAL                   GROSS              TERM TO MATURITY         TERM TO MATURITY       AMORTIZATION
         BALANCE                 COUPON RATE               (MONTHS)                 (MONTHS)              METHOD
---------------------------     -------------       ----------------------      ----------------       -------------
    $      1,170,246.73           10.437%                    112                      112               Level Pay
    $      6,411,392.04           10.475%                    179                      179               Level Pay
    $      8,584,202.15            9.714%                    239                      239               Level Pay
    $     15,616,904.94            9.706%                    359                      359               Level Pay
    $     14,295,362.00            9.946%                    360                      360                Balloon
---------------------------
    $     46,078,107.86


                                    ARM GROUP
                          REPRESENTATIVE MORTGAGE LOANS

ARM GROUP INITIAL MORTGAGE LOANS

                            ORIGINAL   REMAINING                                                PERIODIC
                    GROSS    TERM TO   TERM TO    MONTHS TO                         PERIODIC       CAP
                   COUPON   MATURITY   MATURITY    COUPON                          CAP (FIRST  (SUBSEQUENT             LIFE
PRINCIPAL BALANCE   RATE    (MONTHS)   (MONTHS)  ADJUSTMENT     INDEX      MARGIN  RESET DATE) RESET DATES) LIFE CAP   FLOOR
-----------------  -------  --------  ---------  ----------  -----------   ------  ----------- ------------ -------- --------
  $ 5,250,989.03   10.924%     360       351          4      6 mo. LIBOR   6.663%    1.144%       1.144%     9.699%   16.424%
  $   163,824.45    9.250%     360       359          9      6 mo. LIBOR   4.125%    1.000%       1.000%     7.490%   16.250%
  $30,214,901.86    9.803%     360       354         17      6 mo. LIBOR   6.200%    2.859%       1.169%     9.728%   16.665%
  $49,875,394.43    9.683%     349       347         33      6 mo. LIBOR   5.879%    2.982%       1.067%     9.617%   16.645%
  $54,922,502.62    8.981%     349       349         58      6 mo. LIBOR   4.118%    1.552%       1.001%     8.021%   15.997%
  $ 1,539,311.71    9.872%     348       338          7       1 yr. CMT    6.401%    1.962%       2.000%     7.632%   16.360%
  $   524,597.12   10.898%     360       358         33       1 yr. CMT    5.625%    3.000%       2.000%    10.467%   17.467%
  $   443,663.70   10.038%     360       353         52       1 yr. CMT    6.517%    2.174%       2.000%    10.038%   16.212%
------------------
  $142,935,184.92


ARM GROUP SUBSEQUENT MORTGAGE LOANS

                            ORIGINAL  REMAINING                                                  PERIODIC
                  GROSS     TERM TO   TERM TO     MONTHS TO                         PERIODIC       CAP
                  COUPON    MATURITY  MATURITY     COUPON                          CAP (FIRST  (SUBSEQUENT             LIFE
PRINCIPAL BALANCE   RATE    (MONTHS)   (MONTHS)  ADJUSTMENT     INDEX      MARGIN  RESET DATE) RESET DATES) LIFE CAP   FLOOR
----------------- --------  --------  ---------  ----------  -----------   ------  ----------- ------------ -------- --------
  $   468,292.86   10.924%     360       360          6      6 mo. LIBOR   6.663%    1.144%       1.144%    16.424%    9.699%
  $    14,610.17    9.250%     360       360         12      6 mo. LIBOR   4.125%    1.000%       1.000%    16.250%    7.490%
  $ 2,694,620.58    9.803%     360       360         24      6 mo. LIBOR   6.200%    2.859%       1.169%    16.665%    9.728%
  $ 4,447,979.51    9.683%     349       349         36      6 mo. LIBOR   5.879%    2.982%       1.067%    16.645%    9.617%
  $ 4,898,089.91    8.981%     349       349         60      6 mo. LIBOR   4.118%    1.552%       1.001%    15.997%    8.021%
  $   137,278.65    9.872%     348       348         12       1 yr. CMT    6.401%    1.962%       2.000%    16.360%    7.632%
  $    46,784.54   10.898%     360       360         36       1 yr. CMT    5.625%    3.000%       2.000%    17.467%   10.467%
  $    39,566.75   10.038%     360       360         60       1 yr. CMT    6.517%    2.174%       2.000%    16.212%   10.038%
------------------
  $12,747,222.97


         The following tables set forth the percentages of the initial principal amount of the class A certificates that would be outstanding after each of the dates shown, based on prepayment scenarios described in the table entitled Prepayment Scenarios. The percentages have been rounded to the nearest 1%.



                                      S-27s

TO 10% CALL AND TO MATURITY

    PERCENTAGE OF INITIAL CLASS A-1 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

        DATES                           SCENARIO 1    SCENARIO 2   SCENARIO 3    SCENARIO 4   SCENARIO 5    SCENARIO 6    SCENARIO 7
        -----                           ----------    ----------   ----------    ----------   ----------    ----------    ----------
  Initial Percentage                        100          100          100          100          100          100          100

       8/25/00                               90           67           45           36           22            0            0

       8/25/01                               83           32            0            0            0            0            0

       8/25/02                               78            2            0            0            0            0            0

       8/25/03                               73            0            0            0            0            0            0

       8/25/04                               67            0            0            0            0            0            0

       8/25/05                               61            0            0            0            0            0            0

       8/25/06                               54            0            0            0            0            0            0

       8/25/07                               48            0            0            0            0            0            0

       8/25/08                               41            0            0            0            0            0            0

       8/25/09                               35            0            0            0            0            0            0

       8/25/10                               27            0            0            0            0            0            0

       8/25/11                               19            0            0            0            0            0            0

       8/25/12                                9            0            0            0            0            0            0

       8/25/13                                0            0            0            0            0            0            0

       8/25/14                                0            0            0            0            0            0            0

       8/25/15                                0            0            0            0            0            0            0

       8/25/16                                0            0            0            0            0            0            0

       8/25/17                                0            0            0            0            0            0            0

       8/25/18                                0            0            0            0            0            0            0

       8/25/19                                0            0            0            0            0            0            0

       8/25/20                                0            0            0            0            0            0            0

       8/25/21                                0            0            0            0            0            0            0

       8/25/22                                0            0            0            0            0            0            0

       8/25/23                                0            0            0            0            0            0            0

       8/25/24                                0            0            0            0            0            0            0

       8/25/25                                0            0            0            0            0            0            0

       8/25/26                                0            0            0            0            0            0            0

       8/25/27                                0            0            0            0            0            0            0

       8/25/28                                0            0            0            0            0            0            0

       8/25/29                                0            0            0            0            0            0            0

Weighted Average Life to 10%
  Call and to Maturity
  (years):                                  7.39         1.56         0.96         0.85         0.74         0.61         0.52
First Principal Payment to
  10% Call and to Maturity
  (years):                                  9/25/99      9/25/99      9/25/99      9/25/99      9/25/99      9/25/99      9/25/99
Last Principal Payment to
  10% Call and to Maturity
  (years):                                  7/25/13      10/25/02     5/25/01      2/25/01      11/25/00     8/25/00      7/25/00
Payment Window to 10% Call
  and to Maturity (years):                  167           38           21           18           15           12           11
Modified Duration to 10%
  Call and to Maturity
  (years):                                  5.3          1.4          0.9          0.8          0.7          0.6          0.5


         The weighted average life of each indicated class of class A certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment dates, (ii) adding the results and (iii) dividing the sum of the respective principal balance for the related class A certificates as of the closing date.

TO 10% CALL AND TO MATURITY

    PERCENTAGE OF INITIAL CLASS A-2 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

        DATES                        SCENARIO 1    SCENARIO 2   SCENARIO 3    SCENARIO 4   SCENARIO 5    SCENARIO 6   SCENARIO 7
        -----                        ----------    ----------   ----------    ----------   ----------    ----------   ----------
  Initial Percentage                     100          100          100          100          100          100          100

       8/25/00                           100          100          100          100          100           99           59

       8/25/01                           100          100           75           45            2            0            0

       8/25/02                           100          100            0            0            0            0            0

       8/25/03                           100           61            0            0            0            0            0

       8/25/04                           100           23            0            0            0            0            0

       8/25/05                           100            0            0            0            0            0            0

       8/25/06                           100            0            0            0            0            0            0

       8/25/07                           100            0            0            0            0            0            0

       8/25/08                           100            0            0            0            0            0            0

       8/25/09                           100            0            0            0            0            0            0

       8/25/10                           100            0            0            0            0            0            0

       8/25/11                           100            0            0            0            0            0            0

       8/25/12                           100            0            0            0            0            0            0

       8/25/13                            97            0            0            0            0            0            0

       8/25/14                             0            0            0            0            0            0            0

       8/25/15                             0            0            0            0            0            0            0

       8/25/16                             0            0            0            0            0            0            0

       8/25/17                             0            0            0            0            0            0            0

       8/25/18                             0            0            0            0            0            0            0

       8/25/19                             0            0            0            0            0            0            0

       8/25/20                             0            0            0            0            0            0            0

       8/25/21                             0            0            0            0            0            0            0

       8/25/22                             0            0            0            0            0            0            0

       8/25/23                             0            0            0            0            0            0            0

       8/25/24                             0            0            0            0            0            0            0

       8/25/25                             0            0            0            0            0            0            0

       8/25/26                             0            0            0            0            0            0            0

       8/25/27                             0            0            0            0            0            0            0

       8/25/28                             0            0            0            0            0            0            0

       8/25/29                             0            0            0            0            0            0            0

Weighted Average Life to 10%
  Call and to Maturity
  (years):                               14.75        4.35         2.35         2.00         1.64         1.29         1.08
First Principal Payment to
  10% Call and to Maturity
  (years):                               7/25/13      10/25/02     5/25/01      2/25/01      11/25/00     8/25/00      7/25/00
Last Principal Payment to
  10% Call and to Maturity
  (years):                               6/25/14      5/25/05      8/25/02      2/25/02      9/25/01      3/25/01      12/25/00
Payment Window to 10% Call
  and to Maturity (years):                12           32           16           13           11            8            6
Modified Duration to 10%
  Call and to Maturity
  (years):                               8.7          3.6          2.1          1.8          1.5          1.2          1.0



         The weighted average life of each indicated class of class A certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment dates, (ii) adding the results and (iii) dividing the sum of the respective principal balance for the related class A certificates as of the closing date.

TO 10% CALL AND TO MATURITY

    PERCENTAGE OF INITIAL CLASS A-3 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

        DATES                         SCENARIO 1    SCENARIO 2   SCENARIO 3    SCENARIO 4   SCENARIO 5    SCENARIO 6   SCENARIO 7
        -----                         ----------    ----------   ----------    ----------   ----------    ----------   ----------
  Initial Percentage                       100          100          100          100          100          100          100

       8/25/00                             100          100          100          100          100          100          100

       8/25/01                             100          100          100          100          100            6            0

       8/25/02                             100          100           96           43            0            0            0

       8/25/03                             100          100           17            0            0            0            0

       8/25/04                             100          100            0            0            0            0            0

       8/25/05                             100           87            0            0            0            0            0

       8/25/06                             100           48            0            0            0            0            0

       8/25/07                             100           25            0            0            0            0            0

       8/25/08                             100            0            0            0            0            0            0

       8/25/09                             100            0            0            0            0            0            0

       8/25/10                             100            0            0            0            0            0            0

       8/25/11                             100            0            0            0            0            0            0

       8/25/12                             100            0            0            0            0            0            0

       8/25/13                             100            0            0            0            0            0            0

       8/25/14                              69            0            0            0            0            0            0

       8/25/15                              28            0            0            0            0            0            0

       8/25/16                               9            0            0            0            0            0            0

       8/25/17                               0            0            0            0            0            0            0

       8/25/18                               0            0            0            0            0            0            0

       8/25/19                               0            0            0            0            0            0            0

       8/25/20                               0            0            0            0            0            0            0

       8/25/21                               0            0            0            0            0            0            0

       8/25/22                               0            0            0            0            0            0            0

       8/25/23                               0            0            0            0            0            0            0

       8/25/24                               0            0            0            0            0            0            0

       8/25/25                               0            0            0            0            0            0            0

       8/25/26                               0            0            0            0            0            0            0

       8/25/27                               0            0            0            0            0            0            0

       8/25/28                               0            0            0            0            0            0            0

       8/25/29                               0            0            0            0            0            0            0

Weighted Average Life to 10%
  Call and to Maturity
  (years):                                 15.57        7.18         3.60         3.00         2.41         1.81         1.47
First Principal Payment to
  10% Call and to Maturity
  (years):                                 6/25/14      5/25/05      8/25/02      2/25/02      9/25/01      3/25/01      12/25/00
Last Principal Payment to
  10% Call and to Maturity
  (years):                                 2/25/17      9/25/08      12/25/03     3/25/03      6/25/02      9/25/01      4/25/01
Payment Window to 10% Call
  and to Maturity (years):                  33           41           17           14           10            7            5
Modified Duration to 10%
  Call and to Maturity
  (years):                                 8.9          5.3          3.1          2.6          2.1          1.6          1.3



         The weighted average life of each indicated class of class A certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment dates, (ii) adding the results and (iii) dividing the sum of the respective principal balance for the related class A certificates as of the closing date.

TO 10% CALL AND TO MATURITY

    PERCENTAGE OF INITIAL CLASS A-4 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

        DATES               SCENARIO 1    SCENARIO 2    SCENARIO 3       SCENARIO 4        SCENARIO 5    SCENARIO 6     SCENARIO 7
        -----               ----------    ----------    ----------       ----------        ----------    ----------     ----------
  Initial Percentage           100           100            100              100               100            100            100

       8/25/00                 100           100            100              100               100            100            100

       8/25/01                 100           100            100              100               100            100             50

       8/25/02                 100           100            100              100                84             26              0

       8/25/03                 100           100            100               78                37              0              0

       8/25/04                 100           100             73               42                 6              0              0

       8/25/05                 100           100             46               19                 0              0              0

       8/25/06                 100           100             27                3                 0              0              0

       8/25/07                 100           100             20                0                 0              0              0

       8/25/08                 100           100             10                0                 0              0              0

       8/25/09                 100            85              1                0                 0              0              0

       8/25/10                 100            70              0                0                 0              0              0

       8/25/11                 100            56              0                0                 0              0              0

       8/25/12                 100            43              0                0                 0              0              0

       8/25/13                 100            31              0                0                 0              0              0

       8/25/14                 100             0              0                0                 0              0              0

       8/25/15                 100             0              0                0                 0              0              0

       8/25/16                 100             0              0                0                 0              0              0

       8/25/17                  93             0              0                0                 0              0              0

       8/25/18                  78             0              0                0                 0              0              0

       8/25/19                  64             0              0                0                 0              0              0

       8/25/20                  57             0              0                0                 0              0              0

       8/25/21                  49             0              0                0                 0              0              0

       8/25/22                  41             0              0                0                 0              0              0

       8/25/23                  32             0              0                0                 0              0              0

       8/25/24                  22             0              0                0                 0              0              0

       8/25/25                  11             0              0                0                 0              0              0

       8/25/26                   0             0              0                0                 0              0              0

       8/25/27                   0             0              0                0                 0              0              0

       8/25/28                   0             0              0                0                 0              0              0

       8/25/29                   0             0              0                0                 0              0              0

Weighted Average Life to 10%
  Call and to Maturity*
  (years):                       22.03        12.44         6.33-6.34*         5.00             3.83            2.72       2.07
First Principal Payment to
  10% Call and to Maturity
  (years):                       2/25/17      9/25/08         12/25/03         3/25/03            6/25/02        9/25/01    4/25/01
Last Principal Payment to 10%
  Call and to Maturity*
  (years):                       8/25/26      6/25/14    5/25/09-9/25/09*   6/25/07-8/25/07*     12/25/04         4/25/03    5/25/02
Payment Window to 10% Call
  and to Maturity (years):       115          70               66              52                 31              20          14
Modified Duration to 10% Call
  and to Maturity (years):       10.0         7.6             4.7              4.0                3.2             2.4        1.8


         The weighted average life of each indicated class of class A certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment dates, (ii) adding the results and (iii) dividing the sum of the respective principal balance for the related class A certificates as of the closing date.

TO 10% CALL

    PERCENTAGE OF INITIAL CLASS A-5 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

        DATES            SCENARIO 1   SCENARIO 2     SCENARIO 3    SCENARIO 4     SCENARIO 5    SCENARIO 6    SCENARIO 7
        -----            ----------   ----------     ----------    ----------     ----------    ----------    ----------
  Initial Percentage         100           100           100           100            100           100           100

       8/25/00               100           100           100           100            100           100           100

       8/25/01               100           100           100           100            100           100           100

       8/25/02               100           100           100           100            100           100            54

       8/25/03               100           100           100           100            100            71             0

       8/25/04               100           100           100           100            100             0             0

       8/25/05               100           100           100           100             74             0             0

       8/25/06               100           100           100           100              0             0             0

       8/25/07               100           100           100             0              0             0             0

       8/25/08               100           100           100             0              0             0             0

       8/25/09               100           100             0             0              0             0             0

       8/25/10               100           100             0             0              0             0             0

       8/25/11               100           100             0             0              0             0             0

       8/25/12               100           100             0             0              0             0             0

       8/25/13               100           100             0             0              0             0             0

       8/25/14               100            97             0             0              0             0             0

       8/25/15               100             0             0             0              0             0             0

       8/25/16               100             0             0             0              0             0             0

       8/25/17               100             0             0             0              0             0             0

       8/25/18               100             0             0             0              0             0             0

       8/25/19               100             0             0             0              0             0             0

       8/25/20               100             0             0             0              0             0             0

       8/25/21               100             0             0             0              0             0             0

       8/25/22               100             0             0             0              0             0             0

       8/25/23               100             0             0             0              0             0             0

       8/25/24               100             0             0             0              0             0             0

       8/25/25               100             0             0             0              0             0             0

       8/25/26                98             0             0             0              0             0             0

       8/25/27                 0             0             0             0              0             0             0

       8/25/28                 0             0             0             0              0             0             0

       8/25/29                 0             0             0             0              0             0             0

Weighted Average Life to
  10% Call (years):             27.45       15.22          9.75           7.83          6.04          4.25          3.11
First Principal Payment to
  10% Call (years):            8/25/26     6/25/14       5/25/09        6/25/07       12/25/04       4/25/03       5/25/02
Last Principal Payment to
  10% Call (years):            2/25/27     11/25/14      5/25/09        6/25/07       10/25/05       2/25/04       1/22/03
Payment Window to 10% Call
  (years):                        7           6             1              1             11            11             9
Modified Duration to 10%
  Call (years):                 10.6         8.4           6.5            5.6            4.6           3.5           2.6


         The weighted average life of each indicated class of class A certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment dates, (ii) adding the results and (iii) dividing the sum of the respective principal balance for the related class A certificates as of the closing date.

TO 10% CALL

    PERCENTAGE OF INITIAL CLASS A-6 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

        DATES             SCENARIO 1   SCENARIO 2     SCENARIO 3   SCENARIO 4     SCENARIO 5    SCENARIO 6    SCENARIO 7
        -----             ----------   ----------     ----------   ----------     ----------    ----------    ----------
  Initial Percentage         100          100           100           100             100          100            100

       8/25/00               100          100           100           100             100          100            100

       8/25/01               100          100           100           100             100          100            100

       8/25/02               100          100           100           100             100          100            100

       8/25/03                99           94            90            88              85           79              0

       8/25/04                98           89            80            77              71            0              0

       8/25/05                96           80            66            61              53            0              0

       8/25/06                94           70            51            45               0            0              0

       8/25/07                85           46            24             0               0            0              0

       8/25/08                76           30            11             0               0            0              0

       8/25/09                68           20             0             0               0            0              0

       8/25/10                60           13             0             0               0            0              0

       8/25/11                52            8             0             0               0            0              0

       8/25/12                44            5             0             0               0            0              0

       8/25/13                36            3             0             0               0            0              0

       8/25/14                 0            0             0             0               0            0              0

       8/25/15                 0            0             0             0               0            0              0

       8/25/16                 0            0             0             0               0            0              0

       8/25/17                 0            0             0             0               0            0              0

       8/25/18                 0            0             0             0               0            0              0

       8/25/19                 0            0             0             0               0            0              0

       8/25/20                 0            0             0             0               0            0              0

       8/25/21                 0            0             0             0               0            0              0

       8/25/22                 0            0             0             0               0            0              0

       8/25/23                 0            0             0             0               0            0              0

       8/25/24                 0            0             0             0               0            0              0

       8/25/25                 0            0             0             0               0            0              0

       8/25/26                 0            0             0             0               0            0              0

       8/25/27                 0            0             0             0               0            0              0

       8/25/28                 0            0             0             0               0            0              0

       8/25/29                 0            0             0             0               0            0              0

Weighted Average Life
  to 10% Call (years):     11.70        8.09          6.73           6.26           5.42          4.27          3.39
First Principal
  Payment to 10% Call
  (years):                9/25/02      9/25/02       9/25/02        9/25/02       9/25/02       9/25/02       9/25/02
Last Principal Payment
  to 10% Call (years):    6/25/14      6/25/14       5/25/09        6/25/07       10/25/05      2/25/04       1/25/03
Payment Window to 10%
  Call (years):             142          142           81             58             38            18            5
Modified Duration to
  10% Call (years):         7.2          5.7           5.0            4.7           4.2           3.5           2.9


         The weighted average life of each indicated class of class A certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment dates, (ii) adding the results and (iii) dividing the sum of the respective principal balance for the related class A certificates as of the closing date.

TO 10% CALL

    PERCENTAGE OF INITIAL CLASS A-7 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

        DATES            SCENARIO 1   SCENARIO 2     SCENARIO 3    SCENARIO 4     SCENARIO 5    SCENARIO 6    SCENARIO 7
        -----            ----------   ----------     ----------    ----------     ----------    ----------    ----------
  Initial Percentage         100           100           100           100            100           100           100

       8/25/00                97            87            76            68             61            51            40

       8/25/01                96            77            59            47             37            25            15

       8/25/02                95            68            46            33             25            15             8

       8/25/03                95            60            36            24             16             8             0

       8/25/04                94            53            29            17             10             0             0

       8/25/05                93            47            23            12              7             0             0

       8/25/06                92            41            18             9              0             0             0

       8/25/07                91            37            14             0              0             0             0

       8/25/08                90            33            11             0              0             0             0

       8/25/09                88            29             0             0              0             0             0

       8/25/10                87            26             0             0              0             0             0

       8/25/11                85            23             0             0              0             0             0

       8/25/12                83            20             0             0              0             0             0

       8/25/13                81            18             0             0              0             0             0

       8/25/14                79            15             0             0              0             0             0

       8/25/15                76             0             0             0              0             0             0

       8/25/16                73             0             0             0              0             0             0

       8/25/17                70             0             0             0              0             0             0

       8/25/18                66             0             0             0              0             0             0

       8/25/19                62             0             0             0              0             0             0

       8/25/20                58             0             0             0              0             0             0

       8/25/21                53             0             0             0              0             0             0

       8/25/22                47             0             0             0              0             0             0

       8/25/23                41             0             0             0              0             0             0

       8/25/24                35             0             0             0              0             0             0

       8/25/25                28             0             0             0              0             0             0

       8/25/26                20             0             0             0              0             0             0

       8/25/27                 0             0             0             0              0             0             0

       8/25/28                 0             0             0             0              0             0             0

       8/25/29                 0             0             0             0              0             0             0

Weighted Average Life      20.27         6.81          3.68           2.63          2.03          1.47          1.08
  to 10% Call (years):
First Principal           9/25/99       9/25/99       9/25/99       9/25/99        9/25/99       9/25/99       9/25/99
  Payment to 10% Call
  (years):
Last Principal Payment    2/25/27      11/25/14       5/25/09       6/25/07       10/25/05       2/25/04       1/25/03
  to 10% Call (years):
Payment Window to 10%       330           183           117            94            74            54            41
  Call (years):
Modified Duration to        11.1          5.0           3.0           2.3            1.8           1.3           1.0
  10% Call (years):


         The weighted average life of each indicated class of class A certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment dates, (ii) adding the results and (iii) dividing the sum of the respective principal balance for the related class A certificates as of the closing date.

TO MATURITY

    PERCENTAGE OF INITIAL CLASS A-5 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

        DATES            SCENARIO 1   SCENARIO 2     SCENARIO 3    SCENARIO 4     SCENARIO 5    SCENARIO 6    SCENARIO 7
        -----            ----------   ----------     ----------    ----------     ----------    ----------    ----------
  Initial Percentage         100           100           100           100            100           100           100

       8/25/00               100           100           100           100            100           100           100

       8/25/01               100           100           100           100            100           100           100

       8/25/02               100           100           100           100            100           100            54

       8/25/03               100           100           100           100            100            71             0

       8/25/04               100           100           100           100            100            22             0

       8/25/05               100           100           100           100             74             7             0

       8/25/06               100           100           100           100             50             4             0

       8/25/07               100           100           100            99             49             4             0

       8/25/08               100           100           100            80             37             4             0

       8/25/09               100           100           100            60             24             1             0

       8/25/10               100           100            79            44             15             0             0

       8/25/11               100           100            60            30              8             0             0

       8/25/12               100           100            44            20              3             0             0

       8/25/13               100           100            32            13              0             0             0

       8/25/14               100            97            12             2              0             0             0

       8/25/15               100            74             6             0              0             0             0

       8/25/16               100            60             3             0              0             0             0

       8/25/17               100            48             0             0              0             0             0

       8/25/18               100            37             0             0              0             0             0

       8/25/19               100            28             0             0              0             0             0

       8/25/20               100            23             0             0              0             0             0

       8/25/21               100            18             0             0              0             0             0

       8/25/22               100            13             0             0              0             0             0

       8/25/23               100             9             0             0              0             0             0

       8/25/24               100             6             0             0              0             0             0

       8/25/25               100             3             0             0              0             0             0

       8/25/26                98             0             0             0              0             0             0

       8/25/27                63             0             0             0              0             0             0

       8/25/28                24             0             0             0              0             0             0

       8/25/29                 0             0             0             0              0             0             0

Weighted Average Life
  to Maturity (years):     28.34         18.67         12.92         11.03          8.17          4.71          3.18
First Principal
  Payment to Maturity
  (years):                8/25/26       6/25/14       9/25/09       8/25/07       12/25/04       4/25/03       5/25/02
Last Principal Payment
  to Maturity (years):    3/25/29       8/25/26      11/25/17       5/25/15        8/25/13      11/25/09       7/25/03
Payment Window to
  Maturity (years):          32           147           99             94            105           80            15
Modified Duration to
  Maturity (years):         10.6          9.2           7.6           6.9            5.6           3.7           2.7


         The weighted average life of each indicated class of class A certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment dates, (ii) adding the results and (iii) dividing the sum of the respective principal balance for the related class A certificates as of the closing date.

TO MATURITY

    PERCENTAGE OF INITIAL CLASS A-6 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

        DATES             SCENARIO 1    SCENARIO 2   SCENARIO 3    SCENARIO 4      SCENARIO 5   SCENARIO 6    SCENARIO 7
        -----             ----------    ----------   ----------    ----------      ----------   ----------    ----------
  Initial Percentage         100          100           100           100             100          100            100

       8/25/00               100          100           100           100             100          100            100

       8/25/01               100          100           100           100             100          100            100

       8/25/02               100          100           100           100             100          100            100

       8/25/03                99           94            90            88              85           79             70

       8/25/04                98           89            80            77              71           62             32

       8/25/05                96           80            66            61              53           39             13

       8/25/06                94           70            51            45              36           21              4

       8/25/07                85           46            24            18              11            9              0

       8/25/08                76           30            11             7               3            2              0

       8/25/09                68           20             5             2               1            0              0

       8/25/10                60           13             2             1               0            0              0

       8/25/11                52            8             1             0               0            0              0

       8/25/12                44            5             0             0               0            0              0

       8/25/13                36            3             0             0               0            0              0

       8/25/14                 0            0             0             0               0            0              0

       8/25/15                 0            0             0             0               0            0              0

       8/25/16                 0            0             0             0               0            0              0

       8/25/17                 0            0             0             0               0            0              0

       8/25/18                 0            0             0             0               0            0              0

       8/25/19                 0            0             0             0               0            0              0

       8/25/20                 0            0             0             0               0            0              0

       8/25/21                 0            0             0             0               0            0              0

       8/25/22                 0            0             0             0               0            0              0

       8/25/23                 0            0             0             0               0            0              0

       8/25/24                 0            0             0             0               0            0              0

       8/25/25                 0            0             0             0               0            0              0

       8/25/26                 0            0             0             0               0            0              0

       8/25/27                 0            0             0             0               0            0              0

       8/25/28                 0            0             0             0               0            0              0

       8/25/29                 0            0             0             0               0            0              0

Weighted Average Life
  to Maturity (years):     11.70        8.09          6.80           6.47           6.10          5.63          4.69
First Principal
  Payment to Maturity
  (years):                9/25/02      9/25/02       9/25/02        9/25/02       9/25/02       9/25/02       9/25/02
Last Principal Payment
  to Maturity (years):    6/25/14      6/25/14       6/25/14        6/25/14       6/25/13       9/25/09       6/25/07
Payment Window to
  Maturity (years):         142          142           142            142           130            85            58
Modified Duration to
  Maturity (years):         7.2          5.7           5.0            4.8           4.6           4.3           3.8


         The weighted average life of each indicated class of class A certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment dates, (ii) adding the results and (iii) dividing the sum of the respective principal balance for the related class A certificates as of the closing date.

TO MATURITY

    PERCENTAGE OF INITIAL CLASS A-7 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

        DATES             SCENARIO 1    SCENARIO 2    SCENARIO 3    SCENARIO 4     SCENARIO 5    SCENARIO 6    SCENARIO 7
        -----             ----------    ----------    ----------    ----------     ----------    ----------    ----------
  Initial Percentage         100           100           100           100            100           100           100

       8/25/00                97            87            76            68             61            51            40

       8/25/01                96            77            59            47             37            25            15

       8/25/02                95            68            46            33             25            15             8

       8/25/03                95            60            36            24             16             8             4

       8/25/04                94            53            29            17             10             4             1

       8/25/05                93            47            23            12              7             2             0

       8/25/06                92            41            18             9              4             1             0

       8/25/07                91            37            14             6              3             0             0

       8/25/08                90            33            11             4              1             0             0

       8/25/09                88            29             9             3              1             0             0

       8/25/10                87            26             7             2              0             0             0

       8/25/11                85            23             6             1              0             0             0

       8/25/12                83            20             4             1              0             0             0

       8/25/13                81            18             3             0              0             0             0

       8/25/14                79            15             2             0              0             0             0

       8/25/15                76            13             2             0              0             0             0

       8/25/16                73            12             1             0              0             0             0

       8/25/17                70            10             1             0              0             0             0

       8/25/18                66             9             1             0              0             0             0

       8/25/19                62             7             0             0              0             0             0

       8/25/20                58             6             0             0              0             0             0

       8/25/21                53             5             0             0              0             0             0

       8/25/22                47             4             0             0              0             0             0

       8/25/23                41             3             0             0              0             0             0

       8/25/24                35             2             0             0              0             0             0

       8/25/25                28             2             0             0              0             0             0

       8/25/26                20             1             0             0              0             0             0

       8/25/27                11             0             0             0              0             0             0

       8/25/28                 2             0             0             0              0             0             0

       8/25/29                 0             0             0             0              0             0             0

Weighted Average Life
  to Maturity (years):     20.42         7.60          4.02           2.79          2.15          1.55          1.15
First Principal
  Payment to Maturity
  (years):                9/25/99       9/25/99       9/25/99       9/25/99        9/25/99       9/25/99       9/25/99
Last Principal Payment
  to Maturity (years):    1/25/29      11/25/27       2/25/21       2/25/15        9/25/11       5/25/08       3/22/06
Payment Window to
  Maturity (years):         353           339           258           186            145           105           79


         The weighted average life of each indicated class of class A certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment dates, (ii) adding the results and (iii) dividing the sum of the respective principal balance for the related class A certificates as of the closing date.

PAYMENT LAG FEATURE OF THE FIXED RATE CERTIFICATES

         Interest on the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates accrues during the calendar month immediately preceding the month in which the related payment date occurs. Because the date that investors actually receive their distributions can be up to 25 days after the calendar month during which interest accrues, the effective yield to the owners of the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates will be below that otherwise produced by the pass-through rates for their certificates.

                                 USE OF PROCEEDS

         Certificate net proceeds will be used by the sponsor to acquire the mortgage loans from the originators or from temporary financing facilities. One or more of the underwriters, or their respective affiliates, may have provided temporary financing facilities to the sponsor or one or more of its affiliates and may receive a portion of the proceeds as a repayment of the temporary financing facilities.

                       THE SPONSOR AND THE MASTER SERVICER

         The sponsor, Advanta Conduit Receivables, Inc., is a subsidiary of Advanta Mortgage Corp. USA, the master servicer, and is an indirect subsidiary of Advanta Corp., a Delaware corporation. Advanta Corp. is a publicly-traded company with its principal executive offices located in Spring House, Pennsylvania which as of June 30, 1999 has assets in excess of $3.7 billion and consolidated managed assets in excess of $12.3 billion. See "The Sponsor" in the prospectus.

     As of June 30, 1999, the master servicer and its subsidiaries were servicing approximately 112,000 closed-end, fixed rate and adjustable rate mortgage loans in the owned and managed servicing portfolio, representing an aggregate outstanding principal balance of approximately $7.6 billion, and approximately 144,000 mortgage loans which are serviced for third parties on a contract servicing basis representing an aggregate outstanding principal balance of approximately $9.4 billion.

         As of June 30, 1999, the sponsor or its affiliates have issued 44 series of closed-end and revolving mortgage asset-backed securities with an original balance of approximately $12.8 billion.

         The master servicer may resign or be removed, in accordance with the terms of the pooling and servicing agreement. No removal or resignation shall become effective until the trustee or a successor servicer has assumed the master servicer's responsibilities and obligations in accordance with the pooling and servicing agreement. The master servicer may not assign its obligations under the pooling and servicing agreement, in whole or in part, unless it has first obtained the written consent of the trustee and the certificate insurer, which consent will not be unreasonably withheld. Any assignee must meet the eligibility requirements for a successor servicer set forth in the pooling and servicing agreement. See "The Agreements -- Removal and Resignation of the Master Servicer" in the prospectus.

         The master servicer may enter into sub-servicing agreements with qualified sub-servicers with respect to the servicing of all or any portion of the mortgage loans. Affiliates of the master servicer which are qualified to service mortgage loans are master servicer affiliates. No sub-servicing agreements discharge the master servicer from its servicing obligations which will include the obligation to make advances. See "Mortgage Loan Program and Underwriting Guidelines -- The Master Servicer May Act Through Sub-Servicers" in the prospectus.

         The master servicer has the right, but not the obligation, to purchase from the trust any mortgage loan which is in default or for which a default is reasonably foreseeable.

RECENT DEVELOPMENTS RELATED TO ADVANTA CORP.

         On January 22, 1999, Fleet Financial Group, Inc. and some of its affiliates filed a complaint against Advanta Corp. and some of its subsidiaries in Delaware Chancery Court bringing a lawsuit relating to the transaction between Advanta Corp. and some of its affiliates and Fleet Financial Group, Inc. and some of its affiliates which closed on February 20, 1998. Pursuant to the transaction Advanta Corp. contributed substantially all of its consumer credit card business to a limited liability company controlled by Fleet Financial Group, Inc. The lawsuit centers around post-closing adjustments and other matters relating to the transaction. Fleet seeks damages of approximately $141 million.

         On February 16, 1999 Advanta Corp. filed an answer to the complaint denying the material allegations of the complaint. Advanta Corp. also filed counterclaims against Fleet Financial Group, Inc. and some of its affiliates seeking damages of approximately $101 million from Fleet. Although the outcome of this litigation cannot be determined, Advanta Corp. does not expect this litigation to have a material adverse effect on the financial position or future operating results of Advanta Corp. or Advanta Mortgage Corp. USA.

         This prospectus supplement contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to materially differ from those projected. Additional risks that may affect Advanta Corp.'s performance are detailed in Advanta Corp.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

         The ability of Advanta Corp.'s subsidiaries to honor their financial and other obligations is to some extent influenced by the financial condition of Advanta Corp. Such obligations, as they are related to the trust and the class A certificates, primarily consist of the sponsor's obligation to repurchase mortgage loans which are inconsistent with representations and warranties in the pooling and servicing agreement, as well as the obligations of the master servicer pursuant to the pooling and servicing agreement. To the extent the sponsor's and master servicer's ability to perform such obligations is adversely affected, the mortgage loans may experience an increased level of delinquencies and losses.

PENDING CONSUMER MORTGAGE LENDING PROPOSALS

         A number of consumer lending proposals have been proposed on the federal and state levels, which may impact the sponsor's, the originators' and the master servicer's origination and servicing procedures.

         Federal Proposals. On May 4, 1999, the Clinton Administration announced the Clinton-Gore Plan for Financial Privacy and Consumer Protection. Among other things, the Clinton-Gore Plan would extend the scope of HOEPA, the home ownership and equity protection act. HOEPA loans, or Section 32 loans, are subject to special disclosure requirements under Section 129 of the federal Truth in Lending Act. In addition, state and federal credit protection laws may limit collection of principal and interest on the mortgage loans describing sanctions and damages that may be imposed for violations of various mortgage lending laws, these violations and sanctions may be imposed on the owner of a HOEPA loan, such as the trust.

         The Clinton-Gore Plan also urges Congress to adopt recommendations made by the Federal Reserve Board and the Department of Housing and Urban Development and to enhance disclosures made under the Real Estate Settlement Procedures Act. Congressional hearings have been scheduled.

         Although these proposals are not in legislative form, it is likely that a number of them will be offered as amendments to financial modernization and bankruptcy reform legislation. The form in which any of the foregoing will be adopted, if at all, cannot be predicted. Accordingly, the sponsor, the master servicer and the originators have no way to determine what, if any, impact they will have on their origination and servicing procedures in the future.

         State Proposals. Several states are considering legislation along the same lines as the federal HOEPA. These proposals would prohibit the collection of some fees, the financing of points or fees, prepayment penalties, balloon notes, and lending with the intent to foreclose. Also being considered are statutory requirements that all HOEPA borrowers receive government approved counseling before taking out a loan. These proposals are strongly opposed by the mortgage lending industry and are likely to be substantially revised before passage.

                         DESCRIPTION OF THE CERTIFICATES

         The class A certificates will be issued by the trust under a pooling and servicing agreement, among the sponsor, the master servicer and the trustee. The trust will also issue one or more classes of subordinate certificates which are not being offered by this prospectus supplement. The subordinate certificates will be retained initially by the sponsor or its affiliates.

         Distributions on the class A certificates are required to be made on each payment date. Payment dates are the 25th day of each calendar month, or if the 25th day is not a business day, the next succeeding business day. The first payment date will be September 27, 1999. Payments will be made to the owners of record. The owners of record of the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates are the owners as of the last day of the prior calendar month. The owners of record of the class A-7 certificates are the owners as of the business day immediately preceding the payment date.

         Distributions will be made in amounts equal to the product of (a) the owner's percentage interest in the class and (b) the amount distributed to that class of class A certificate on that payment date.

         Persons in whose name a class A certificate is registered in the register maintained by the trustee are the owners of the class A certificates. For so long as the class A certificates are in book-entry form with DTC, the only owner under the pooling and servicing agreement will be Cede. No person acquiring a beneficial interest in a class A certificate will be entitled to receive a definitive certificate representing that person's interest in the trust, except in the event that physical certificates are issued because DTC becomes unable or unwilling to act as depository and no suitable replacement can be found. All references to the owners of class A certificates mean and include the rights of the beneficial owners. See "Description of the Securities -- Form of Securities" in the prospectus.

         Each class A certificate will evidence the right to receive on each payment date the class A distribution amount for that class, in each case until the principal balance of the class has been reduced to zero. The owners of the subordinate certificates will be entitled to receive distributions of residual cashflow not required to be applied to other purposes.

PRE-FUNDING ACCOUNT FEATURE

         On the closing date, up to approximately $46,100,000 will be deposited in the pre-funding account from the proceeds of the sale of the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates to be used to acquire subsequent mortgage loans for the fixed rate group. Similarly, on the closing date, up to approximately $12,750,000 will be deposited in the pre-funding account from the proceeds of the sale of the class A-7 certificates, to be used to acquire subsequent mortgage loans for the ARM group. During the pre-funding period, the sponsor may deliver subsequent mortgage loans to the trustee for assignment to either the fixed rate group or the ARM group in exchange for a corresponding release of money from the pre-funding account. Each of the subsequent mortgage loans must be reasonably acceptable to the certificate insurer. The sponsor expects that the amounts originally deposited will be reduced to less than $100,000 by the end of the pre-funding period. Any amount remaining in the pre-funding account with respect to the fixed rate group not used to purchase additional fixed rate mortgage loans will be used to partially redeem the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates on a sequential basis. Any amount remaining in the pre-funding account with respect to the ARM group not used to purchase additional adjustable rate mortgage loans will be used to partially redeem the class A-7 certificates. The redemption will occur on the payment date that immediately follows the end of the pre-funding period.

 The pre-funding period is the period from the closing date until the earlier of the date on which the amount on deposit in the pre-funding account is less than $100,000,
                  November __, 1999 or
                  the occurrence of an event of default under the pooling and servicing agreement.

CAPITALIZED INTEREST ACCOUNT

         On the closing date, a portion of the sale proceeds of the class A certificates will be deposited in a capitalized interest account to be used, as necessary, by the trustee during the pre-funding period to make up for any shortfalls that may arise in the event that interest collected on the mortgage loans is insufficient to pay all of the interest due on the class A certificates and expenses during that period. Any amounts remaining in the capitalized interest account which were not used for these purposes will be paid directly to the owners of the subordinated certificates on the payment date immediately following the end of the pre-funding period.

PASS-THROUGH RATES

         The pass-through rates applicable to the class A certificates for any payment date are as follows:

         CLASS A-1 PASS-THROUGH RATE:  ____% per annum.

         CLASS A-2 PASS-THROUGH RATE:  ____% per annum.

         CLASS A-3 PASS-THROUGH RATE:  ____% per annum.

         CLASS A-4 PASS-THROUGH RATE:  The lesser of

                                            (1)  _____% per annum, and

                                            (2) the Fixed Rate Group Available
                                                Funds Cap Rate for that payment
                                                date.
                                      S-41

         CLASS A-5 PASS-THROUGH RATE:  The lesser of

                                            (1)  for any payment date which
                                                 occurs on or prior to the
                                                 Step-Up Payment Date, _____%
                                                 per annum, and for any payment
                                                 date thereafter _____%, and

                                            (2) the Fixed Rate Group Available
                                                Funds Cap Rate for that payment
                                                date.

         CLASS A-6 PASS-THROUGH RATE:  The lesser of

                                            (1)  _____% per annum, and

                                            (2) the Fixed Rate Group Available
                                                Funds Cap Rate for that payment
                                                date.

         CLASS A-7 PASS-THROUGH RATE:  The lesser of

                                            (1)  for any payment date which
                                                 occurs on or prior to the
                                                 Step-Up Payment Date, LIBOR
                                                 plus _____% per annum, and for
                                                 any payment date thereafter,
                                                 LIBOR plus _____% per annum,
                                                 this rate being the Class A-7
                                                 Formula Pass-Through Rate, and

                                            (2) the ARM Group Available Funds
                                                Cap Rate for that payment date.

         The owners of class A-7 certificates may be entitled to Supplemental Interest Amounts. The Supplemental Interest Amount for the class A-7 certificates is the excess of

                  (1) the interest due on the class A-7 certificates on any
                      payment date calculated at the Class A-7 Formula Pass-Through Rate, over

                  (2) the interest due on the class A-7 certificates calculated at the ARM Group Available Funds Cap Rate.

         If a Supplemental Interest Amount is due, the owner of one of the subordinate certificates has agreed to pay this amount from the sources of funds specified in the pooling and servicing agreement, including amounts which would otherwise be distributed to that owner on that payment date. If the full amount of any Supplemental Interest Amount is not paid on any payment date, then the unpaid amount will accrue interest at the Class A-7 Formula Pass-Through Rate until it is paid. If the clean-up call is exercised, any Supplemental Interest Amount then owing to the owners of the class A-7 certificates might not be paid in full.

         The certificate insurer does not guarantee the payment of, nor do the ratings assigned to the class A-7 certificates address the likelihood of the payment of, any Supplemental Interest Amount.

         The Fixed Rate Group Available Funds Cap Rate for any payment date is an amount, expressed as a per annum rate and calculated on the basis of a 360-day year consisting of 12 months of 30 days each, equal to

                  (1) the aggregate amount of interest accrued and collected (or advanced) on all of the mortgage loans in the fixed rate group during the prior calendar month minus the aggregate amount of the servicing fee, the trustee's fee and the premiums due to the certificate insurer for the fixed rate group, on that payment date, divided by

                  (2) the aggregate principal balance of the mortgage loans in the fixed rate group as of the opening of business on the first day of the prior calendar month.

         The ARM Group Available Funds Cap Rate for any payment date is an amount, expressed as a per annum rate and calculated on the basis of a 360-day year and the actual number of days elapsed in the period beginning on the prior payment date to and including the day prior to the applicable payment date, equal to

                  (1) (a) the aggregate amount of interest accrued and collected or advanced on all of the mortgage loans in ARM Group minus the aggregate of the servicing fee, the trustee's fee and the premiums due to the certificate insurer, for the ARM Group, on that payment date and
         (b) commencing on the seventh payment date following the closing date, minus an amount equal to 0.75% per annum times the aggregate principal balance of the mortgage loans in ARM Group as of the opening of business on the first day of the prior calendar month divided by

                  (2) the aggregate principal balance of the mortgage loans in the ARM group as of the opening of business on the first day of the prior calendar month.

         The Step-Up Payment Date is the payment date immediately following the calendar month in which the clean-up call is first permitted to occur.

DISTRIBUTIONS OF INTEREST

         For each payment date, the interest due on the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates will be the interest which has accrued at the pass-through rates for those classes during the immediately preceding calendar month. The interest due on the class A-7 certificates will be the interest which has accrued at the pass-through rate for class A-7 from the preceding payment date, or from the closing date in the case of the first payment date, to and including the day prior to the current payment date. The interest due on the class A-7 certificates on the first payment date will accrue from the closing date to and including the day prior to the first payment date.

         All calculations of interest on the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates will be made on the basis of a 360-day year consisting of 12 months of 30 days each; all calculations of interest on the class A-7 certificates will be made on the basis of the actual number of days elapsed in the period from the prior payment date to and including the day prior to the applicable payment date, divided by 360.

DISTRIBUTIONS OF PRINCIPAL

         The owners of the class A certificates will be entitled to receive monthly distributions of principal on each payment date which reflect collections of principal during the prior month on the mortgage loans in the group securing that class.

         The overcollateralization provisions of the trust result in a limited acceleration of principal payments to the owners of the class A certificates. These overcollateralization provisions are more fully described under "Credit Enhancement -- Overcollateralization and Cross-collateralization Provisions."

         On each payment date, the owners of each class of class A certificates will receive the Principal Distribution Amount for that class.

FLOW OF FUNDS

         On each payment date, the Group Available Funds applicable to each group will be applied in the following order of priority:

            to the payment of the Interest Distribution Amount for that group, applied pro rata among all classes in that group;

            to the payment of the unpaid Interest Distribution Amount relating to the other group, to the extent the Group Available Funds for the other group are insufficient to pay that amount in full;

            to the payment of the Base Principal Distribution Amount as the Principal Distribution Amount for that group, applied sequentially as described below;

            to the payment of the Overcollateralization Deficit, if any for that group;

            to the payment of any Overcollateralization Deficit remaining with respect to the other group, to the extent the Group Available Funds for the other group are insufficient to pay that amount in full;

            to reimburse the certificate insurer for amounts owed to it for that group;

            to reimburse the certificate insurer for amounts owed to it for the other group, to the extent the Group Available Funds for the other group are insufficient to pay that amount in full;

            to the payment of the Overcollateralization Increase Amount for that group;

            to the payment of the Overcollateralization Increase Amount with respect to the other group, to the extent the Group Available Funds for the other group are insufficient to pay that amount in full;

            to reimburse the servicer or the trustee for any advances and expenses not previously reimbursed; and

            to the owner of the subordinate certificates, or otherwise as provided in the pooling and servicing agreement.

         The Principal Distribution Amount for the fixed rate group is required to be distributed on each payment date in the following order of priority:

            first, to the class A-6 certificates, in an amount equal to the lesser of (a) the class A-6 Principal Distribution Amount for that payment date and (b) the outstanding principal balance of the class A-6 certificates on that payment date;

            second, to the class A-1 through the class A-5 certificates, sequentially, in the amounts necessary to reduce their respective principal balances to zero;

            third, to the class A-6 certificates, without regard to the class A-6 Principal Distribution Amount, any remaining amount of the Principal Distribution Amount for that payment date, until the class A-6 certificate principal balance has been reduced to zero.

         However, if on any payment date a certificate insurer default has occurred and an Overcollateralization Default exists in the fixed rate group, the Principal Distribution Amount for the fixed rate group will be distributed proportionally, and not sequentially, to the owners of the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates.

         The ARM Group Principal Distribution Amount will be distributed on each payment date to the owners of the class A-7 certificates, until the class A-7 certificate principal balance has been reduced to zero.

         The amount of each distribution guaranteed by the certificate insurer under the policy is, for each group and any payment date, the sum of the Interest Distribution Amount and any Overcollateralization Deficit, in each case for the group.

         The certificate insurance policy does not require that the certificate insurer fund realized losses until the time that the aggregate, cumulative realized losses have created an Overcollateralization Deficit for a group. The certificate insurance policy does not cover the master servicer's failure to make delinquency advances until the time that the aggregate, cumulative amount of the unpaid delinquency advances, when added to realized losses, have created an Overcollateralization Deficit for a group.

OPTIONAL REDEMPTION

         Clean-Up Call. The master servicer, and any of the master servicer affiliates, will have the right to exercise a clean-up call, which would enable them to purchase all the mortgage loans from the trust on any payment date after the outstanding aggregate principal balance of the mortgage loans in the trust has declined to 10% or less of the sum of (a) the aggregate principal balance of the initial mortgage loans as of the cut-off date and (b) the aggregate principal balance of the subsequent mortgage loans acquired by the trust as of each subsequent cut-off date. This purchase will result in the redemption of the class A certificates at a price equal to the outstanding principal amount of the class A certificates, plus accrued interest. The first payment date on which the option may be exercised is the clean-up call date. The clean-up call applies to the trust as a whole, and not to either group individually.

         Upon Loss of REMIC Status. If the trust loses its status as a REMIC, it would then be in danger of becoming a taxable entity. This offering does not contemplate that the trust would have to pay income taxes, and the trust, if it were to become subject to income tax, might not have enough revenues to pay the taxes and to make required payments on the class A certificates. Consequently, if the trust loses it REMIC status, the master servicer or any of the master servicer affiliates and the certificate insurer will each have an option to redeem the class A certificates at a price equal to the outstanding principal amount of the class A certificates, plus accrued interest.

MANDATORY REDEMPTION

         Class A-1, A-2, A-3, A-4, A-5 and A-6 Certificates. In the event that, by the end of the pre-funding period, not all of the amounts originally deposited in the pre-funding account with respect to the fixed rate group has been used to acquire subsequent fixed rate mortgage loans, then the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates will be prepaid in part on the payment date immediately following the end of the pre-funding period in accordance with the sequential payment priorities from and to the extent of these remaining funds.

         Class A-7 Certificates. In the event that, by the end of the pre-funding period, not all of the amounts originally deposited in the pre-funding account with respect to the ARM group has been used to acquire subsequent adjustable rate mortgage loans, then the class A-7 certificates will be prepaid in part on the payment date immediately following the pre-funding period from and to the extent of the remaining funds.

CALCULATION OF LIBOR

         On each interest determination date, which is the second business day preceding each payment date or, in the case of the first payment date, the second business day preceding the closing date, the trustee will determine the London interbank offered rate for one-month U.S. dollar deposits, or LIBOR, for the next accrual period for the class A-7 certificates. LIBOR will be established on the basis of the offered rates of the reference banks for one-month U.S. dollar deposits, as they appear on the Telerate Page 3750, as of 11:00 a.m., London time, on the interest determination date. As used in this section, business day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and reference banks means leading banks, selected by the trustee, which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) which have been designated by the trustee after consultation with the master servicer and (3) which are not controlling, controlled by, or under common control with the sponsor.

         On each interest determination date, the trustee will determine LIBOR for the next accrual period for the class A-7 certificates as follows:

                  first, on the basis of the offered rate for one-month United States dollar deposits, as this rate appears on Telerate Page 3750, as of 11:00 a.m., London time.

                  second, if the rate does not appear on Telerate Page 3750 as of 11:00 a.m. London time, LIBOR will be the arithmetic mean of the offered quotations of two or more reference banks, rounded to the nearest whole multiple of 1/16%.

                  third, if fewer than two reference banks provide offered quotations, LIBOR will be the higher of:

                        LIBOR as determined on the previous interest determination date and the reserve interest rate.

         The reserve interest rate is the rate per annum that the trustee determines to be either the arithmetic mean, rounded to the nearest whole multiple of 1/16%, of the one-month U.S. dollar lending rates which New York City banks, selected by the trustee, are quoting on the interest determination date to the principal London offices of leading banks in the London interbank market or, in the event that the trustee cannot determine the arithmetic mean, the lowest one-month U.S. dollar lending rate which

New York City banks, selected by the trustee, are quoting on the interest determination date to leading European banks.

         The establishment of LIBOR on each interest determination date by the trustee and the trustee's calculation of the rate of interest applicable to the class A-7 certificates for the accrual period will, in the absence of manifest error, be final and binding. Each rate of interest may be obtained by telephoning the trustee at 1-800-735-7777.

                               CREDIT ENHANCEMENT

         The credit enhancement for the class A certificates is a combination of the credit enhancement provided by the overcollateralization and cross-collateralization provisions of the trust, as well as the external credit enhancement provided by the certificate insurance policy.

         Overcollateralization and Cross-collateralization. Each class of class A certificates are secured by a group of mortgage loans. The mortgage loans have coupon rates which on average are higher than the sum of the pass-through rates on the class A certificates and the with fees payable by the trust to the master servicer, the trustee and the certificate insurer. In the absence of losses and delinquencies on the mortgage loans, the trust will have excess cashflow which will be available to provide credit enhancement. The difference between (a) the sum of (1) the mortgage loans' aggregate principal balance and (2) the amount on deposit in the pre-funding account and (b) the class A certificates' aggregate outstanding principal balance, with respect to a particular group, is the overcollateralization which is available to absorb losses on the mortgage loans. The amount of overcollateralization with respect to each group must be maintained at specified required levels, which are permitted to reduce or step down over time.

         The trust will use the excess cashflow described above to make payments of principal on the class A certificates for the purpose of maintaining the overcollateralization at its required amount. Using mortgage loan coupon payments received by the trust to pay class A certificate principal has the effect of amortizing the class A certificates more quickly, and to a greater degree, than the mortgage loans amortize. This feature thus builds up overcollateralization, or replenishes overcollateralization which would otherwise be reduced as a result of losses on the mortgage loans.

         The trust also has the benefit of a cross-collateralization feature, which allows the trust to use the excess cashflow generated by one group to cure shortfalls that may arise in the other group, but only after satisfying the minimum needs of the first group.

         The Certificate Insurance Policy. If losses on a group are so severe that the overcollateralization level becomes negative, meaning that the class A certificates' aggregate outstanding principal balance exceeds the aggregate principal balance of the mortgage loans in the group securing that class, after taking into account all of the overcollateralization and cross-collateralization provisions, then the trustee will make a claim on the certificate insurance policy for an amount equal to the shortfall. The amount claimed will then be passed-through as a principal distribution to the affected classes of class A certificates, reducing their aggregate outstanding principal balance and re-establishing parity with the principal balance of the mortgage loans. The certificate insurance policy can only be drawn upon for principal in the event of a negative overcollateralization situation; it cannot be drawn upon to maintain the required positive level of overcollateralization.

         Under extreme loss or delinquency scenarios applicable to the group securing their class, investors in the class A certificates may temporarily not receive distributions of principal.

CLASS A CERTIFICATE DISTRIBUTIONS AND INSURED PAYMENTS TO THE OWNERS OF THE
                              CLASS A CERTIFICATES

         No later than the second business day prior to each payment date the trustee will be required to determine the Group Available Funds for each group. If the Insured Distribution Amount for a group exceeds the Group Available Funds for that group on any payment date, the trustee will be required to draw the amount of the insufficiency from the certificate insurer under the certificate insurance policy. Amounts which cannot be distributed to the owners of the class A certificates as a result of proceedings under the United States Bankruptcy Code or similar insolvency laws will not be considered in determining the amount of Group Available Funds available on any payment date.

                             THE CERTIFICATE INSURER

         The following information has been supplied by Ambac Assurance Corporation for inclusion in this prospectus supplement. No representation is made by the sponsor, the master servicer, the underwriter or any of their affiliates as to the accuracy or completeness of this information.

         Ambac Assurance Corporation is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. Ambac Assurance Corporation primarily insures newly issued municipal and structured finance obligations. Ambac Assurance Corporation is a wholly-owned subsidiary of Ambac Financial Group, Inc., a 100% publicly-held company. Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch IBCA, Inc. have each assigned a triple-A financial strength rating to Ambac Assurance Corporation.

         The consolidated financial statements of the certificate insurer and its subsidiaries as of December 31, 1998 and December 31, 1997 and for each of the years in the three-year period ended December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. -- which was filed with the Securities and Exchange Commission on March 30, 1999; Securities and Exchange Commission File No. 1-10777 -- and the unaudited consolidated financial statements of the certificate insurer and subsidiaries as of June 30, 1999 and for the periods ending June 30, 1999 and June 30, 1998, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 1999 -- which was filed with the Securities and Exchange Commission on August 13, 1999 -- are incorporated by reference into this prospectus supplement and are deemed to constitute a part of this prospectus supplement. Any statement contained in a document incorporated by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained by reference in this prospectus supplement also modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         All financial statements of the certificate insurer and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Securities and Exchange Commission under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the class A certificates are deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing.

         The following table sets forth the capitalization of the certificate insurer as of December 31, 1996, December 31, 1997, December 31, 1998 and June 30, 1999, respectively, in conformity with generally accepted accounting principles.

                                                     DECEMBER 31,     DECEMBER 31,     DECEMBER 31,      JUNE 30,
                                                         1996             1997             1998            1999
                                                     ------------     ------------     ------------      --------
                                                                                                        (Unaudited)

Unearned premiums..............................     $       995      $     1,184      $    1,303      $    1,349
Other liabilities..............................             259              562             548             413
                                                    -----------      -----------      ----------      ----------
Total liabilties...............................     $      1254      $     1,746      $    1,851      $    1,762
                                                    ===========      ===========      ==========      ==========
Stockholder's equity:(1)

   Common stock................................     $        82      $        82      $       82      $       82
   Additional paid-in capital..................             515              521             541             644
   Accumulated other comprehensive income......              66              118             138              39
   Retained earnings...........................             992            1,180           1,405           1,530
                                                    -----------      -----------      ----------      ----------
Total stockholder's equity.....................           1,655            1,901           2,166           2,295
                                                    -----------      -----------      ----------      ----------
Total liabilities and stockholder's equity.....     $     2,909      $     3,647      $    4,017      $    4,057
                                                    ===========      ===========      ==========      ==========

(1) Components of stockholder's equity have been restated for all periods presented to reflect "Accumulated other comprehensive income" in accordance with the Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" adopted by the certificate insurer effective January 1, 1998. As this new standard only requires additional information in the financial statements, it does not affect the certificate insurer's financial position or results of operations.

         For additional financial information concerning the certificate insurer, see the audited and unaudited financial statements of the certificate insurer incorporated by reference in this prospectus supplement. Copies of the financial statements of the certificate insurer incorporated by reference in this prospectus supplement and copies of the certificate insurer's annual statement for the year ended December 31, 1998 prepared in accordance with statutory accounting standards are available, without charge, from the certificate insurer. The address of the certificate insurer's administrative offices and its telephone number are One State Street Plaza, 17th Floor, New York, New York 10004 and (212) 668-0340.

         The certificate insurer makes no representation regarding the class A certificates or the advisability of investing in the class A certificates and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the certificate insurer and presented under the headings "The Certificate Insurer" and "The Certificate Insurance Policy" and in the financial statements incorporated in this prospectus supplement by reference.

                        THE CERTIFICATE INSURANCE POLICY

         The following information has been supplied by Ambac Assurance Corporation for inclusion in this prospectus supplement. No representation is made by the sponsor, the master servicer, the underwriter or any of their affiliates as to the accuracy or completeness of this information.

         The certificate insurer, in consideration of the payment of the premium and subject to the terms of the certificate insurance policy, agrees unconditionally and irrevocably to pay to the trustee for the benefit of the applicable owners of the class A certificates, that portion of the Insured Amounts which shall become Due for Payment but shall be unpaid by reason of Nonpayment.

         The certificate insurer will make such payments to the trustee from its own funds on the later of (a) the business day following receipt of the Notice to the certificate insurer of Nonpayment or (b) the business day on which the Insured Amounts are Due for Payment. The certificate insurer shall be subrogated to all the owners' rights to payment on the class A certificates to the extent of the insurance disbursements so made. Once payments of the Insured Amounts have been made to the trustee, the certificate insurer shall have no further obligation in respect of such Insured Amounts. Payment of Insured Amounts shall be made only at the time set forth in the certificate insurance policy and no accelerated payment of Insured Amounts shall be made regardless of any acceleration of any of the class A certificates, unless such acceleration is at the sole option of the certificate insurer.

         The certificate insurance policy does not cover shortfalls, if any, attributable to the liability of the trust, any REMIC or the trustee for withholding taxes, if any, including interest and penalties related to that liability. The certificate insurance policy does not cover, and Insured Payments do not include, any shortfalls due to the application of the Soldiers' and Sailors' Civil Relief Act, and any Supplemental Interest Amounts.

         The certificate insurer will pay any Insured Payment that is a Preference Amount on the business day following receipt on a business day by the certificate insurer of a certified copy of the order requiring the return of a preference payment, and other documentation as is reasonably required by the certificate insurer. This documentation shall be in a form satisfactory to the certificate insurer, provided that if the documents are received after 12:00 noon New York City time on that business day, they will be deemed to be received on the following business day.

         Insured Payments due under the certificate insurance policy unless otherwise stated in the certificate insurance policy will be disbursed by the certificate insurer to the trustee on behalf of the owners of the class A certificates by wire transfer of immediately available funds in the amount of the Insured Payment.

         Any notice under the certificate insurance policy may be made at the address listed below for the certificate insurer or such other address as the certificate insurer shall specify in writing to the trustee.

         The notice address of the certificate insurer is One State Street Plaza, New York, New York 10004, Attention: General Counsel, or such other address as the certificate insurer shall specify to the trustee in writing. The certificate insurance policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         In the event that the certificate insurer were to become insolvent, any claims arising under the certificate insurance policy would be excluded from coverage by the California Insurance Guaranty Association, established pursuant to the laws of the State of California.

         THE INSURANCE PROVIDED BY THE CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED BY THE INSURANCE LAWS OF THE STATE OF NEW YORK.

         The certificate insurance policy is not cancelable for any reason. The premium on the certificate insurance policy is not refundable for any reason.

                       THE POOLING AND SERVICING AGREEMENT

         In addition to the provisions of the pooling and servicing agreement summarized elsewhere in this prospectus supplement and the prospectus, the following is a summary of other provisions of the pooling and servicing agreement.

FORMATION OF THE TRUST

         The trust will be created and established pursuant to the pooling and servicing agreement on the closing date. On such date, the sponsor will cause the trust to acquire the mortgage loans and the trust will issue the class A certificates.

         The property of the trust shall include all money, instruments and other property to the extent such money, instruments and other property are subject or intended to be held in trust for the benefit of the owners of the class A certificates, and all proceeds thereof.

SALE OF MORTGAGE LOANS

         Not later than the closing date the sponsor will cause the originators to transfer the initial mortgage loans under one or more mortgage loan transfer agreements between the originators and the sponsor. In these transfer agreements the originators will make representations and warranties and the sponsor will assign its rights to enforce the representations and warranties to the trustee.

         The sponsor on the closing date will cause the trust to acquire all right, title and interest of the originators in each mortgage loan listed on the schedule delivered to the trustee on the closing date and all their right, title and interest in all principal collected and all interest accrued on or after the initial cut-off date on each of those mortgage loans, excluding any premium recapture.

TERMINATION OF THE TRUST

         The pooling and servicing agreement will provide that the trust will terminate upon the payment to the owners of all certificates of all amounts required to be paid those owners and to the certificate insurer of all amounts required to be paid to the certificate insurer as reimbursement for any prior drawings on the certificate insurance policy after the latest to occur of (a) the final payment or other liquidation of the last mortgage loan or (b) the disposition of all property acquired in respect of any mortgage loan remaining in the trust estate or (c) at any time when a qualified liquidation of the trust estate is effected as described in the next paragraph.

         To effect a qualified liquidation of the trust, the owners of all class A certificates then outstanding will be required (1) unanimously to direct the trustee on behalf of the trust to adopt a plan of complete liquidation, as contemplated by section 860F(a)(4) of the Internal Revenue Code and (2) to furnish to the trustee an opinion of counsel reasonably acceptable to the trustee to the effect that such liquidation constitutes a qualified liquidation.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Investors may wish to review the following discussion of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Supplemental Interest Amounts and the class A certificates together with the information in the section "Material Federal Income Tax Consequences" in the prospectus.

         The discussion in this section and in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Supplemental Interest Amounts and the class A certificates. References in this section and in the "ERISA Considerations" section to the code and sections are to the Internal Revenue Code.

REMIC ELECTIONS

         The trustee will cause one or more REMIC elections to be made with respect to specified assets of the trust for federal income tax purposes. Dewey Ballantine LLP, special tax counsel, will advise that, in its opinion, for federal income tax purposes, assuming the REMIC elections are made and compliance with the pooling and servicing agreement, the trust will be treated as a REMIC for federal income tax purposes. Each of the class A certificates will be a regular interest in a REMIC.

         For federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of class A certificates that otherwise report income under a cash method of accounting will be required to report income with respect to the class A certificates under an accrual method.

         It is anticipated that the class A certificates will not have any original issue discount other than possibly original issue discount within a de minimus exception and that accordingly the provisions of sections 1271 through 1273 and 1275 generally will not apply to the class A certificates. Original issue discount will be considered de minimus if it is less than 0.25% of the principal amount of a class A certificate multiplied by its expected weighted average life. Because rules regarding the accrual of income on prepayable debt instruments such as the class A certificates have not yet been issued by the Internal Revenue Service, the proper treatment regarding possible original issue discount and the accrual of income on the class A certificates is not clear. Potential investors may wish to consult their own tax advisors regarding an investment in the class A certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount on the class A certificates, other than the class A-7 certificates, is 120% of the prepayment assumption. The prepayment assumption that will be used in determining the rate of accrual of original issue discount on the class A-7 certificates is 28% of the CPR assumption. No representation is made that any of the mortgage loans will prepay at these rates or any other rate. See "Prepayment and Yield Considerations -- Projected Prepayments and Yields for Class A Certificates" in this prospectus supplement and "Material Federal Income Tax Consequences -- Discount and Premium" in the prospectus.

SPECIAL TAX ATTRIBUTES

         The class A certificates possess special tax attributes by virtue of the REMIC provisions of the code. See "Material Federal Income Tax Consequences -- REMIC Securities -- Special Tax Attributes" in the prospectus.

SUPPLEMENTAL INTEREST AMOUNTS

         The owners of the class A-7 certificates and the rights to receive Supplemental Interest Amounts will be treated for tax purposes as owning two separate investments:

            - the class A-7 certificates without the right to receive
              Supplemental Interest Amounts and

            - the right to receive the Supplemental Interest Amounts.

         The owners of the class A-7 certificates must allocate the purchase price of their certificates between these two investments based on their relative fair market values. The purchase price allocated to the first investment will be the issue price of the class A-7 certificates for calculating accruals of original issue discount. See "Material Federal Income Tax Consequences -- Discount and Premium" in the prospectus.

         The proper federal income tax treatment of the Supplemental Interest Amounts is not clear and tax counsel can not make a reliable estimation of the degree of certainty of treatment among several possible treatments and unknown other treatments the IRS may apply to the Supplemental Interest Amounts. Tax counsel believes that a likely treatment of the Supplemental Interest Amounts is as a notional principal contract. The trust intends to treat the Supplemental Interest Amounts for federal income tax purposes as a notional principal contract. Treasury Regulations under section 446 relating to notional principal contracts provide that taxpayers, regardless of their method of accounting, generally must recognize the ratable daily portion of a periodic payment for the taxable year to which that portion relates. Assuming treatment as a notional principal contract, any Supplemental Interest Amounts will be periodic payments. Income with respect to periodic payments under a notional principal contract for a taxable year should constitute ordinary income. The purchase price allocated to the right to receive the Supplemental Interest Amounts will be treated as a nonperiodic payment under these regulations. This nonperiodic payment may be amortized using several methods, including the level payment method described in these regulations.

         Alternative federal income tax characterization of the Supplemental Interest Amounts is possible, including treatment of the Supplemental Interest Amounts as indebtedness or an interest in a partnership. The amount, timing and character of the income and deductions for an owner of Supplemental Interest Amounts would differ if the Supplemental Interest Amounts were held to constitute indebtedness or an interest in a partnership, but for most investors in most circumstances, those differences would not be material. Because the trust will treat the Supplemental Interest Amounts as a notional principal contract, the master servicer will not attempt to satisfy the tax reporting requirements that would apply under these alternative characterizations of the Supplemental Interest Amounts. Investors that are foreign persons may wish to consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Supplemental Interest Amounts.

         The right to receive the Supplemental Interest Amounts will not constitute: a real estate asset within the meaning of section 856(c)(5)(B) if held by a real estate investment trust; a qualified mortgage within the meaning of section 860G(a)(3) or a permitted investment within the meaning of section 860G(a)(5) if held by a REMIC; or assets described in section 7701(a)(19)(C)(xi) if held by a thrift. Moreover, other special rules may apply to some categories of investors, including dealers in securities and dealers in notional principal contracts.

         If the master servicer, acting directly or through a permitted designee, exercises its right to an optional termination, the Supplemental Interest Amount might not be paid in full.

TAXATION OF FOREIGN INVESTORS

         Foreign investors will not be subject to U.S. withholding on income from the Supplemental Interest Amounts, if this income is not connected with a U.S. trade or business and the foreign investor certifies its foreign status. The Treasury Department has issued new regulations which make modifications to the requirements set forth in Annex I to the prospectus. These new regulations will generally be effective for payments made after December 31, 2000. We suggest that prospective investors consult their tax advisors regarding these new regulations.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         The trustee will furnish or make available, within a reasonable time after the end of each calendar year, to each person who held a class A certificate at any time during this year, the information required by applicable rules to assist the holders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the certificates on behalf of beneficial owners. In particular, this information will include a statement of the adjusted issue price of the class A certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of class A certificates.

         Distributions of interest and principal as well as distributions of proceeds from the sale of the class A certificates, may be subject to the backup withholding requirement under section 3406 at a rate of 31% if the recipients of these distributions fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from this tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but does not do so in the proper manner. See "Material Federal Income Consequences -- Backup Withholding" in the prospectus.

                                   STATE TAXES

         The sponsor makes no representations regarding the tax consequences of purchase, ownership or disposition of the class A certificates and Supplemental Interest Amounts under tax laws of any state. Investors considering an investment in the class A certificates and Supplemental Interest Amounts may wish to consult their own tax advisors regarding these tax consequences.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign tax consequences of the purchase, ownership and disposition of the class A certificates and the Supplemental Interest Amounts.

                              ERISA CONSIDERATIONS

         Investors may wish to review the material set forth in this section together with the information in the section "ERISA Considerations" in the prospectus.

         The class A certificates may be offered to pension, profit sharing and other employee benefit plans subject to ERISA. A fiduciary of any such plan or any other person investing plan assets of any such plan, including an insurance company investing through its general or separate accounts, may wish to review with its legal advisors whether the purchase or holding of class A certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or section 4975 of the code.

         The Department of Labor has issued to the underwriters individual prohibited transaction exemptions which, as described under the section "ERISA Considerations -- Certificates" in the prospectus, provide exemptive relief for certain transactions relating to investments in pass-through certificates issued by trusts which hold obligations such as the mortgage loans. As of the initial cut-off date, there is no single mortgage loan included in the trust that constitutes more than five percent of the aggregate unamortized principle balance of the assets of the trust. Before purchasing a class A certificate based on the underwriters' exemptions, a fiduciary of a plan should itself confirm (1) that such certificate constitutes a certificate for purposes of the underwriters' exemptions and (2) that the conditions and other requirements set forth in the underwriters' exemptions would be satisfied.

         Any person purchasing a class A-7 certificate and the right to receive Supplemental Interest Amounts will have acquired, for purposes of ERISA and for federal income tax purposes, the class A-7 certificate without the right to receive the Supplemental Interest Amounts, together with the right to receive the Supplemental Interest Amounts. The underwriters' exemptions do not apply to the acquisition, holding or resale of the right to receive the Supplemental Interest Amounts. Accordingly, the acquisition of the right to receive the Supplemental Interest Amounts by a plan could result in a prohibited transaction unless another administrative exemption to ERISA's prohibited transaction rules is applicable. One or more alternative exemptions may be available with respect to the initial purchase, holding and resale of the right to receive the Supplemental Interest Amounts, including, but not limited to:

            Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

            Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

            Prohibited Transaction Class Exemption 84-14, regarding transactions negotiated by qualified professional asset managers;

            Prohibited Transaction Class Exemption 96-23, regarding transactions negotiated by in-house asset managers; or

            Prohibited Transaction Class Exemption 75-1, Part II, regarding principal transactions by broker-dealers.

         The sponsor believes that the conditions of Prohibited Transaction Class Exemption 75-1, Part II will be met with respect to the acquisition of a right to receive the Supplemental Interest Amounts by a plan, so long as no underwriter is a fiduciary with respect to the plan and is not a party in interest with respect to the plan by reason of being a participating employer or affiliate.

         Any plan fiduciary considering the purchase of class A certificates may wish to consult with its counsel as to the potential applicability of ERISA, the Internal Revenue Code, the underwriters' exemptions and, with respect to the class A-7 certificates, other administrative exemptions prior to making an investment in the certificates. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the class A certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

         The sale of the class A certificates to a plan is in no respect a representation by the sponsor or the underwriters that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan or that this investment is appropriate for plans generally or any particular plan.

                                     RATINGS

         It is a condition of the original issuance of the class A certificates that they receive ratings of "AAA" by Standard & Poor's, and "Aaa" by Moody's. The ratings assigned to the class A certificates will be based on the mortgage loans, as well as the financial strength of the certificate insurer. These ratings will be the views of the rating agencies only.

         Explanations of the significance of these ratings may be obtained from Standard & Poor's, whose principal offices are located at 55 Water Street, New York, New York 10041 and Moody's, whose principal offices are located at 99 Church Street, New York, New York 10007. There is no assurance that these ratings will continue for any period of time or that these ratings will not be revised or withdrawn. Any revision or withdrawal of the ratings may have an adverse effect on the market price of the class A certificates. A security rating is not a recommendation to buy, sell or hold securities.

         The ratings assigned to the class A certificates do not address the likelihood of the payment of any Supplemental Interest Amounts.

         Moody's ratings on mortgage loan pass-through certificates address the likelihood of the receipt by the owners of all distributions to which the owners are entitled. Moody's rating opinions address the structural and legal issues and tax related aspects associated with the class A certificates, including the nature of the mortgage loans and the credit quality of the credit enhancement provider. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated.

         The ratings do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

         The ratings of the class A certificates should be evaluated independently from similar ratings on other types of securities.

         The sponsor has not requested a rating of the class A certificates by any rating agency other than Moody's and Standard & Poor's and the sponsor has not provided information relating to the class A certificates or the mortgage loans to any rating agency other than Moody's and Standard & Poor's. There can be no assurance as to whether any other rating agency will rate the class A certificates or, if another rating agency rates them, what rating would be assigned by that rating agency. Any unsolicited rating assigned by another rating agency to the class A certificates may be lower than the rating assigned to the class A certificates by Moody's and Standard & Poor's.

                         LEGAL INVESTMENT CONSIDERATIONS

         No class of the class A certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                  UNDERWRITING

         The sponsor has agreed to cause the trust to sell the class A certificates to the underwriters, and the underwriters have agreed to purchase the class A certificates.

         In the underwriting agreement, the underwriters have agreed to purchase the entire principal amount of the class A certificates in the following amounts:

                                                      Principal Amount of
                                                      Class A-1, A-2, A-3,
                   Underwriter                        A-4, A-5 and A-6

Bear, Stearns & Co. Inc..........................
Salomon Smith Barney Inc.........................

         Total ..................................

                                                      Principal Amount of
                   Underwriter                             Class A-7
Bear, Stearns & Co. Inc..........................
Salomon Smith Barney Inc.........................
Prudential Securities Incorporated...............

         Total ..................................

         The underwriters have informed the sponsor that they propose initially to offer the class A certificates to the public at the price set forth on the cover page hereof, and to specified dealers at a price less a selling concession not in excess of the following amounts; the underwriters may allow, and these dealers may reallow, a reallowance concession not in excess of the following amounts:

                                     Selling        Reallowance
                   Class            Concession     Concession
                   -----            ----------     ----------

                    A-1                 %              %
                    A-2                 %              %
                    A-3                 %              %
                    A-4                 %              %
                    A-5                 %              %
                    A-6                 %              %
                    A-7                 %              %

         After the initial public offering, the public offering price and the selling concessions and reallowance concessions may be changed.

         The sponsor and Advanta Mortgage Holding Corporation, an affiliate of the sponsor, have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933.

         In connection with this offering and in compliance with applicable law and industry practice, the underwriter(s) may overallot or effect transactions which stabilize, maintain or otherwise affect the market price of the class A certificates at a level above that which might otherwise prevail in the open market, including stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when class A certificates originally sold by the syndicate member are purchased in syndicate covering transactions. The underwriter(s) are not required to engage in any of these activities, which, if commenced, may be discontinued at any time.

         The sponsor has been advised by the underwriters that the underwriters presently intend to make a market in the class A certificates, as permitted by applicable laws and regulations. The underwriter(s) are not obligated, to make a market in the class A certificates and any market making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the class A certificates.

                                     EXPERTS

         The consolidated balance sheets of Ambac Assurance Corporation and its subsidiaries as of December 31, 1998 and December 31, 1997 and for each of the years in the three-year period ended December 31, 1998 are incorporated by reference in this prospectus supplement and in the registration statement in reliance on the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         Legal matters relating to the validity of the issuance of the class A certificates will be passed upon for the sponsor by Dewey Ballantine LLP, New York, New York, and for the underwriters by Fried, Frank, Harris, Shriver & Jacobson, New York, New York.

                                    GLOSSARY

         "ARM GROUP AVAILABLE FUNDS CAP RATE" means, for any payment date, an amount, expressed as a per annum rate and calculated on the basis of a 360-day year and the actual number of days elapsed in the period beginning on the prior payment date to and including the day prior to the applicable payment date, equal to

                  (1) (a) the aggregate amount of interest accrued and collected or advanced on all of the mortgage loans in ARM Group minus for the aggregate of the servicing fee, the trustee's fee and the premiums due to the certificate insurer, for the ARM Group, on that payment date, and (b) commencing on the seventh payment date following the closing date, minus an amount equal to 0.75% per annum times the aggregate principal balance of the mortgage loans in ARM Group as of the opening of business on the first day of the prior calendar month divided by

                  (2) the aggregate principal balance of the mortgage loans in the ARM group as of the opening of business on the first day of the prior calendar month.

         "BASE PRINCIPAL DISTRIBUTION AMOUNT" for any payment date for each group is the lesser of:

     (a) the Group Available Funds for that group, plus any Insured Payment for that group and minus the Interest Distribution Amount for that group, and

     (b) (1) the sum, without duplication of:

           (A) the principal actually collected by the master servicer with respect to the mortgage loans in the group during the prior month;

           (B) the principal balance of each mortgage loan in that group which either was repurchased by the sponsor or an originator or purchased by the master servicer or any sub-servicer in connection with that payment date;

           (C) any amounts delivered by the sponsor or an originator in connection with that payment date because of a substitution of a mortgage loan in that group;

           (D) all net liquidation proceeds related to principal and actually collected by the master servicer with respect to the mortgage loans in that group during the prior month;

           (E) the proceeds related to principal received by the trustee from any termination of that group;

           minus

           (2) the amount, if any, by which the level of overcollateralization exceeds the amount of overcollateralization required to be maintained with respect to that group for that payment date.

         "CLASS A INTEREST DISTRIBUTION AMOUNT" means, for each class and payment date, the interest due with respect to that class, together with any unpaid interest shortfalls relating to that class from prior accrual periods. The Class A Interest Distribution Amount for the class A-7 certificates does not include any Supplemental Interest Amount.

         "CLASS A-6 PRINCIPAL DISTRIBUTION AMOUNT" for any payment date will be the applicable percentage of the Class A-6 Pro Rata Principal Distribution Amount with respect to that payment date as follows:

       Payment Dates               Applicable Percentage
       -------------               ---------------------
September 1999 -- August 2002                 0%
September 2002 -- August 2004                45%
September 2004 -- August 2005                80%
September 2005 -- August 2006               100%
September 2006 and thereafter               300%

         "CLASS A-6 PRO RATA PRINCIPAL DISTRIBUTION AMOUNT" for a payment date is the product of (x) the Fixed Rate Group Class A Principal Distribution Amount for that payment date and (y) a fraction, the numerator of which is the class A-6 certificate principal balance immediately prior to that payment date and the denominator of which is the aggregate principal balance of all fixed rate group certificates immediately prior to that payment date.

         "COMBINED LOAN-TO-VALUE RATIO" or "CLTV" means, for any mortgage loan, the ratio of (A) the sum of the original principal balance of the mortgage loan plus any outstanding principal balances of mortgage loans senior to the mortgage loan, calculated at the date of origination of the mortgage loan to (B) the appraised value of the mortgaged property at the time of origination of the mortgage loan.

         "DEFICIENCY AMOUNT" means, for any group and any payment date, the excess, if any, of Required Distributions over the Group Available Funds.

         "DUE FOR PAYMENT" shall mean with respect to an Insured Amount, the payment date on which Insured Amounts are due or, with respect to an Insured Payment which is a Preference Amount, the business day on which the documentation required by the certificate insurer referred to above has been received by the certificate insurer.

         "EXCESS CASHFLOW" for a group is equal to the Group Available Funds for that group minus the aggregate Class A Interest Distribution Amount and the Base Principal Distribution Amount for that group.

         "FIXED RATE GROUP AVAILABLE FUNDS CAP RATE" means, for any payment date, an amount, expressed as a per annum rate and calculated on the basis of a 360-day year consisting of 12 months of 30 days each, equal to

                  (1) the aggregate amount of interest accrued and collected (or advanced) on all of the mortgage loans in the fixed rate group during the prior calendar month minus the aggregate amount of the servicing fee, the trustee's fee and the premiums due to the certificate insurer for the fixed rate group, on that payment date, divided by

                  (2) the aggregate principal balance of the mortgage loans in the fixed rate group as of the opening of business on the first day of the prior calendar month.

         "GROUP AVAILABLE FUNDS" is the amount for each group available to the trustee for distribution to the owners on a payment date, after taking into account any amounts transferred as a result of cross-collateralization, and after deducting the servicing fees, trustee's fees and the premiums due to the certificate insurer on that payment date.

         "INSURED AMOUNTS" shall mean, with respect to any payment date, any Deficiency Amount for such payment date.

         "INSURED DISTRIBUTION AMOUNT" means, with respect to each group and any payment date, the sum of the Interest Distribution Amount and any Overcollateralization Deficit, in each case for the group. The Insured Distribution Amount does not include any shortfalls due to the application of the Soldiers' and Sailors' Civil Relief Act or any Supplemental Interest Amounts.

         "INSURED PAYMENTS" shall mean, the aggregate amount actually paid by the certificate insurer to the trustee in respect of (i) Insured Amounts for a payment date and (ii) Preference Amounts for any given business day.

         "INTEREST ACCRUAL PERIOD" for each payment date and for the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates is each calendar month; for the class A-7 certificates is the period from the preceding payment date, or, in the case of the first payment date, from the closing date, through the day preceding the payment date.

         "INTEREST DETERMINATION DATE" the second business day preceding each payment date or, in the case of the first payment date, on the second business day preceding the closing date.

         "INTEREST DISTRIBUTION AMOUNT" means, for each class and payment date, the interest due with respect to that class, together with any unpaid interest shortfall relating to that class from prior payment dates. The Interest Distribution Amount for the class A-7 certificates does not include any Supplemental Interest Amount.

         "LOAN-TO-VALUE RATIO" or "LTV" means, for any mortgage loan, the ratio of (A) the original principal balance of the mortgage loan to (B) the appraised value of the mortgaged property at the time of origination of the mortgage loan.

         "NONPAYMENT" shall mean, with respect to any payment date, a Deficiency Amount owing in respect of such payment date.

         "NOTICE" means the notice sent in writing by telecopy, in the form acceptable to the certificate insurer, the original of which is subsequently delivered by registered or certified mail, from the trustee specifying the Insured Amount which shall be due and owing on the applicable payment date.

         "OVERCOLLATERALIZATION DEFICIT" for a group and any payment date is the amount, if any, by which:

                  (1) the aggregate principal balance of the class A certificates backed by that group, after taking into account all distributions to be made on that payment date, except for any payment to be made as to principal from the proceeds of the certificate insurance policy, exceeds

                  (2) the aggregate principal balance of the mortgage loans in the group securing those classes as of the close of business on the last day of the prior month, plus any amounts held by the trustee in the pre-funding account for those classes.

         "OVERCOLLATERALIZATION INCREASE AMOUNT" means, with respect to a group, the actual amount of Excess Cashflow actually applied as an accelerated payment of principal of class A certificates in the group.

         "PREFERENCE AMOUNT" means any payment of principal or interest on a class A certificate which has become Due for Payment and which is made to an owner of a class A certificate by or on behalf of the trustee which has been deemed a preferential transfer and was previously recovered from its owner pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

         "PRINCIPAL DISTRIBUTION AMOUNT" for a group is the sum of:

            - the Base Principal Distribution Amount for that group and payment date;

            - the Overcollateralization Deficit for that group, but only to the extent that it can be funded on that payment date from Excess Cashflow available from both groups;

            - any remaining Overcollateralization Deficit for that group on that payment date, to the extent funded by the certificate insurer as an Insured Payment; and

            - the amount necessary to increase the overcollateralization for that group to its required level, but only to the extent it can be funded on the payment date from Excess Cashflow available from both groups.

         "REQUIRED DISTRIBUTIONS" means, with respect to each group and (1) any payment date occurring prior to the payment date in August 2029, the Insured Distribution Amount -- net of any shortfalls arising due to the application of the Soldiers' and Sailors' Civil Relief Act -- with respect to that group and
(2) the payment date occurring in August 2029, the aggregate outstanding principal balance, if any, of that class of class A certificates, after giving effect to all other payments of principal on that class of class A certificates on that payment date.

         "STEP-UP PAYMENT DATE" means, the payment date following the calendar month in which the clean-up call is first permitted to occur.

         "SUPPLEMENTAL INTEREST AMOUNT" means, for the class A-7 certificates and any payment date, the amount of interest that would otherwise be paid on the class A-7 certificates on that payment date if not for the application of the available fund cap rate.

PROSPECTUS

--------------------------------------------------------------------------------

ADVANTA CONDUIT RECEIVABLES, INC.         Mortgage Loan Asset-Backed Securities,
Sponsor                                   Issuable in Series

ADVANTA MORTGAGE CORP. USA
Master Servicer

--------------------------------------------------------------------------------

Advanta Conduit Receivables, Inc. may sell, from time to time, a series of mortgage loan asset-backed securities backed soley by the assets of the issuing trust. The assets of each trust consist primarily of a pool of mortgage loans.

--------------------------------------------------------------------------------
WE SUGGEST THAT YOU READ THE SECTION ENTITLED "RISK FACTORS" ON PAGE 9 OF THIS PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THESE SECURITIES.

These securities are mortgage loan asset-backed securities which represent interests in or obligations of the trust issuing that series of securities and are not interests in or obligations of any other person or entity.

Neither these securities nor the mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompained by the prospectus supplement relating to the offering of these securities.

THE SECURITIES --

-    will be issued from time to time in series

-    will be issued by trusts established by Advanta Conduit Receivables, Inc.

- will be backed by one or more pools of mortgage loans held by the issuing trust

- will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization

- may have the benefit of one or more forms of credit enhancement, such as insurance policies, overcollateralization, subordination or reserve funds.

THE ASSETS --

The assets of each trust will primarily consist of a pool of mortgage loans, funds on deposit in one or more accounts and forms of credit support described in this prospectus and in the prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        THE DATE OF THIS PROSPECTUS IS JULY __, 1999

    IMPORTANT INFORMATION ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

         We provide information to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities, and (2) the prospectus supplement, which describes the specific terms of your series of securities.

         This prospectus by itself does not contain complete information about the offering of your securities; the balance of that information is contained in the prospectus supplement. We suggest that you read both this prospectus and the prospectus supplement in full. We cannot sell the securities to you unless you have received both this prospectus and the prospectus supplement.


                                TABLE OF CONTENTS

                                                   PAGE

SUMMARY OF PROSPECTUS...............................4

RISK FACTORS........................................9

THE MORTGAGE LOANS.................................15
      Interest Payments on the Mortgage Loans......18
      Prepayment Fees; Due on Sale Clauses;
      Assumable Mortgage Loans.....................18
      Statistical Information Concerning the
      Mortgage Loans...............................18

MORTGAGE LOAN PROGRAM AND UNDERWRITING GUIDELINES..19
      Description of Underwriting Guidelines.......20
      Representations and Warranties Concerning
      the Mortgage Loans...........................23
      The Master Servicer May Act Through Sub-
      Servicers....................................23

DESCRIPTION OF THE SECURITIES......................24
      General Payment Terms of Securities..........25
      Payment Date Distributions...................26
      Determination of Principal and Interest on
      the Securities...............................26
      Yield Considerations.........................27
      Maturity And Prepayment Considerations.......28
      Form of Securities...........................29
      Assignment of Mortgage Loans.................31
      Pre-Funding Feature; Mandatory Prepayment....31
      Payments on Mortgage Loans; Deposits to
      Accounts.....................................32
      Withdrawals from the Principal and Interest
      Account......................................33
      Delinquency Advances and Servicing Advances..34
      Reports to Securityholders...................36

DESCRIPTION OF CREDIT ENHANCEMENT..................36
      Financial Guaranty Insurance Policies........36
      Cross Support Among Classes..................37
      Overcollateralization........................37
      Subordination of Classes.....................38
      Letter of Credit.............................38
      Reserve Accounts.............................38
      Derivative Contracts.........................38
      Reduction or Substitution of Credit
      Enhancement .................................38

SERVICING PROCEDURES...............................39
      Collection and Other Servicing Procedures....39

      Realization Upon Defaulted Mortgage Loans....41
      Hazard Insurance Policies....................42

THE SPONSOR........................................43

THE MASTER SERVICER................................43

AVAILABLE INFORMATION; INCORPORATION OF
     INFORMATION BY REFERENCE......................43

THE AGREEMENTS.....................................45
      Servicing and Other Compensation and Payment
      of Expenses..................................45
      Evidence as to Compliance....................45
      Removal and Resignation of the Master
      Servicer ....................................46
      Amendments to the Agreements.................47
      Retirement of Securities; Redemption.........47
      The Trustee..................................48

LEGAL ASPECTS OF MORTGAGE LOANS....................49
      Enforcement of the Mortgage Note.............49
      Deeds of Trust or Mortgages..................50
      Cooperative Loans............................51
      Foreclosure of Mortgage Loans................51
      Foreclosure on Cooperative Loans.............52
      Rights of Redemption.........................53
      Environmental Legislation....................53
      Enforceability of Mortgage Loans Provisions..53
      California Deeds of Trust....................54
      Applicability of Usury Laws..................55
      Soldiers' and Sailors' Civil Relief Act of
      1940 ........................................55

MATERIAL FEDERAL INCOME TAX CONSEQUENCES...........56
      Grantor Trust Securities.....................57
      REMIC Securities.............................59
      Special Tax Attributes.......................59
      Debt Securities..............................67
      Partnership Interests........................68
      FASIT Securities.............................70
      Discount and Premium.........................72
      Backup Withholding...........................76
      Foreign Investors............................76

STATE TAX CONSIDERATIONS...........................78

ERISA CONSIDERATIONS...............................78
      Certificates.................................79
      Notes........................................81
      Consultation With Counsel....................82

REPORTS............................................82

INVESTMENT MATTERS.................................82

USE OF PROCEEDS....................................83

METHODS OF DISTRIBUTION............................83

LEGAL MATTERS......................................83

FINANCIAL INFORMATION..............................83

ADDITIONAL INFORMATION.............................83

ANNEX I.............................................1

                              SUMMARY OF PROSPECTUS

- This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, carefully read this entire prospectus and the accompanying prospectus supplement.

- This summary provides an overview of the structural elements, calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.


SECURITIES

     Mortgage loan asset-backed certificates and mortgage loan asset-backed notes issuable from time to time in series, in fully registered form or book entry only form, in authorized denominations, as described in the prospectus supplement.

THE SPONSOR

     Advanta Conduit Receivables, Inc. is a Nevada corporation whose principal offices are located at 10790 Rancho Bernardo Road, San Diego, California 92127 and its telephone number is (858) 676-3099.

THE MASTER SERVICER

     Advanta Mortgage Corp. USA or its successors and assigns.

THE SUB-SERVICERS

     The master servicer may appoint sub-servicers, who may be affiliates, to perform its servicing duties.


ISSUER OF SECURITIES

     The issuer of each series of securities will be a trust established by the sponsor or one of its affiliates. The securities will either be notes or certificates. Notes will represent indebtedness of the trust. Certificates will represent beneficial ownership interests in the trust.


THE MORTGAGE LOANS

     Each trust will hold one or more pools of mortgage loans, which may include:

- conventional, non-government insured mortgage loans secured by one-to-four family residential properties;

- mortgage loans secured by condominiums or security interests in shares in cooperative housing corporations;

-    mortgage loans on manufactured homes;

-    mortgage loans secured by junior liens on mortgaged properties;


-    non-conforming mortgage loans;


- mortgage loans with loan-to-value ratios in excess of 100% of the appraised value of the related mortgaged property but not in excess of 125%; and

-    revolving home equity lines of credit.

     The mortgage loans may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

     The sponsor will direct each trust to acquire the mortgage loans from affiliated originators, unaffiliated originators or warehouse trusts.

- Mortgage loans originated by affiliated originators will have been originated in accordance with the sponsor's underwriting guidelines.

- Mortgage loans originated by unaffiliated originators and purchased by the sponsor or its affiliates will have been originated either in accordance with the sponsor's guidelines or in accordance with guidelines approved by the sponsor.

- Mortgage loans may have been purchased by the sponsor in bulk acquisitions and those loans will have been originated in accordance with the original originator's guidelines.


     The majority of the mortgage loans will be non-conforming mortgage loans in that they have credit characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines.


THE SECURITIES

     The securities of a series may be issued in one or more classes, as specified in the prospectus supplement. One or more classes of securities of each series:

- may be entitled to receive distributions allocable only to principal, only to interest or to any combination of principal and interest;

- may only be entitled to receive distributions of prepayments of principal throughout the lives of the securities or during specified periods;

- may be subordinated in its right to receive distributions of scheduled payments of principal, prepayments of principal, and payments of principal and interest to one or more other classes of the same series throughout the life of the securities or during specified periods;

- may be entitled to receive distributions only after a specified period of time has passed, a specified amount of principal has been paid down, or a specified percentage of credit enhancement has built up: this could take the form of a lockout feature, in which a class receives no principal distributions for an initial period, then receives all principal distributions for a period: subordinated classes could be entitled to receive payments of principal only after a specified overcollaterization target had been met;

- may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the issuing trust;

- may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time;

- may accrue, and not pay, interest until other classes of the series have been paid in full; the accrued interest will be added to the principal or notional amount of the securities and will be payable only after the other classes have been paid; and

- may be entitled to distributions allocable to interest only after the occurrence of specified events; the accrued interest will be added to the principal or notional amount of the securities until the specified events occur.

The timing and amounts of distributions may vary among classes, over time, or otherwise as specified in the prospectus supplement.

     Interest only and principal only securities are subject to investment risks that are a function of the prepayment speed of the underlying pool of mortgage loans, optional or mandatory prepayment features of the securities, and the price paid for the securities. Some investors in these securities could lose their investment. The ratings assigned to these securities frequently will not address these risks, so a substantial loss may not be inconsistent with a high rating. These interest only and principal only securities are appropriate investments only for sophisticated investors who are able to independently assess the risks of their investment.

DISTRIBUTIONS ON THE SECURITIES

     Owners of securities will be entitled to receive payments in the manner described in the prospectus supplement. The prospectus supplement will specify:

- whether distributions will be made monthly, quarterly, semi-annually or at other intervals;

- the amount allocable to payments of principal and the amount allocable to payments of interest on any distribution date; and

-    the priorities which govern the distributions of principal and interest.

PRE-FUNDING FEATURE

     A trust may enter into agreements with the sponsor, in which the sponsor will request or direct the trust to acquire mortgage loans after the securities are issued. The transfer of mortgage loans after the date the securities are issued is known as the pre-funding feature. Any subsequent mortgage loans will be required to conform to the requirements described in the prospectus supplement. If the pre-funding feature is used, the trustee or indenture trustee will be required to deposit all or a portion of the proceeds of the sale of the securities of the series in a segregated account. The subsequent mortgage loans will be transferred to the trust in exchange for money released from the segregated account. These transfers must occur within a specified period, not to exceed one year. If a trust elects federal income treatment as a REMIC or as a grantor trust, the pre-funding period will be limited to three months. If all of the monies originally deposited in the account are not used by the end of the specified period, all remaining monies will be applied as a mandatory prepayment of a class or classes of securities.

OPTIONAL REDEMPTION

     The master servicer or any of its affiliated sub-servicers or, if applicable, the credit enhancement provider may, at their respective options, cause the early redemption of a series of securities through the purchase of the mortgage loans in the trust. The optional redemption may only occur on a date following the date when the aggregate outstanding principal balance of either the securities or the mortgage loans is reduced below a specified percentage of their respective original balances.

MANDATORY REDEMPTION

     The trustee or the indenture trustee, as applicable, the master servicer or any of its affiliated sub-servicers or other persons specified in the prospectus supplement may be required to cause the early redemption of a series of securities by soliciting competitive bids for the purchase of the assets of the trust or otherwise.

     If a pre-funding feature is used for any series of securities, at the end of the pre-funding period any unused amounts will be applied as a mandatory redemption of a class or classes of securities.

ADVANCES

     The servicer of the mortgage loans may be obligated to advance delinquent installments of interest, or principal and interest, less applicable servicing fees, on the mortgage loans. The obligation to make advances may be limited to amounts due to the owners of securities of the series, amounts deemed to be recoverable from late payments or liquidation proceeds, specified periods or to any combination of these considerations. The extent of the obligation to make advances will be specified in the prospectus supplement. The advance will be recoverable as specified in the prospectus supplement.

     In addition, the servicer may be obligated, in some months to pay interest shortfalls which arise due to prepayments on the mortgage loans in the month in which the prepayment occurs. The payment must come from the servicer's own funds without any right of reimbursement but are limited to the servicing fee the master servicer collected that month.

CREDIT ENHANCEMENT

     Credit enhancement refers to a mechanism that is intended to protect the owners of securities against losses due to defaults on the mortgage loans. A series of securities, or some of the classes within the series, may have the benefit of one or more types of credit enhancement including but not limited to, the following:

- the use of excess interest to cover losses and to distribute as principal to create overcollateralization;

- the subordination of distributions on the lower classes of securities to the required distributions in more senior classes of securities;

- the allocation of losses on the mortgage loans to the lower classes of securities; and

- the use of cross support, reserve funds, financial guarantee insurance policies, guarantees, letters of credit and similar instruments and arrangements.

     The protection against losses afforded by any credit enhancement will be limited in the manner described in the prospectus supplement.

BOOK ENTRY REGISTRATION

     One or more classes of a series of securities may be issued in book entry form in the name of a clearing agency registered with the Securities and Exchange Commission or its nominee. Transfers and pledges of book entry securities may be made only through entries on the books of the clearing agency. All references to the holders or owners of securities mean the beneficial owners, unless the context specifically requires otherwise.

FEDERAL INCOME
TAX CONSEQUENCES

     The securities of each series will, for federal income tax purposes, constitute one of the following:

- interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code,

- regular interests or residual interests in a trust treated as a real estate mortgage investment conduit or REMIC under

     Sections 860A through 860G of the Internal Revenue Code,

-    debt issued by a trust,

-    interests in a trust which is treated as a partnership, or

- regular interests or high-yield interests in a trust treated as a financial asset securitization investment conduit or FASIT under Sections 860H through 860L of the Internal Revenue Code.

         We suggest that you review Material Federal Income Tax Consequences beginning on page 56 in this prospectus and in the prospectus supplement. In addition, you may wish to consult your own tax advisor concerning your investment.

ERISA CONSIDERATIONS

     A fiduciary of a pension, profit sharing or other employee benefit plan may wish to review with its legal advisors whether the purchase, holding or disposition of securities could give rise to a prohibited transaction under ERISA, or Section 4975 of the Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available. We suggest that you review ERISA Considerations beginning on page 79 in this prospectus and in the prospectus supplement.

LEGAL INVESTMENT MATTERS

     The prospectus supplement will state whether or not the securities will constitute mortgage related securities under the Secondary Mortgage Market Enhancement Act of 1984.

RATING

     Each class of securities offered by a prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized statistical rating agency.

RISK FACTORS

     Investment in the securities will be subject to one or more risk factors, including declines in the value of mortgaged properties, prepayment of mortgage loans, higher risks of defaults on particular types of mortgage loans, limitations on security for the mortgage loans, limitations on credit enhancement and various other factors. We suggest that you read Risk Factors beginning on page 9 in this prospectus and in the prospectus supplement for a discussion of these and other risk factors that you may wish to consider before investing in the securities.

                                  RISK FACTORS

         You may wish to consider the following risk factors prior to any purchase of any class of securities. You may also wish to consider the information under the caption "Risk Factors" in the accompanying prospectus supplement.

YOU MAY NOT BE ABLE TO SELL YOUR SECURITIES, AND MAY HAVE TO HOLD YOUR SECURITIES TO MATURITY EVEN THOUGH YOU MAY WANT TO SELL IT.

A secondary market for these securities is unlikely to develop. If it does develop, it may not provide you with sufficient liquidity of investment or continue for the life of these securities. The underwriters may establish a secondary market in the securities, although no underwriter will be obligated to do so. The securities are not expected to be listed on any securities exchange or quoted in the automated quotation system of a registered securities association.

Issuance of the securities in book-entry form may also reduce the liquidity in the secondary trading market, since some investors may be unwilling to purchase securities for which they cannot obtain definitive physical securities.

PREPAYMENTS ON THE MORTGAGE LOANS COULD CAUSE YOU TO BE PAID EARLIER THAN YOU EXPECT, WHICH MAY ADVERSELY AFFECT YOUR YIELD TO MATURITY.


- The yield to maturity of the securities may be adversely affected by a higher or lower than anticipated rate of prepayments on the mortgage loans. If you purchase a security at a premium based on your expectations as to its maturity or weighted average life, and the security pays principal more quickly than you expected, your yield will be reduced and you may not recover the premium you paid.

- The yield to maturity on interest only securities will be extremely sensitive to the rate of prepayments on the mortgage loans. If the mortgage loans prepay very quickly the yield on an interest only security could be dramatically reduced.

- The mortgage loans may be prepaid in full or in part at any time, although prepayment may require the borrower to pay a prepayment penalty or premium. These penalties will generally not be property of the trust, and will not be available for distributions to you.

- We cannot predict the rate of prepayments of the loans, which is influenced by a wide variety of economic, social and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, we can give no assurance as to the level of prepayments that a trust will experience.

     - Prepayments may result from mandatory redemptions relating to unused monies held in pre-funding accounts, voluntary early payments by borrowers, payments in connection with refinancings of the first mortgages, sales of mortgaged properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from mortgage insurance policies, credit life and disability insurance policies. In addition, repurchases or purchases of mortgage loans from the trust or the payment of substitution adjustments will have the same effect on the securities as a prepayment of the loans.

- One or more classes of securities of any series may be subject to optional or mandatory redemption in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the mortgage loans or the securities is less than a specified amount or percentage.

Any of the foregoing principal prepayments may adversely affect the yield to maturity of the prepaid securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that you will be able to reinvest these prepaid amounts at a yield equaling or exceeding the yield on your securities. You will bear the risk of reinvesting unscheduled distributions resulting from a redemption.

CREDIT ENHANCEMENT, IF PROVIDED, WILL BE LIMITED IN BOTH AMOUNT AND SCOPE OF COVERAGE, AND MAY NOT BE SUFFICIENT TO COVER ALL LOSSES OR RISKS ON YOUR INVESTMENT.


Credit enhancement may be provided in limited amounts to cover some, but not all, types of losses on the mortgage loans and may reduce over time in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to some types of losses, and may provide no coverage as to other types of losses. Credit enhancement does not directly or indirectly guarantee to the investors any specified rate of prepayments, which is one of the principal risks of your investment. The amount and types of credit enhancement coverage, the identification of any entity providing the credit enhancement, the terms of any subordination and any other information will be described in the accompanying prospectus supplement.

PROPERTY VALUES MAY DECLINE, LEADING TO HIGHER LOSSES ON THE MORTGAGE LOANS.

An investment in securities which are backed by residential real estate loans may be affected by a decline in real estate values and changes in the borrowers' financial condition. If property values decline, the rates of delinquencies and foreclosures could rise, increasing the likelihood of loss. If these losses are not covered by any credit enhancement, you will bear the risk of these losses and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted loans.

MORTGAGE LOANS WITH BALLOON PAYMENT FEATURES MAY HAVE GREATER DEFAULT RISK.

Some of the mortgage loans may be balloon loans that provide for the payment of a large remaining principal balance in a single payment at maturity. The mortgagor on this type of loan may not be able to pay the large payment, and may also be unable to refinance the mortgage loan at maturity. As a result, the default risk associated with balloon loans may be greater than that associated with fully amortizing loans because of the large payment at maturity.

MORTGAGE LOANS WITH HIGH LOAN-TO-VALUE RATIOS MAY NOT HAVE ADEQUATE SECURITY IN THE EVENT OF A DEFAULT, WHICH MAY RESULT IN MORE SEVERE LOSSES.


Even though all of the mortgage loans will be secured by residential real estate, in some cases the value of the real estate may be close to, or even less than, the amount of the mortgage loan. As a result, the mortgaged properties may not provide adequate security for these high loan-to-value loans. The underwriting analysis for high loan-to-value loans relies more heavily on the mortgagor's creditworthiness than on the protection afforded by the security interest in the mortgaged property.

Additionally, there is also the risk that if mortgagor sells the property, he or she may be unable to pay the mortgage loan in full from the proceeds of the sale and may default. The costs incurred by the servicer in the collection and liquidation of high loan-to-value loans may be higher than for other loans, because the servicer may be required to pursue collection solely against the mortgagor and not the property. Consequently, the losses on defaulted high loan-to-value loans may be more severe as there is no assurance that proceeds from the sale will be sufficient to repay the mortgage loan.

MORTGAGE LOANS SECURED BY JUNIOR LIENS MAY EXPERIENCE HIGHER RATES OF DELINQUENCIES AND LOSSES.

Some of the mortgage loans will be secured by second, or even more junior, liens which are subordinate to the rights of the more senior mortgagees. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a mortgage loan only to the extent that the claims of all senior mortgagees have been satisfied in full. In addition, a mortgagee secured by a junior lien may not foreclose on the mortgaged property unless it either pays off the senior mortgage or undertakes to make payments on the senior mortgage. The trust will not have any source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee. This lack of funds could prevent the trust from foreclosing on a junior lien mortgage in a timely manner which may lead to increased loss.

FORECLOSURE OF MORTGAGED PROPERTIES INVOLVE DELAYS AND EXPENSE AND COULD CAUSE LOSSES ON THE MORTGAGE LOANS.

Even if the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered and substantial costs could be incurred in connection with the foreclosure of defaulted loans, and corresponding delays in the receipt of the foreclosure proceeds could occur. The master servicer will have limited discretion to permit delinquent loans to remain delinquent for an extended period of time, which will delay the receipt of net proceeds to the trust. Foreclosures are regulated by state statutes, rules and judicial decisions and are subject to many of the delays and expenses of other lawsuits, sometimes requiring several years to complete. The master servicer will in most cases be entitled to reimburse itself for any expenses it has paid in attempting to recover amounts due on the liquidated loans, including payments to prior lienholders, accrued fees of the master servicer, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses, all which will reduce the amount of the net proceeds to the trust and the amount available to make distributions to you.

GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES MAY RESULT IN HIGHER LOSSES, IF PARTICULAR REGIONS EXPERIENCE DOWNTURNS.

Some geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of loss and delinquency. The mortgage loans series of securities may be concentrated in these weaker regions, and these concentrations may present risks in addition to those present for similar asset-backed securities without these concentrations. Information about geographic concentration of mortgaged properties will be specified in the accompanying prospectus supplement.

ENVIRONMENTAL CONDITION OF THE MORTGAGED PROPERTY MAY GIVE RISE TO LIABILITY FOR THE TRUST, WHICH COULD REDUCE THE AMOUNTS AVAILABLE TO PAY YOU ON YOUR SECURITIES.

Real property pledged as security to the trust may be subject to environmental risks which could cause losses on your securities. Under the laws of some states, contamination of a mortgaged property may give rise to a lien on the mortgaged property to assure the costs of clean up. In several states, this type of lien has priority over the lien of an existing mortgage or owner's interest against the property. In addition, under the laws of some states and under federal law, a lender may be liable for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender such as a trust also will increase its risk of environmental liability upon the foreclosure of the mortgaged property, since the trust may then become the legal owner of the property.

SECURITY INTERESTS IN MANUFACTURED HOMES MAY NOT BE PERFECTED AND THE TRUST MAY NOT REALIZE UPON THE FULL AMOUNT DUE UNDER THE MORTGAGE LOAN.

Some of the mortgage loans may be secured by manufactured homes and, in some cases, the real estate on which the manufactured home is located. Some federal and state laws, which do not apply to other types of mortgage loans, limit the master servicer's ability to foreclose on manufactured homes or may limit the amount realized to less than the amount due under the mortgage loan. These limitations could cause losses on your securities.

STATE AND FEDERAL CREDIT PROTECTION LAWS MAY LIMIT COLLECTION OF PRINCIPAL AND INTEREST ON THE MORTGAGE LOANS.

Residential mortgage lending is highly regulated at both the federal and state levels and violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the amounts due on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust, as the owner of the mortgage loan, to claims for damages and to administrative enforcement. The occurrence of any of the foregoing could cause losses on your securities.

THE SOLDIERS' AND SAILORS' CIVIL RELIEF ACT MAY LIMIT THE MASTER SERVICER'S ABILITY TO COLLECT ON THE MORTGAGE LOANS.

The terms of the Soldiers' and Sailors' Civil Relief Act of 1940, or similar state mortgage legislation, benefit mortgagors who enter military service, including a mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty. These mortgagors may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The implementation of the Soldiers' and Sailors' Civil Relief Act could have an adverse effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on these mortgage loans.

In addition, the Soldiers' and Sailors' Civil Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on loans during the mortgagor's period of active duty status. Thus, in the event that these mortgage loans go into default, there may be delays and losses occasioned by the inability to foreclose on the mortgaged property in a timely fashion.

THE RATINGS ASSIGNED TO YOUR SECURITIES BY THE RATING AGENCIES MAY BE LOWERED OR WITHDRAWN AT ANYTIME, WHICH MAY AFFECT YOUR ABILITY TO SELL YOUR SECURITIES.

The ratings assigned to the securities will be based on, among other things, the adequacy of the assets of the trust and any credit enhancement for a series of securities. Any rating which is assigned may not remain in effect for any given period of time or may be lowered or withdrawn entirely by the rating agencies if, in their judgment, circumstances in the future so warrant. Ratings may also be lowered or withdrawn because of an adverse change in the financial or other condition of a provider of credit enhancement or a change in the rating of a credit enhancement provider's long term debt at anytime, which may affect your ability to sell your securities.

THE SPONSOR'S UNDERWRITING STANDARDS ARE LESS STRINGENT THAN THOSE USED BY FEDERAL AGENCIES, WHICH MAY INCREASE RISK OF DEFAULT.

The sponsor's and its affiliates' underwriting standards consider, among other things, a mortgagor's credit history, repayment ability and debt-to-income ratio, as well as the value of the mortgaged property. The sponsor's and its affiliates' mortgage loan program provides for the origination of mortgage loans with credit characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines. These mortgage loans may be more likely to become delinquent or go into default than mortgage loans which are eligible under Fannie Mae or Freddie Mac guidelines, and may experience higher rates of delinquency and default.

A TRUST WITH A PRE-FUNDING FEATURE MAY NOT BE ABLE TO ACQUIRE ENOUGH ADDITIONAL MORTGAGE LOANS, LEADING TO AN UNEXPECTED PREPAYMENT.

In the event that the sponsor does not have enough subsequent mortgage loans to deliver to a trust on or before the end of the pre-funding period, the securityholders will receive a prepayment of principal. Any principal prepayment may adversely affect the yield to maturity of your securities if you purchased them at a premium. Prevailing interest rates are subject to fluctuation, so you may not be able to reinvest a prepayment at yields at or above the yields on your securities.

A TRUST MAY INCLUDE MORTGAGE LOANS PURCHASED IN BULK FROM ANOTHER ORIGINATOR, THESE MORTGAGE LOANS MAY NOT PERFORM AS WELL AS THE MORTGAGE LOANS ORIGINATED BY THE SPONSOR OR ITS AFFILIATES.

A trust may include mortgage loans acquired in a bulk purchase. These mortgage loans may be of a different credit quality than the sponsor's and its affiliates' own mortgage loans, and may only be reviewed by the sponsor on a sample basis. These mortgage loans may experience higher rates of delinquencies and defaults.

ADJUSTABLE RATE MORTGAGE LOANS MAY BE MORE LIKELY TO DEFAULT WHEN THE LOAN PAYMENTS INCREASE.

Adjustable rate mortgage loans may be underwritten on the basis of an low initial interest rate and an assessment that mortgagors will have the ability to make higher payments as a result of a higher interest rate after relatively short periods of time. In some instances, mortgagors' income may not be sufficient to enable them to continue to make their loan payments as the amount of the payments increase, therefore the likelihood of default will increase.

PAY-FOR-PERFORMANCE MORTGAGE LOANS MAY REDUCE AMOUNT OF COLLECTIONS ON THE MORTGAGE LOANS WHICH MAY ADVERSELY AFFECT INVESTMENT.

Some of the mortgage loans may constitute pay-for-performance mortgage loans which are originated with a stated coupon rate which may decrease if the mortgagor maintains a steady history of timely payments over a specified period of time. A decrease in coupon rate, although indicative of good payment performance, may result in decreased cash proceeds received by the trust and as a result, less cash will be available for distribution to securityholders.



INTEREST ONLY FEATURE OF REVOLVING HOME EQUITY LINES OF CREDIT MAY ADVERSELY AFFECT INVESTMENT.


The home equity lines of credit have an interest only feature during the initial three or five year draw period, and borrowers are only required to pay the greater of $50.00 or the finance charge that accrued on the outstanding balance of the home equity line of credit during the billing period. No principal payments are required during the draw period. As a result, amounts collected by the trust attributable to principal payments may be minimal during the draw period and little or no principal will be paid to holders of securities issued by the trust during the draw period.

The master servicer or the originator may each extend the draw period of a revolving home equity line of credit in accordance with the terms of the loan agreement. The decision to extend the draw period may include a review of specific credit criteria. The ability to postpone the amortization of principal by extending the draw period may have the additional effect of increasing the combined loan-to-value ratio of the mortgage loan which in turn may increase the likelihood of default.

                                   THE TRUSTS

         From time to time, Advanta Conduit Receivables, Inc., in its capacity as the sponsor of the trusts, will cause a separate trust to issue one or more series of mortgage loan asset-backed certificates or mortgage loan asset-backed notes. The primary assets of each trust will consist of a segregated pool of one- to four-family residential mortgage loans, acquired by that trust from one or more originators, the sponsor, its affiliates or from trusts created by the sponsor or its affiliates to finance the origination of mortgage loans. The certificates issued by a trust will represent beneficial ownership interests in the mortgage loans held by that trust, and the notes will represent debt secured by the mortgage loans.

         Each trust will be established by to a trust agreement between the sponsor and the designated trustee.

         Securities that represent debt of a trust will be issued under an indenture and securities that represent beneficial ownership interests in a trust will be issued under a trust agreement.

         The mortgage loans held by each trust will be master serviced by Advanta Mortgage Corp. USA.

         Each security will be backed only by the assets of the trust that issued the security, and not the assets of any other trust except that in limited situations, collections on mortgage loans in one trust in excess of amounts needed to pay the securities may be used to make payments on securities issued by other trusts, or may be reallocated as directed by the sponsor.

         In the case of any individual trust, the contractual arrangements relating to the establishment of the trust, the servicing of the mortgage loans and the issuance of the securities may be contained in a single agreement, or in several agreements which combine aspects of the trust agreement, the servicing agreement and the indenture. For purposes of this prospectus, the term agreements means all of the agreements relating to the establishment of the trust, the servicing of the mortgage loans held by the trust and the issuance of the securities by the trust.

                               THE MORTGAGE LOANS

TYPES OF MORTGAGE LOANS WHICH WILL BE HELD BY THE TRUSTS.

         Each pool will consist primarily of mortgage loans, minus any portion of the accrued interest payments due that may have been retained by any originator or broker, or any other interest retained by the sponsor or any affiliate of the sponsor, including interest accrued and principal collected prior to the cut-off date. The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or other similar security instruments creating a lien on one- to four-family residential properties. The mortgaged properties will consist primarily of attached or detached single-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments, cooperative apartment loans secured by security interests in shares issued by cooperatives, small mixed use properties, and manufactured houses. The mortgaged properties may be owner occupied properties, which includes second and vacation homes, and non-owner occupied properties. A mortgage loan may also be secured by the pledge of a limited amount of non real estate collateral, such as fixtures or personal property that includes, but is not limited to, furniture and appliances.

         The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Puerto Rico or any other territories of the United States. The mortgage loans will be what are commonly referred to as conventional loans, meaning loans that are not insured or guaranteed by any governmental agency. Mortgage loans with loan-to-value ratios or principal balances greater than a specified amount may be covered wholly or partially by primary mortgage insurance policies.

         Each mortgage loan will be selected by the sponsor for inclusion in a trust from among mortgage loans originated by one or more institutions affiliated with the sponsor, or purchased by the sponsor from banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the FDIC and other mortgage loan originators or purchasers not affiliated with the sponsor. The characteristics of the mortgage loans in a trust will be described in the prospectus supplement.

         All of the mortgage loans will have payments that are due monthly or bi-weekly, and will consist of one or more of the following types:

- Fixed-rate, fully-amortizing mortgage loans which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified providing for level monthly payments of principal and interest and terms at origination or modification of generally not more than 30 years;

- Adjustable rate mortgage loans having original or modified terms to maturity of generally not more than 30 years with a coupon rate that adjusts periodically, at the intervals described in the mortgage note over the term of the mortgage loan. The adjustable coupon rate is equal to the sum of a fixed margin and a specified index such as, by way of example:

-    U.S. treasury securities of a specified constant maturity,

- weekly auction average investment yield of U.S. treasury bills of specified maturities,

-    prime,

- the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, or

-    London Interbank Offered Rate.

The prospectus supplement will describe the relevant index, and aggregate information regarding the highest, lowest and weighted average margins with respect to the adjustable rate loans in the trust. An adjustable rate loan may include a provision that allows the mortgagor to convert the adjustable coupon rate to a fixed rate at some point during the term.

- Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of generally not more than 30 years with monthly payments during the first year calculated on the basis of an assumed coupon rate that will be lower than the coupon rate for to the mortgage loan in subsequent years. Deferred interest, if any, will be added to the principal balance of the mortgage loans;

- Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of generally not more than 30 years with monthly payments in subsequent years that are calculated on the basis of an assumed coupon rate that will be lower than the coupon rate for the loan in the first year or first two years. These mortgage loans require that the mortgagor qualify under certain positive criteria, including, but not limited to, a good payment history;

- Balloon mortgage loans, which are mortgage loans having original or modified terms to maturity of generally 5 to 15 years, which may have level monthly payments of principal and interest based generally on a 10- to 30-year amortization schedule. The amount of the monthly payment may remain constant until the maturity date, upon which date the full outstanding principal balance on the balloon loan will be due and payable;

- Modified mortgage loans, which are fixed or adjustable rate mortgage loans providing for terms at the time of modification of generally not more than 30 years. Modified mortgage loans may have been consolidated or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans;

- Hybrid mortgage loans which are originated having original or modified terms to maturity of not more than 30 years with monthly payments during the first two, three, four, or five years, as applicable, calculated at a fixed coupon rate, which fixed coupon rate then converts to an adjustable rate for the remainder of the term of the loan. Hybrid loans are included in adjustable rate mortgage loan pools in most instances;

- Revolving home equity loans. Interest on each revolving home equity loan may be computed and payable monthly on the average daily outstanding principal balance of the loan. From time to time prior to the expiration of the draw period, additional principal amounts on the revolving home equity loan may be borrowed up to a maximum amount set forth in the credit line agreement. Under a revolving home equity loan, during the draw period, the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, but may also elect to pay all or a portion of the principal. Following the conclusion of the draw period, the borrower must begin to make regular scheduled payments of principal and interest commence;

- Mortgage loans, which contain a feature permitting the coupon rate to be adjusted one or more times, but not below a specified floor, depending on the mortgagor's history of payments over a specified period or periods of time; or

- Convertible mortgage loans, which can be either adjustable rate loans, which allow the mortgagors to convert the adjustable rates to a fixed rate at some point during the life of the mortgage loans or fixed rate mortgage loans, which allow the mortgagors to convert the fixed rates to an adjustable rate.


INTEREST PAYMENTS ON THE MORTGAGE LOANS




         Interest will be calculated on each mortgage loan by one of three methods:

         Date of Payment or Simple Interest. This method provides that interest is charged to the mortgagor at the applicable coupon rate on the outstanding principal balance of the mortgage note and calculated based on the number of days elapsed between receipt of the mortgagor's last payment through receipt of the mortgagor's most current payment. The interest is deducted from the mortgagor's payment amount and the remainder, if any, of the payment is applied as a reduction to the outstanding principal balance of the mortgage note.

         Actuarial Loans. This method provides that interest is charged to the mortgagor, and payments are due from the mortgagor, as of a scheduled day of each month which is fixed at the time of origination.

         Rule of 78's Loans. This method provides for the payment by the mortgagor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the basis of the stated coupon rate for the term of the mortgage loan. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the rule of 78's.

PREPAYMENT FEES; DUE ON SALE CLAUSES; ASSUMABLE MORTGAGE LOANS

         Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan, may decline over time or may be prohibited for a period of time. The mortgage loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or transfer of the mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the originator.

STATISTICAL INFORMATION CONCERNING THE MORTGAGE LOANS


         The prospectus supplement for each series of securities will contain statistical information on the characteristics of the mortgage loans held by the trust. This statistical information may be based on a sample of the mortgage loans, and will be presented as of a statistical calculation date, which may also be the cut-off date. The statistical information may include, among other things, to the extent applicable to the particular trust:

-    the aggregate outstanding principal balance;

-    the average outstanding principal balance;

-    the range of loan-to-value ratios and combined loan-to-value ratios;

-    the range of the coupon rates; and

-    the geographical distribution of the mortgage loans.

         If the statistical information presented in a prospectus supplement is calculated as of a date earlier than the cut-off date for the trust, the actual statistical characteristics as of the cut-off date will not deviate by more than 5% from the information that is presented.

         Preliminary or more general information about the mortgage loans may be included in the prospectus supplement, and specific or final information about the mortgage loans may be contained in the agreements, which will be filed with the Securities and Exchange Commission and will be made available to holders of the series within fifteen days after the initial issuance of the securities.

         The loan-to-value ratio of a mortgage loan is equal to the ratio, expressed as a percentage, of the original principal balance of the mortgage loan to the appraised value of the mortgaged property at the time of origination of the mortgage loan. The combined loan-to-value ratio of a mortgage loan at any given time is the ratio, expressed as a percentage of the sum of the original principal balance of the mortgage loan plus, if applicable, the then current principal balance of all mortgage loans secured by liens on the mortgaged property having priorities senior to that of the lien which secures the mortgage loan to the appraised value of the mortgaged property at the time of origination of the mortgage loan. In general, for purchase money mortgage loans, the loan-to-value and the combined loan-to-value ratios are calculated using the lower of the purchased price or appraised values of the mortgaged properties at the time of origination.


                MORTGAGE LOAN PROGRAM AND UNDERWRITING GUIDELINES

         As a general matter, the sponsor's mortgage loan program will consist of the origination and purchase of mortgage loans to mortgagors with non-conforming credit. A borrower with non-conforming credit is a borrower who does not meet the standard underwriting guidelines of Fannie Mae or Freddie Mac. However, each trust may contain mortgage loans which do conform to Fannie Mae or Freddie Mac standard underwriting guidelines.

         The mortgagors generally will have obtained the mortgage loans for one or more of four reasons:

-    to purchase the mortgaged property,

-    to refinance an existing mortgage loan on more favorable terms,

-    to consolidate debt, or

- to obtain cash proceeds by borrowing against the mortgagor's equity in the mortgaged property.

         It is the sponsor's practice to solicit existing mortgagors for the possible refinancing of their existing mortgages if the mortgagors indicate that they are looking for more favorable terms.

DESCRIPTION OF UNDERWRITING GUIDELINES

         The following is a description of the underwriting guidelines customarily employed by the sponsor and its affiliates in originating or acquiring mortgage loans. The sponsor's and its affiliates' underwriting guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor's credit standing and repayment ability. Mortgagors who qualify under the sponsor's underwriting guidelines may not satisfy Fannie Mae and Freddie Mac underwriting guidelines for any number of reasons, including, without limitation, unsatisfactory payment histories or debt-to-income ratios, or a record of derogatory credit items such as outstanding judgments or prior bankruptcies.

         The underwriting guidelines to be used in originating or acquiring the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loans.

         Originators' underwriting procedures customarily utilize one of two types of underwriting guidelines: the sponsor guidelines, which are guidelines of the sponsor and its affiliated originators and approved guidelines, which are guidelines of approved unaffiliated originators.

         Mortgage loans that are originated by the sponsor and its affiliated originators are underwritten using the sponsor's guidelines. Mortgage loans that are purchased by the sponsor and its affiliated originators are underwritten utilizing either the sponsor's guidelines or the approved guidelines.

         SPONSOR'S GUIDELINES

         The sponsor's guidelines consider the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan but also takes into consideration the mortgagor's credit standing and repayment ability. There are three major steps in the sponsor's underwriting process: (1) identify the eligibility and appropriate credit grade of the mortgagor, (2) evaluate the eligibility and lendable equity of the mortgaged property, and (3) ensure the loan terms meet those acceptable for that credit grade. On a case by case basis the sponsor may determine that, based on compensating factors, a prospective mortgagor may not strictly qualify under a particular underwriting credit grade risk category but warrants an underwriting exception. Compensating factors may include, without limitation, relatively low loan-to-value ratio, relatively low debt-to-income ratio, stable employment and amount of time borrower has lived in the same residence. It is anticipated that a number of the mortgage loans underwritten in accordance with the sponsor's guidelines will have been originated based on underwriting exceptions. The sponsor's guidelines are revised continuously based on opportunities and prevailing conditions in the nonconforming credit residential mortgage market, as well as the expected market for the securities.

         In addition to mortgage loans originated by the sponsor and its affiliated originators, the sponsor and its affiliated originators may purchase mortgage loans from unaffiliated originators which were underwritten in accordance with the sponsor's guidelines. The sponsor generally will review or cause to be reviewed only a limited portion of the mortgage loans purchased from unaffiliated originators for conformity with the sponsor's guidelines.

         The sponsor's guidelines permit the origination and purchase of mortgage loans with multi-tiered credit characteristics tailored to individual credit profiles. In general, the sponsor's guidelines require an analysis of the equity in the mortgaged property, the payment history of the borrower, the borrower's ability to repay debt, the property type, and the characteristics of the underlying first mortgage, if any. A lower maximum combined loan-to-value ratio is required for lower gradations of credit quality and higher property values.

         The mortgage loans generally are secured by either owner occupied properties, including second and vacation homes, or non-owner occupied properties which, in either case are single-family residences, which may be detached, part of a two- to four-family dwelling, a condominium unit, coop or a unit in a planned unit development. The sponsor's guidelines generally require that the combined loan-to-value ratio of a mortgage loan not exceed 100%, after taking into account the amount of any primary mortgage insurance applicable to the mortgage loan.

         One of the sponsor's programs specifically relates to mortgage loans with combined loan-to-value ratios in excess of 100%, but with a maximum of 125%. This program is known as the high LTV program. Under this high LTV program, relatively more emphasis in the underwriting analysis is placed on the borrower's payment history and ability to repay debt, rather than on the property value of the mortgaged property. High LTV loans are generally targeted as debt consolidation loans for borrowers with generally strong credit ratings. Lending decisions for these loans are based on an analysis of the prospective mortgagor's documented cash flow and credit history supplemented by a property value evaluation deemed appropriate by the sponsor.

         For high LTV loans which are senior liens, the sponsor requires hazard insurance. For high LTV loans which are in a junior lien position, the sponsor requires verification of the existence of hazard insurance at the time of origination, but does not generally track hazard insurance after origination.

         The value of each property proposed as security for a mortgage loan is determined by either a full appraisal, a limited appraisal conducted on a drive-by basis, or a statistical valuation. Two full appraisals are generally required for properties valued over $500,000.


         The sponsor's guidelines provide for the origination of loans under three general loan programs:

-    a full verification program for salaried or self-employed borrowers,

- a lite documentation program for borrowers who may have income which cannot be verified by traditional methods and

-    a non-income verification program for salaried and self-employed borrowers.

However, the sponsor's guidelines allow for some borrowers with existing loans to refinance loans with either limited, or no, verification of income. The sponsor may also purchase pools of mortgage loans which may include some mortgage loans originated under a non-income verification program for non salaried or self-employed borrowers.

         A credit report by an independent, nationally recognized credit reporting agency is required reflecting the applicant's complete credit history. The credit report should reflect delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. All taxes and assessments not included in the payment are required to be verified as current. For junior loan mortgages, verification of the outstanding balance, the payment status and whether local taxes, interest, insurance and assessments are included in the applicant's monthly payment is required.

         In connection with purchase-money loans, the sponsor's guidelines generally require an acceptable source of funds for downpayment, verification of the source of the downpayment and adequate cash reserves for owner occupied second homes and non-owner occupied homes. Adequate equity in the mortgaged property is used as a countervailing consideration to the first three requirements.

         Loan applicants are protected by laws which offer them a time frame after loan documents are signed during which the applicant has the right to cancel the mortgage loan. This time frame is known as the rescission period. The rescission period must have expired prior to funding a loan and may not be waived by the applicant except as permitted by law.

         The sponsor's guidelines generally require title insurance coverage issued by an approved ALTA or CLTA title insurance company on each mortgage loan it purchases. Any of the sponsor, the originator, or their assignees must be named as the insured party. Where title insurance is not required the sponsor's guidelines require a property report and title search to evidence that the title or lien position is as indicated on the mortgage loan application.

         The applicant is required to secure property insurance in an amount sufficient to cover the mortgage loan and any senior mortgage. If the sum of any outstanding senior mortgage and the mortgage loan exceeds the cost of rebuilding the mortgaged property, which generally does not include land value, insurance equal to replacement value may be accepted. The respective originator or its designee is required to ensure that its name and address is properly added to the mortgagee clause of the insurance policy. In the event the sponsor or the originator's name is added to a loss payee clause and the policy does not provide for written notice of policy changes or cancellation, an endorsement adding the provision is required.

         APPROVED GUIDELINES

         The sponsor and its affiliated originators may purchase mortgage loans or pools of mortgage loans, in whole or in part, from originators that are not affiliated with the sponsor, unaffiliated originators. The underwriting guidelines employed by unaffiliated originators may deviate from the sponsor's guidelines but are approved by the sponsor prior to their purchasing the mortgage loans or pools of mortgage loans and are documented as part of the loan sale purchase agreement. The sponsor or its affiliated originators will reunderwrite a representative sample of the mortgage loans to ensure that the mortgage loans, on a sample basis, are in conformity with the approved guidelines. There can be no assurance that every mortgage loan was originated in conformity with the approved guidelines, or that the quality or performance of mortgage loans underwritten under to the approved guidelines will be equivalent under all circumstances.


         BULK PURCHASES

         Mortgage loans purchased in bulk may be originated by a variety of originators under several different underwriting guidelines. The purchase of bulk mortgage loans may not conform to either the requirements of the sponsor's guidelines or the approved guidelines. The sponsor will reunderwrite the mortgage loans acquired in a bulk purchase on a sample basis. This reunderwriting may be performed by the sponsor or its affiliated originators or a third party acting at the direction of the sponsor.

REPRESENTATIONS AND WARRANTIES CONCERNING THE MORTGAGE LOANS

         The sponsor will make a number of representations and warranties to the trust regarding the mortgage loans. The assignment of the mortgage loans to the trustee will be without recourse, except in the event of a breach of one of these representations or warranties. The material representations and warranties state that the schedule of mortgage loans is correct, all material loan documentation has been provided, not more than a specified amount of loans are delinquent, and that the mortgage loans were originated in accordance with applicable laws.

         If a breach of any representation or warranty occurs in respect of a mortgage loan, that materially and adversely affects the interests of the securityholders in the mortgage loan, the sponsor or the originator may be obligated to purchase, or cause to be purchased, unqualified mortgage loan from the trust.

         To a limited extent the sponsor, or the originator, may substitute a qualifying replacement mortgage loan for an unqualified mortgage loan, rather than repurchase it.

         The master servicer will be required to enforce the purchase or substitution obligations for the benefit of the trustee and the securityholders, following the practices it would employ in its good faith business judgment if it were the owner of the mortgage loan. This purchase or substitution obligation will not, however, become an obligation of the master servicer in the event the sponsor or the originator fails to honor the obligation. The foregoing will constitute the sole remedy available to securityholders or the trustee for a breach of representation.

THE MASTER SERVICER MAY ACT THROUGH SUB-SERVICERS

         An originator of a mortgage loan that is affiliated with the sponsor may act as the sub-servicer for its mortgage loans. A third party acting as a sub-servicer for the mortgage loans will be required to meet additional standards concerning its mortgage loan servicing portfolio, including a minimum tangible net worth under generally accepted accounting principles and other qualifications.

         A sub-servicer may be obligated to make advances to the trust for

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
- delinquent installments of principal or interest or principal and interest, net of any sub-servicing or other compensation, on mortgage loans,

-    taxes and insurance premiums not paid by the mortgagor on a timely basis,

- interest shortfalls resulting from prepayments of the outstanding principal balance of a mortgage loan to zero.

         The sub-servicer will be entitled to reimbursement for servicing-related expenditures that it makes to the same extent that the master servicer would be reimbursed.

         No assurance can be given that the sub-servicers will be able to, or will, carry out their advancing or payment obligations, however the master servicer will remain obligated as if they were servicing the mortgage loans.

         As compensation for its servicing duties, the sub-servicer may be entitled to receive a fee. The sub-servicer may also be entitled to collect and retain, as part of its servicing compensation, any late charges or prepayment penalties. See "The Agreements -- Servicing and Other Compensation and Payment of Expenses" and "Description of the Securities -- Delinquency Advances and Servicing Advances" for more information.

         A sub-servicer may transfer its servicing obligations to another entity but only with the prior written approval of the master servicer.


                          DESCRIPTION OF THE SECURITIES

         The securities will be issued in series. The following summaries describe the material provisions of the securities.

         The securities may be offered in the form of certificates representing beneficial ownership interests in the mortgage loans held by the trust or in the form of notes representing debt secured by the mortgage loans held by the trust.

         Each series or class of securities may have a different rate of interest, which may be fixed or adjustable. The prospectus supplement will specify the interest rate for each series or class of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

         A series may include one or more classes of interest only or principal only securities. In addition, a series may include two or more classes that differ as to timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated assets of the trust. A series may include one or more classes of securities, as to which accrued interest will not be distributed but rather will be added to the principal or notional balance of the security on each payment date.

         A series of securities may include one or more classes of securities that are senior to one or more classes of subordinate securities in respect of distributions of principal and interest and allocations of losses on the mortgage loans.

         Each trust may also issue classes of subordinated equity securities which will represent the right to receive the proceeds of the trust property after all required payments have been made to the holders of all of the senior and subordinate notes or certificates issued by the trust, and following any required deposits to any reserve account that may be established for the benefit of the holders of the notes or certificates. These subordinated classes may constitute what are commonly referred to as the residual interest, seller's interest or the general partnership interest, depending upon the treatment of the trust for federal income tax purposes. These subordinated classes generally will not have principal and interest components. Any losses suffered by the trust will first be absorbed by the residual class of securities, or as described in the prospectus supplement.

         The prospectus supplement relating to a series of securities will describe the following specific terms of that series:

- the aggregate principal amount, interest rate, and authorized denominations of each class of securities;

-    a statistical profile of the mortgage loans backing that series;

-    the terms of any credit enhancement for that series;

- a description of other material assets in the trust, including any reserve fund;

-    the final scheduled distribution date of each class of securities;

- the method used to calculate the rate at which interest on each class of securities will accrue, the time period during which interest on each class of securities will accrue, the order of priority of the application of interest to the respective classes and the manner of distribution of interest among each class of securities;

- the method to be used to calculate the amount of principal required to be applied to each class of securities of each series on each payment date, the timing of the application of principal and the order of priority of the application of principal to the respective classes of securities;

-    additional information about the plan of distribution of the securities;
     and

-    the federal income tax characterization of the securities.

GENERAL PAYMENT TERMS OF SECURITIES

         Securityholders will be entitled to receive payments on their securities on specified payment dates. Payment dates will occur monthly, quarterly or semi-annually, as described in the prospectus supplement.


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
         The prospectus supplement will describe a record date for each payment date, as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on that payment date. The prospectus supplement and the agreements will describe a period, known as the remittance period, prior to each payment date. Interest accrued and principal collected on the mortgage loans during a remittance period will be required to be remitted by the master servicer to the trustee prior to the payment date and will be used to distribute payments to securityholders on that payment date.

         The agreements may provide that all or a portion of the principal collected on the mortgage loans may be applied by the trustee to the acquisition of subsequent mortgage loans during a specified period rather than used to distribute payments of principal to securityholders during that period. These securities would then possess an interest only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any interest only or revolving period may terminate prior to the end of the specified period and result in an earlier than expected amortization of the securities.

         None of the securities or the mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, the sponsor, the master servicer, any sub-servicer, the trustee, any originator or any of their respective affiliates.

PAYMENT DATE DISTRIBUTIONS

         On each payment date, distributions of principal and accrued interest or, where applicable, of principal only or interest only, on each class of securities will be made either by the trustee or a paying agent appointed by the trustee, to the persons who are registered as securityholders at the close of business on the record date. Interest that accrues and is not payable on a class of securities may be added to the principal balance of each security of the class. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder. If the securityholder has notified the trustee or the paying agent, as the case may be, and the agreements provide, payment may be in the form of a check mailed to the address of the person entitled thereto as it appears on the register. The final payment distribution upon retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee specified in the notice to securityholders of the final distribution.

DETERMINATION OF PRINCIPAL AND INTEREST ON THE SECURITIES

         The method of determining, and the amount of, distributions of principal and interest or, principal only or interest only, on a particular series of securities will be described in the prospectus supplement. Each class of securities, except for principal only securities, may bear interest at a different interest rate. Interest on the securities will be calculated either on the basis of a 360-day year consisting of twelve 30-day months, on the basis of the actual number of days in the accrual period over 360 or on the basis of the actual number of days in the accrual period over 365 or as described in the prospectus supplement.

         On each payment date for a series of securities, the trustee or the paying agent will distribute to each securityholder of record an amount equal to the percentage interest represented by the security held by the holder multiplied by the total amount to be distributed on that payment date on account of that class.

         For a series of securities that includes two or more classes, the timing, sequential order, priority of payment, amount of distributions in respect of principal, any schedule or formula or other provisions applicable to the determination of distributions among multiple classes of senior securities or subordinate securities will be described in the prospectus supplement.

         Prior to each payment date the trustee will determine the amounts of principal and interest which will be due to securityholders on that payment date. If the amount then available to the trustee is insufficient to cover the amount due to securityholders, the trustee will be required to notify the credit enhancement provider, and the credit enhancement provider, in most instances, will be required to fund the deficiency.

YIELD CONSIDERATIONS

         The yield to maturity of a security will depend on the price paid, its interest rate and the rate of payment of principal on the security or on its notional amount, if the security is not entitled to payments of principal, as well as other factors.

         A class of securities may be entitled to payments of interest at a fixed, variable maximum interest rate, commonly referred to as an available funds cap, which is calculated based on the weighted average of the mortgage loan coupon rates minus any interest strips retained by the originator and all trust fees, if so specified in the prospectus supplement, or at another maximum interest rate as may be described in the prospectus supplement.

         The yield on the securities also will be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations. The yield to maturity on some types of securities, including interest only and principal only securities, and securities in a series including more than one class, may be relatively more sensitive to the rate of prepayment on the mortgage loans than other classes of securities. See "Mortgage Loan Program and Underwriting Guidelines -- Representations and Warranties Concerning the Mortgage Loans" above and "Description of the Securities -- Assignment of Mortgage Loans" below.

         The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher, or lower, than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

         For some of the adjustable rate loans, the coupon rate at origination may be a teaser rate which is below the rate that would result if the index and margin were applied at origination. The repayment of any mortgage loan with a teaser rate may be dependent on the ability of the mortgagor to make larger monthly payments following the adjustment of the coupon rate.


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
MATURITY AND PREPAYMENT CONSIDERATIONS

         The original terms to maturity of the mortgage loans in a given trust will vary depending upon the type of mortgage loans included in the trust. The prospectus supplement for a series of securities will contain information concerning the types and maturities of the mortgage loans in the trust. The mortgage loans may be prepaid in full or in part at any time although the mortgagor may be required to pay a prepayment penalty or premium. These prepayment penalties will generally not be property of the trust. The prepayment experience of the mortgage loans in a trust will affect the maturity, average life and yield of the securities.

         Payment of the full outstanding principal balance of a balloon loan will generally depend on the mortgagor's ability to obtain refinancing of the mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage loan coupon rates, the mortgagor's equity in the mortgaged property, tax laws and prevailing general economic conditions. Neither the sponsor, the master servicer, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell any mortgaged property because of a maturing balloon payment.

         A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, affect prepayment experience. The mortgage loans that contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the mortgage loan upon transfer of the underlying mortgaged property. The master servicer will enforce any due-on-sale clause to the extent it has knowledge of the transfer if it is entitled to do so under applicable law. The master servicer will not take any action to enforce a due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. The extent to which adjustable rate loans are assumed by purchasers of the mortgaged properties rather than prepaid by the mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the series of securities. For a description of provisions of the agreements and certain legal developments that may affect the prepayment experience on the mortgage loans. See "Serving Procedures -- Collection and Other Servicing Procedures" and "Legal Aspects of the Mortgage Loans -- Enforceability of Mortgage Loan Provisions".

         There can be no assurance as to the rate of prepayment of the mortgage loans. The sponsor is not aware of any reliable, publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans over an extended period of time. All statistics known to the sponsor for prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.

         Although the coupon rates on adjustable rate loans will be subject to periodic adjustments, these adjustments will not increase or decrease the coupon rates by more than a fixed percentage amount on each adjustment date, not increase the coupon rates over a fixed percentage amount and be based on an index which may not rise and fall consistently with mortgage market interest rate rates plus the margin. As a result, the coupon rates on the


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
adjustable rate loans in a trust at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In some rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then current coupon rates on adjustable rate loans that the rate of prepayment of adjustable rate loans may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

         All or a portion of the collected principal may be retained by the trustee, and held in temporary investments, including mortgage loans, for a specified period prior to being distributed payments of principal to securityholders. The result of the retention and temporary investment by the trustee of principal would be to slow the amortization rate of the securities relative to the amortization rate of the mortgage loans, or to attempt to match the amortization rate of the securities to an amortization schedule established at the time the securities are issued. Those features may terminate upon the occurrence of events to be described in the prospectus supplement, resulting in the need to make principal payments to the securityholders and an acceleration of the amortization of the securities.

FORM OF SECURITIES

         We expect that the securities of each series will be issued in uncertificated book-entry form, and will be registered in the name of Cede, the nominee of the DTC. The prospectus supplement will state if the securities will be in physical rather than book-entry form. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the Uniform Commercial Code and a clearing agency registered under the Securities Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. DTC's participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to indirect participants such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

         Under a book-entry format, securityholders that are not DTC participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities registered in the name of Cede, as nominee of DTC, may do so only through participants and indirect participants. In addition, these securityholders will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. Securityholders may receive payments after the payment date because DTC will forward these payments to its participants, which thereafter will be required to forward these payments to indirect participants or securityholders. Unless and until physical securities are issued, it is anticipated that the only securityholder will be Cede, as nominee of DTC, and that the beneficial holders of securities will not be recognized by the trustee as securityholders under the agreements. Securityholders which are not DTC participants will only be permitted to exercise their rights under the agreements through DTC or through its participants.


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
         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among its participants and is required to receive and transmit payments of principal of and interest on the securities. DTC's participants and indirect participants are required to make book-entry transfers and receive and transmit payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess physical securities, the rules provide a mechanism by which securityholders will receive distributions and will be able to transfer their interests.

         Unless and until physical securities are issued, securityholders who are not DTC participants may transfer ownership of securities only through DTC participants by instructing those participants to transfer securities, through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under DTC's rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing securityholders.

         Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and some banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the securities may be limited due to the lack of a physical certificate for the securities.

         DTC in general advises that it will take any action permitted to be taken by a securityholder under the agreements only at the direction of one or more of its participants to whose account the securities are credited. Additionally, DTC advises that it will take actions only at the direction of and on behalf of its participants whose holdings include current principal amounts of outstanding securities that satisfy the minimum percentage established in the agreements. DTC may take conflicting actions if directed by its participants.

         Any securities initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to securityholders or their nominees, rather than to DTC or its nominee only under the events specified in the agreements and described in the prospectus supplement. Upon the occurrence of any of the events specified in the agreements and the prospectus supplement, DTC will be required to notify its participants of the availability through DTC of physical certificates. Upon surrender by DTC of the securities and receipt of instruction for reregistration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of the physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures set forth in the agreements. The final distribution of any security whether physical certificates or securities registered in the name of Cede, however, will be made only upon presentation and surrender of the securities on the final payment date at the office or agency specified in the notice of final payment to securityholders.

         None of the sponsor, the originators, the master servicer or the trustee will have any liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of the securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the securities.

ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of a series of securities, the sponsor will direct or request the mortgage loans to be acquired by the trust to be assigned to the trustee together with all interest accrued and principal collected in respect of the mortgage loans on or after the cut-off date. Each mortgage loan will be identified in a schedule appearing as an exhibit to the agreements.

         In connection with the establishment of a trust, the sponsor may first transfer the mortgage loan to an affiliate and the affiliate will then transfer the mortgage loan to the trust. The prospectus supplement will describe any requirements for the delivery of mortgage documents, such as mortgage notes and assignments of mortgage, in connection with the establishment of the trust.

         The trustee will be authorized to appoint a custodian to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as the agent of the trustee.

PRE-FUNDING FEATURE; MANDATORY PREPAYMENT

         A trust may contain a feature which allows the sponsor or its affiliates to transfer subsequent mortgage loans to the trust following the date the trust is established and the securities are issued. Any mortgage loans subsequently transferred to a trust will be required to conform to required mortgage loan characteristics, and satisfaction of the conditions in the agreements.

         If the pre-funding feature is to be used, then the trustee will be required to deposit a portion of the net proceeds received in connection with the sale of one or more classes of securities in a segregated account. The subsequent mortgage loans will be transferred to the trust in exchange for money released by the trustee from this segregated pre-funding account. These transfers must occur within a specified period, not to exceed one year, from the date the trust was established. If a trust elects federal income treatment as a REMIC or as a grantor trust, the pre-funding period will be limited to three months.

         During the pre-funding period, the monies deposited to the pre-funding account will be invested in one or more of the following eligible investments:

- Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States fully and unconditionally guaranteed, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

- Federal Housing Administration debentures rated Aa2 or higher by Moody's and AA or better by Standard & Poor's.

- Freddie Mac senior debt obligations rated Aa2 or higher by Moody's and AA or better by Standard & Poor's.

- Federal Home Loan Banks' consolidated senior debt obligations rated Aa2 or higher by Moody's and AA or better by Standard & Poor's.

- Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances which have original maturities of not more than 365 days of any domestic bank, the short-term debt obligations of which are rated A-1 or better by Standard & Poor's and P-1 by Moody's.

- Investment agreements approved by the credit enhancement provider or the trustee.

- Commercial paper which has an original maturities of not more than 365 days rated A-1 or better by Standard & Poor's and P-1 or better by Moody's.

- Investments in money market funds rated AAAm or AAAM-G by Standard & Poor's and Aaa by Moody's.

- Other investments approved in writing by the credit enhancement provider or the trustee and acceptable to the rating agencies.

         The agreements will require that, if all monies originally deposited to a pre-funding account are not used by the end of the pre-funding period, then any remaining monies will be applied as a mandatory prepayment of principal on the securities.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO ACCOUNTS

         As set forth in the agreements, the master servicer will deposit or will cause to be deposited into one or more accounts, known as the principal and interest account, the following amounts for the mortgage loans:


-    all payments on account of principal, including principal prepayments;

- all payments on account of accrued interest, net of the portion of each payment thereof retained by the master servicer, if any, as its servicing fee or other compensation and any interest accrued prior to the cut-off date;

- all net liquidation proceeds received and retained, if any, in connection with the liquidation of any defaulted mortgage loan, by foreclosure, deed in lieu of foreclosure or otherwise. All proceeds of any mortgage insurance policy and proceeds from any alternative arrangements established in lieu of any insurance, other than proceeds to be applied to the restoration of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures. The deposit shall be net of unreimbursed liquidation expenses, insured expenses incurred and unreimbursed advances by the master servicer or by the sub-servicer and net of the premiums paid for, or the proceeds of, credit life insurance policies;

- all proceeds of any mortgage loan purchased from the trust or, in the case of a mortgage loan substitution, amounts representing a principal adjustment;


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
- any amounts required to be deposited by the master servicer in connection with losses realized on investments of funds held in the principal and interest account;

- any amounts required to be deposited in connection with the liquidation of the trust property; and

- any amounts required to be transferred from the distribution account to the principal and interest account.

         All deposits shall be made on a daily basis, but no later than two business days following receipt of those amounts.

         The portion of any payment received by the master servicer in respect of a mortgage loan that is allocable to any interest strip retained by the originator or other person will not be deposited into the principal and interest account, but will be paid over to the parties entitled to those amounts.

         In addition to the principal and interest account, the sponsor shall cause to be established and the trustee will maintain, at the corporate trust office of the trustee, in the name of the trust for the benefit of the holders of each series of securities a distribution account to be used for the disbursement of payments on each series of securities. The principal and interest account and the distribution account each must be maintained with an institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, which is acceptable to the rating agencies.

         In addition, the trustee will cause all payments received by it from any credit enhancement provider to be deposited in the distribution account not later than the payment date.

         All funds in the distribution account will be invested and reinvested by the trustee for the benefit of the securityholders and any credit enhancement provider, as directed by the master servicer, in designated eligible investments. The principal and interest account may contain funds relating to more than one series of securities as well as payments received on other mortgage loans serviced or master serviced by it that have been deposited into the principal and interest account. All funds in the principal and interest account will be required to be held either uninvested, up to limits insured by the FDIC or invested by the master servicer in the designated eligible investments. The master servicer will be entitled to net investment proceeds on the funds in the principal and interest account and the distribution account held by the trustee.

WITHDRAWALS FROM THE PRINCIPAL AND INTEREST ACCOUNT

         On a day preceding each payment date, the master servicer will withdraw from the principal and interest account and remit to the trustee for deposit in the distribution account;

-    the amount to be distributed to securityholders on that payment date;

- any amounts required to be transferred to any reserve account established for that series;

- any amounts required to be paid by the master servicer out of its own funds due to the operation of a deductible clause in any blanket insurance policies maintained by the master servicer to cover losses on the mortgage loans;

-    any other amounts as specifically set forth in the agreements; and

-    the amount of any advances made by the master servicer.

         In addition, the master servicer may from time to time make withdrawals from the principal and interest account for the following purposes:

- to reimburse itself or any sub-servicer for any accrued and unpaid servicing fees and for reimbursable advances, out of late payments or collections on the mortgage loan, including liquidation proceeds, mortgage insurance proceeds and other amounts collected by the master servicer from the mortgagor or otherwise relating to the mortgage loan;

- to reimburse itself from any funds for any advances determined in good faith not to be recoverable from the mortgage loan;

-    to withdraw investment earnings on amounts on deposit in the account;

- to pay the sponsor or its assignee all amounts allocable to any interest strip retained by the originator out of collections or payments which represent interest on the mortgage loan;

- to pay to the sponsor interest accrued and principal collected prior to the cut-off date only if these amounts were previously deposited;

-    to withdraw amounts that have been deposited in error;

- to clear and terminate the account in connection with the termination of the trust; and

- to invest in eligible investments as defined in the "Pre-Funding; Mandatory Repayment" section.

DELINQUENCY ADVANCES AND SERVICING ADVANCES

         In the event of a delinquency, the master servicer or any sub-servicer will be required to deposit into the principal and interest account an advance in an amount equal to delinquent interest, net of the servicing fees and any interest strips retained by an originator. This advance is known as a delinquency advance. Delinquency advances are only required if, in its good faith business judgment, the master servicer believes that this amount will ultimately be recovered from the mortgage loan. The master servicer may also be required to advance delinquent payments of principal. The master servicer will be permitted to fund its payment of delinquency advances from collections of another mortgage loan deposited into the principal and interest account after the remittance period. A delinquency advance later determined by the master servicer not to be recoverable will be reimbursable from any amounts on deposit in the principal and interest account prior to any distributions to the securityholders. A sub-servicer will be permitted to fund its payment of delinquency advances as set forth in the sub-servicing agreement.

         A mortgage loan is delinquent if any payment due on the mortgage loan is not made by the close of business on the day the payment is scheduled to be due plus any applicable grace period.

         If a full principal prepayment occurs, the master servicer or sub-servicer will be required to deposit in the principal and interest account an amount of interest equal to the difference between (1) 30 days' interest at the mortgage loan's coupon rate, less the related servicing fees and the amount of any interest strip retained by an originator, on the principal balance of the mortgage loan as of the first day of the remittance period and (2) to the extent not previously advanced, the interest paid by the mortgagor during that remittance period, less the servicing fee and the amount of any interest strip retained by an originator. This interest advance is known as compensating interest. The master servicer is not required to pay compensating interest during any remittance period in an amount in excess of the aggregate servicing fees received by it for trust.

         Neither delinquency advances nor compensating interest will be paid by the master servicer or any sub-servicer for revolving home equity loans.

         The master servicer or sub-servicer will also be obligated to make servicing advances for any out-of-pocket costs and expenses, incurred in the performance of its servicing obligations, including, but not limited to,

- expenditures in connection with a foreclosed mortgage loan prior to the liquidation thereof, including expenditures for real estate property taxes, hazard insurance premiums and property restoration or preservation,

- the cost of any enforcement or judicial proceedings, including foreclosures and other legal actions and costs that potentially affect the existence, validity, priority, enforceability or collectibility of the mortgage loan, including collection agency fees and costs of pursuing or obtaining personal judgments, garnishments, levies, attachment and similar actions,

- the cost of the conservation, management, liquidation, sale or other disposition of any mortgaged property acquired in satisfaction of the mortgage loan, including reasonable fees paid to any independent contractor in connection therewith, and

- advances to keep liens current, unless the master servicer has determined that the advance would not be recoverable.

         No servicing advance will be required to be made by the master servicer or sub-servicer, if in its good faith judgment it would not be recoverable from the mortgage loan. Any nonrecoverable servicing advance made by the master servicer or sub-servicer will be reimbursable from any amounts on deposit in the principal and interest account prior to any distribution being made to securityholders.

         If the master servicer or one of its affiliated sub-servicers exercises its option to purchase the assets of a trust under a clean-up call, the master servicer or sub-servicer will net from the purchase price all advances previously made by it and not theretofore reimbursed.

REPORTS TO SECURITYHOLDERS

         With each distribution to securityholders of a particular class of securities the trustee will forward or cause to be forwarded to each holder a statement or statements setting forth the information specifically described in the prospectus supplement.

         In addition, on each payment date the trustee will forward or cause to be forwarded additional information concerning the trust, as of the close of business on the last day of the remittance period, as more specifically described in the prospectus supplement, which generally will include information about the number and percentage of delinquent mortgage loans, the number of mortgage loans in foreclosure, or the number of mortgagors in bankruptcy proceedings and the number of real estate owned properties.

                       DESCRIPTION OF CREDIT ENHANCEMENT

         Various forms of credit enhancement may be provided for one or more classes of a series of securities or for the mortgage loans in the trust. Credit enhancement may be in the form of:

- one or more classes of subordinate securities which provide credit support to one or more classes of senior securities,

- a financial guaranty insurance policy, surety bond, reserve account, letter of credit or other third party guarantees,

-    a cross support feature or overcollateralization, or

-    any combination of the foregoing.

         Credit Enhancement may be provided in only a limited amount and may not provide protection against all risks of loss. If losses occur that exceed the amount covered by credit enhancement or are not covered by the credit enhancement, holders of one or more classes of securities will bear their allocable share of losses.

         The following sections describe the material provisions of the various types of credit enhancement.

FINANCIAL GUARANTY INSURANCE POLICIES

         A financial guaranty insurance policy or surety bond may be obtained and maintained for each class or series of securities. A description, including financial information, of the issuer of any financial guaranty insurance policy will be included in the prospectus supplement.

         A financial guaranty insurance policy will unconditionally and irrevocably guarantee to securityholders that an amount equal to each full and complete insured payment will be received by the trustee on behalf of securityholders, for distribution by the trustee to each securityholder. The insured payment will be defined in the prospectus supplement, and in most instances will be equal to the minimum distribution of interest due to securityholders.

         Financial guaranty insurance policies may apply only to some classes, or may apply at the mortgage loan level and only to specified mortgage loans.


         Financial guaranty insurance policies may have limitations on the financial guaranty insurer's duty to guarantee the obligations of the originators to repurchase or substitute for any mortgage loans. Financial guaranty insurance policies will not guarantee any specified rate of prepayments. In addition, amounts payable under financial guaranty insurance policies will generally not be available to cover interest shortfalls arising from the application of the Soldier's and Sailors' Civil Relief Act, or from any failure of the master servicer to fund compensating interest.

         Subject to the terms of the agreements, the financial guaranty insurer may be subrogated to the rights of each securityholder to receive payments under the securities to the extent of any payment by the financial guaranty insurer under the financial guaranty insurance policy.

CROSS SUPPORT AMONG CLASSES

         A trust may contain groups of mortgage loans which provide support for separate classes of securities. In this case, credit support would be in the form of a cross support feature which allows distribution for one class of securities to be made from excess amounts available from other groups of mortgage loans within the same trust. The prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

         The credit enhancement provided by one or more forms of cross support may apply concurrently to two or more separate trusts. The prospectus supplement will identify the trusts benefiting from any cross support, the manner of determining the amount and application of the cross support.

OVERCOLLATERALIZATION

         Provisions of a trust may allow for the acceleration of the amortization of one or more classes of securities relative to the amortization of the group of mortgage loans. The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates overcollateralization which results from the excess of the aggregate principal balance of the group of mortgage loans over the principal balance of the class of securities. This acceleration may continue for the life of the security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, this limited acceleration feature may cease. The acceleration feature may be activated again if necessary to maintain the required level of overcollateralization.

SUBORDINATION OF CLASSES

         The subordination of one or more classes of securities provides credit support to the senior classes of the same securities. In a senior/subordinate structure, the total amount available for distribution on each payment date, as well as the method for allocating this amount among the various classes of securities included in the series, will be as set forth in the prospectus supplement. The amount available for contribution will be allocated first to the senior securities up to the amounts determined as specified in the prospectus supplement, prior to allocation of interest or principal to the subordinate securities of the series. In the event of any realized losses on mortgage loans, the rights of the subordinate securityholders to receive distributions will be subordinate to the rights of the senior securityholders.

LETTER OF CREDIT

         If any component of credit enhancement as to any series of securities is to be provided by a letter of credit, the bank issuing the letter of credit will deliver it to the trustee. The letter of credit may provide direct coverage on the securities or support the sponsor's or any other person's obligation to make payments to the trustee. The letter of credit bank, the amount available under the letter of credit and the expiration date of the letter of credit will be specified in the prospectus supplement. On or before each payment date, either the letter of credit bank or the trustee may be required to make the payments specified in the prospectus supplement after notification from the trustee. The payments required to be made under the terms of the letter of credit shall be deposited in the distribution account.

RESERVE ACCOUNTS

         A trust may create a reserve account to hold any combination of cash, one or more irrevocable letters of credit or one or more eligible investments in specified amounts, amounts otherwise distributable to subordinate securityholders or owners of the residual interest. The amounts held in a reserve account will be applied to fund shortfalls in amounts due on the securities in the manner and under the conditions specified in the prospectus supplement. Reserve account monies may also be applied to reimburse the master servicer for outstanding advances or may be used for other purposes.

DERIVATIVE CONTRACTS

         A trust may hold an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks. These derivate contracts may provide the trust with additional amounts which will be available to pay interest on the securities, to build up overcollateralization, or both.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         In most cases, the amount available under any credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis as the aggregate outstanding principal balance of the mortgage loans declines. Additionally, credit support may be replaced, reduced or terminated upon the written assurance from each applicable rating agency that the then current rating of the series of securities will not be adversely affected.

In the event that the credit rating of the issuer of any applicable credit enhancement is downgraded, the credit rating of the securities may be downgraded to a corresponding level, and the sponsor will not be obligated to obtain replacement credit support in order to restore the rating of the securities.

         The sponsor may be permitted to replace one form of credit enhancement with another form of credit enhancement, or credit enhancement of the same form but from a different provider, but only if the then current rating of the series of securities is maintained.

         Where the credit support is in the form of a reserve account, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve account to any of the holders of the residual interest in the trust, the sponsor, the master servicer, one or more originators or the other person that is entitled to receive those amounts. Any assets so released will not be available to fund distribution obligations in future periods.


                              SERVICING PROCEDURES

COLLECTION AND OTHER SERVICING PROCEDURES

         The master servicer will service the mortgage loans, either directly or through sub-servicers, who may be affiliates of the master servicer, and will receive a fee for its services. If any mortgage loans are serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations as if the master servicer alone were servicing the mortgage loans.

         The master servicer's obligations will consist principally of its contractual servicing obligations under the agreements, including its obligation to enforce the obligations of sub-servicers and of originators. The master servicer or sub-servicer may also be obligated to make advances of interest payments in the event of delinquencies and interest shortfalls due to prepayment of mortgage loans. The obligation of the master servicer to make delinquency advances will be limited to the extent, in its good faith business judgment that the delinquency advances would be ultimately recoverable from the mortgage loans. See "Description of the Securities -- Delinquency Advances and Serving Advances" for more information concerning the advancing obligation.

         The master servicer acting directly or through one or more sub-servicers is required to service and administer the mortgage loans in accordance with the agreements and with reasonable care, and using that degree of skill and attention that the master servicer exercises for comparable mortgage loans that it services for itself or others.

         The duties of the master servicer include collecting and posting all payments, responding to inquiries of mortgagors or federal, state or local government authorities, investigating delinquencies, reporting tax information to mortgagors, accounting for collections, furnishing monthly and annual statements to the trustee, and making advances to the extent described in the agreements. The master servicer is required to follow its customary standards, policies and procedures in performing its duties as master servicer.

         The master servicer is authorized and empowered to execute and deliver, on behalf of itself, the securityholders, any credit enhancement provider, and the trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments;

         The agreements will require the master servicer or sub-servicer to follow the collection procedures it follows from time to time for mortgage loans in its servicing portfolio that are comparable to the mortgage loans. The master servicer or sub-servicer, however, is always required to follow collection procedures that are consistent with or better than standard industry practices. The master servicer may in its discretion:

- consent to any modification of the terms of any mortgage note not expressly prohibited by the agreements if the effect of the modification (1) will not materially and adversely affect the security afforded by the mortgaged property or the timing of receipt of any payments required thereunder except for a modification or forbearance permitted by the agreements; and
     (2) will not cause a trust which is a REMIC to fail to qualify as a REMIC.

- waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or the fees which may be collected in the ordinary course of servicing the mortgage loans,

- if a mortgagor is in default or about to be in default because of a mortgagor's financial condition, arrange with the mortgagor a schedule for the payment of delinquent payments due on the mortgage loan; in most instances the master servicer will not be permitted to reschedule the payment of delinquent payments more than one time in any twelve consecutive months for any single mortgagor.


         When a mortgaged property has been or is about to be transferred by the mortgagor, the master servicer will be required, to the extent it has knowledge of the prospective transfer, to exercise its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause contained in the mortgage or note. The master servicer will not, however, be required to exercise this right if the due-on-sale clause, in the reasonable belief of the master servicer, is not enforceable under applicable law or if the master servicer reasonably believes that to permit an assumption of the mortgage loan would not materially and adversely affect the interests of securityholders, any credit enhancement provider, or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements. In this event, the master servicer will be required to enter into an assumption and modification agreement with the person to whom the mortgaged property has been or is about to be transferred. Under the assumption agreement, the transferee becomes liable under the mortgage note and, unless prohibited by applicable law or the agreements, the original mortgagor remains liable. If the foregoing is not permitted under applicable law, the master servicer or sub-servicer will be authorized to enter into a substitution of liability agreement with the transferee, under which the original mortgagor is released from liability and the transferee is substituted as mortgagor and becomes liable under the mortgage note. The assumed loan must conform in all respects to the requirements and representations and warranties of the agreement and may require the consent of any credit enhancement provider.

         Any fee collected by the master servicer or sub-servicer for entering into an assumption or substitution of liability agreement will be retained by the master servicer or sub-servicer as additional servicing compensation. See "Legal Aspects of Mortgage Loans -- Enforceability of Mortgage Loan Provisions".

         The master servicer or sub-servicer will generally have the right to approve applications of mortgagors seeking consent for partial releases of mortgages, removal, demolition or division of mortgaged properties.

         No application for consent may be approved by the master servicer unless:

-    the provisions of the mortgage note and mortgage have been complied with;

- the credit profile of the mortgage loan after any release is generally consistent with the sponsor's guidelines then applicable to the mortgage loan; and

-    the lien priority of the mortgage is not reduced.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The master servicer will be required to foreclose upon or otherwise comparably effect the ownership of mortgaged properties relating to defaulted mortgage loans as to which no satisfactory arrangements can be made for collection of delinquent payments and which the Master Servicer has not acquired as an REO property on behalf of the trust. In connection with this foreclosure or other conversion, the master servicer shall exercise the rights and powers vested in it, and use the same degree of care and skill in their exercise or use that prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs, including, but not limited to, making servicing advances for the payment of taxes, amounts due on senior liens, and insurance premiums. The master servicer will be required to sell any foreclosure property within three years of its acquisition by the trust. The master servicer generally will be permitted to charge-off a mortgage loan, and to cease further collection and foreclosure activity on a mortgage loan if it reasonably determines that further activity would not increase collections or recoveries to be received by the trust. In the case of revolving home equity mortgage loans, the master servicer's policy is to charge off mortgage loans, in most instances, after they have become 180 day delinquent. In addition, any required advancing may be permitted to cease at this point.

         For trusts treated as REMICs, the master servicer will be required to manage, conserve, protect and operate each foreclosure property for the securityholders solely for the purpose of its prompt disposition and sale as foreclosure property within the meaning of Section 860G(a)(8) of the Internal Revenue Code or to prevent the receipt by the trust of any income from non-permitted assets within the meaning of Section 860F(a)(2)(B) of the Internal Revenue Code or any net income from foreclosure property which is subject to taxation under the REMIC provisions.

         The master servicer will, either itself or through an agent protect and conserve any foreclosure property in the same manner and to the extent as is customary in the locality where the foreclosure property is located and may, incident to its conservation and protection of the interests of the securityholders, rent the same, or any part thereof, as the master servicer deems to be in the best interest of the securityholders for the period prior to the sale of the foreclosure property.

         The master servicer will take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as these terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a mortgaged property in determining whether to foreclose upon or acquire ownership of the mortgaged property.

         If, upon the final liquidation of a defaulted mortgage loan or a foreclosure property a loss is realized that is not covered by any applicable form of credit enhancement or other insurance, the securityholders will bear the loss. However, if a gain results from the final liquidation of a foreclosure property that is not required by law to be remitted to the mortgagor, the master servicer will generally be entitled to retain the gain as additional servicing compensation. For a description of the master servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see "Description of Credit Enhancement."

HAZARD INSURANCE POLICIES

         The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for the mortgage loan. If a high LTV mortgage loan is in a junior lien position, the sponsor requires that a hazard insurance policy exists at the time the high LTV mortgage loan is originated; however, the master servicer may not track hazard insurance after origination. Additionally, the master servicer will cause to be maintained for each mortgage loan, except for certain high LTV and condominium mortgage loans, a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage relating to the mortgage loan in an amount not less than the least of the outstanding principal balance of the mortgage loan, the minimum amount required to compensate for damage or loss on a replacement cost basis and the full insurable value of the premises. The master servicer may obtain a blanket policy to satisfy the requirement for hazard insurance.

         If a mortgage loan at the time of origination relates to a mortgaged property in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, the master servicer will maintain with respect thereto a flood insurance policy in a form meeting the requirements of the then current guidelines of the Federal Insurance Administration with a generally acceptable carrier. The flood insurance policy should provide for recovery by the master servicer on behalf of the trust of insurance proceeds relating to the mortgage loan of not less than the least of the outstanding principal balance of the mortgage loan, the minimum amount required to compensate for damage or loss on a replacement cost basis and the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The master servicer will be required to indemnify the trust out of the master servicer's own funds for any loss to the trust resulting from the master servicer's failure to maintain the flood insurance if the mortgage loan is not covered by the master servicer's blanket policy.

         In the event that the master servicer obtains and maintains a blanket policy insuring against fire with extended coverage and against flood hazards on all of the mortgage loans, then, to the extent the policy names the master servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the mortgage loans without co-insurance, and otherwise complies with specified requirements, the master servicer shall be deemed conclusively to have satisfied its obligations to maintain fire, flood and hazard insurance coverage. The blanket policy may contain a deductible clause, in which case the master servicer will be required, in the event that there shall not have been maintained on the mortgaged property a complying policy, and there shall have been a loss that would have been covered by the policy, to deposit in the principal and interest account from the master servicer's own funds the difference, if any, between the amount that would have been payable under a separate policy and the amount paid under the blanket policy.

                                   THE SPONSOR

         The sponsor, Advanta Conduit Receivables, Inc., was incorporated in the State of Nevada in March, 1994. It is a direct subsidiary of Advanta Mortgage Conduit Services, Inc., and an affiliate of Advanta Mortgage Corp. USA. The sponsor was formed as a special purpose finance subsidiary to facilitate the issuance of these securities.

         The sponsor maintains its principal office at 10790 Rancho Bernardo Road, San Diego, California 92127. Its telephone number is (858) 676-3099.

                               THE MASTER SERVICER

         Advanta Mortgage Corp. USA or its affiliates will act as the master servicer for a series of securities. Advanta Mortgage Corp. USA is a Delaware corporation incorporated in 1983. It is a nationwide servicer of first and junior lien loans. Advanta Mortgage Corp. USA has centralized servicing functions located in San Diego, California.

         Advanta Mortgage Corp. USA was acquired by Advanta Corp., a Delaware corporation in September, 1986 and is an indirect subsidiary of Advanta Corp. The master servicer is an affiliate of Advanta National Bank, a national banking association domiciled in Delaware and Advanta Bank Corp., a Utah industrial loan corporation, and the parent of Advanta Mortgage Corp. Midatlantic, Advanta Mortgage Corp. Midatlantic II, Advanta Mortgage Corp. Midwest, Advanta Mortgage Corp. Northeast, Advanta Finance Corp. and Advanta Mortgage Conduit Services, Inc.

        AVAILABLE INFORMATION; INCORPORATION OF INFORMATION BY REFERENCE

         The sponsor has filed a registration statement under the Securities Act of 1933, with the Securities and Exchange Commission with respect to these securities. This prospectus contains, and the prospectus supplement for each series of securities will contain, a summary of the material terms of the securities, but neither contains nor will contain all of the information contained in the registration statement of which this prospectus is a part. For further information, we suggest that you read the registration statement and any amendments thereof and exhibits to the registration statement. You may obtain a copy of the registration statement from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed charges, or you may examine the registration statement free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Room 1400, 75 Park Place, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Suite 400, Chicago, Illinois 60661-2511. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy and information statements and other items. The address is http://www.sec.gov.

         We suggest that, in making your investment decision, you rely only on the information contained in this document and the prospectus supplement. We have not authorized anyone to provide any information that is different. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and that prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

         This prospectus incorporates by reference all documents and reports filed for a series under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the termination of the offering for that series. Information in this prospectus, the accompanying prospectus supplement or any document that is subsequently incorporated by reference may modify or supercede information incorporated by reference in this prospectus. The modified or superceded information will be a part of this prospectus only in its modified or superceded form.

         The sponsor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of securities, a list identifying all filings for that series under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act since the trust's latest fiscal year covered by its annual report on Form 10-K and a copy of any or all documents or reports incorporated by reference in this prospectus for that series, excluding any exhibits to those documents or reports.

         We include cross references in this prospectus to captions where you can find further discussions. The table of contents located on page 2 of this prospectus provides the pages on which these captions appear.

         You can obtain from the sponsor, free of charge, a copy of the financial information incorporated by reference by making an oral or written request to Advanta Conduit Receivables, Inc., Attention: General Counsel, Welsh & McKean Roads, Spring House, Pennsylvania 19477, (215) 657-4000.


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
                                 THE AGREEMENTS

         Each series of securities will be issued under one or more agreements which will establish the trust, pool the mortgage loans, provide for the servicing of the mortgage loans and issue the securities. The following paragraphs describe the material provisions common to the agreements but are subject to the more detailed discussion in the prospectus supplement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         Each servicer, whether the master servicer or any sub-servicer, will retain a servicing fee in connection with its servicing activities equal to the percentage per annum specified in the prospectus supplement. The servicing fee is payable monthly and is based on the outstanding principal amount of the mortgage loans.

         In addition to the servicing fee, the master servicer will be entitled to retain additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, modification fees, late payment charges, any other servicing type fees, net liquidation proceeds not required to be deposited in the principal and interest account and similar items.

         The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust and incurred by it in connection with its servicing responsibilities including, without limitation:

- the fees and disbursements of the trustee, any firm of independent, nationally recognized certified public accountants, the custodian appointed by the trustee, the security registrar, any paying agent,

- expenses incurred in enforcing the obligations of sub-servicers and originators and

- any fee or other amount payable in respect of any alternative credit enhancement arrangements.

         The master servicer may be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and originators under some limited circumstances. In addition, the master servicer will be entitled to reimbursements for some of the expenses incurred by it in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, the right of reimbursement being prior to the rights of securityholders to receive any liquidation proceeds, including insurance proceeds.

EVIDENCE AS TO COMPLIANCE

         The agreements will require the master servicer to deliver annually to the trustee and any credit enhancement provider:

- an annual officers' certificate to the effect that the master servicer has fulfilled its obligations under the agreements throughout the preceding calendar year, and

- a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the credit enhancement provider, if applicable, stating that it has examined a sample of the documents and records of the master servicer and that, based on the examination, it is of the opinion that the servicing has been conducted in compliance with the agreements except for immaterial exceptions and any other exceptions set forth in the letter.

         Copies of the annual accountants' statement and the annual officer's certificate may be obtained by securityholders without charge upon written request to the master servicer.

REMOVAL AND RESIGNATION OF THE MASTER SERVICER

         The master servicer may not resign from its obligations and duties, except in connection with a permitted transfer of servicing, unless the duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it. No resignation of the master servicer will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties.

         The trustee, the securityholders or any credit enhancement provider, will have the right to remove the master servicer upon the occurrence of any of the following

- events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer and actions by the master servicer indicating its insolvency or inability to pay its obligations;

- the failure of the master servicer to perform any one or more of its material obligations under the agreements as to which the master servicer shall continue in default with respect thereto for a period, after notice of this failure; or

- the failure of the master servicer to cure any breach of any of its representations and warranties set forth in the agreements which materially and adversely affects the interests of the securityholders or any credit enhancement provider, for a period, after the master servicer's discovery or receipt of notice.

         The agreements may also provide that the credit enhancement provider may remove the master servicer upon the occurrence of any of these events, subject to the applicable cure periods:

- on any payment date, if the total available funds are less than the amount of any required distribution then due on the credit enhanced securities, unless the master servicer can demonstrate to the reasonable satisfaction of the credit enhancement provider that the event was due to circumstances beyond the control of the master servicer;

- the failure by the master servicer to make any required advance, or to pay any required compensating interest; or

- the failure of the master servicer to perform one or more of its material obligations under the agreements.

AMENDMENTS TO THE AGREEMENTS

         The trustee, the sponsor and the master servicer may amend the agreements, for the purposes of (1) curing any ambiguity, or correcting or supplementing any provision of the agreements which may be inconsistent with any other provision of the agreements, (2) allowing transfers, or complying with the requirements of the Internal Revenue Code or (3) adding to the trust property, or further perfecting the trustee's interests in the trust property, with the prior consent of the trustee or any credit enhancement provider, but without the giving of notice to or the receipt of the consent of the securityholders under the agreements. No amendment adopted without securityholder consent will, as evidenced by an opinion of counsel delivered to the trustee, materially and adversely affect the interests of any securityholder.

         The agreements may also be amended by the trustee, the sponsor and the master servicer with the prior written consent of any credit enhancement provider, and not less than a majority of the securityholders represented by each class of securities then outstanding or, if the amendment does not affect all classes, then just the affected classes, for the purpose of (1) adding or changing any provisions, (2) eliminating any of the provisions of the agreements or (3) modifying in any manner the rights of the securityholders. No amendment can change the amount of, or delay the timing of, payments which are required to be distributed to any securityholders without the consent of the Securityholders. In addition, no amendment can change the percentages of securityholders which are required to consent to amendments, without the unanimous consent of the holders of all the effected class or classes of securities then outstanding.

RETIREMENT OF SECURITIES; REDEMPTION

         Each trust will terminate upon the earlier of:

- the payment to the securityholders and any credit enhancement provider of all amounts due to them;

- receipt by the trust of the final payment or other liquidation of the last mortgage loan in the trust, or following the disposition of all property acquired in respect of any mortgage loan remaining in the trust; and

-    any time when a liquidation of the trust is effected.

         In no event, will any trust continue beyond the expiration of 21 years from the death of the survivor of persons named in the agreements. Written notice of termination of a trust will be given to each securityholder of that series, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency designated by the trustee of that trust. If the securityholders are permitted to terminate the trust under the applicable agreements, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.



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
         Each trust may also allow for an early redemption or clean-up call. The clean-up call may occur at the option of the master servicer or any of its affiliated sub-servicers or, if applicable, the credit enhancement provider, and will result in the early redemption of the securities at a price at least equal to the outstanding principal balance of the securities plus accrued interest. The holders of any interest only security may not receive any payment in connection with a clean-up call. The exercise of these rights may cause the securities to prepay earlier than expected on any date the aggregate principal balance of the mortgage loans or the securities, as applicable, for a given series is less than a specified percentage of the initial balance.

THE TRUSTEE

         The trustee under the agreements will be named in the prospectus supplement. The trustee will have no obligation to exercise any of the rights or powers vested in it by the agreements at the request or direction of any of the securityholders, unless the securityholders shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with the request or direction.

         The trustee may execute any of the trusts or powers granted by the agreements or perform any duties thereunder either directly or by or through agents or attorneys. The trustee will not be responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it.


         The trustee will not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the agreements.

         Each agreement will permit the removal of the trustee if the upon the occurrence and continuance of events listed in the agreement , including the failure of the trustee to satisfy the relevant eligibility requirements, the trustee's becoming insolvent or the trustee breaches any representation or warranty made by it.

         If an event permitting the removal of the trustee occurs and is continuing, then, the sponsor, the securityholders, acting on the terms of the agreements, or any credit enhancement provider may, whether or not the trustee has resigned, appoint a successor trustee.

         The trustee will be liable under the agreements only to the extent of the obligations specifically imposed upon and undertaken by it. Neither the trustee nor any of the directors, officers, employees or agents will be under any liability on any security or to the sponsor, the master servicer or any securityholder for any action taken or for refraining from the taking of any action in good faith under the agreements, or for errors in judgment. The trustee, however, will not be protected against any liability it incurs by reason of negligent action, negligent failure to act or willful misconduct in the performance of its duties or by reason of reckless disregard of its duties.


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
                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains summaries of the material legal aspects of mortgage loans that are general in nature. These legal aspects are governed in part by state laws, which may be different in the various states. Consequently, these summaries are not complete, do not reflect the laws of any particular state and do not encompass the laws of all states in which the mortgaged properties may be located.


         The mortgage loans will be represented by a mortgage note and an accompanying mortgage. According to the mortgage note, the mortgagor is personally liable to repay the indebtedness evidenced by the mortgage loan. The mortgage secures the indebtedness by a lien on the mortgaged property.

ENFORCEMENT OF THE MORTGAGE NOTE

         In some states, the lender on a note secured by a lien on real property has the option of bringing a personal action against the borrower on the debt without first exhausting all remedies against the mortgaged property, such as foreclosure. In some of these states the lender, after it has received a personal judgment, may be deemed to have elected a remedy and may be precluded from exercising remedies against the mortgaged property. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the property first rather than bringing a personal action against the borrower on the note.

         Some states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage for example:

- statutes that limit the right of the beneficiary or mortgagee, to obtain a deficiency judgment against the borrower following foreclosure; a deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale of the real property;

- other statutes require the beneficiary or mortgagee to exhaust all remedies against the mortgaged property in an attempt to satisfy the full debt before bringing a personal action against the borrower;

- statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale.

The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a trust to realize upon collateral or


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
enforce a deficiency judgment. For example, a federal bankruptcy law may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor's bankruptcy petition, if no sale of the residence had yet occurred. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction also have held that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

         A number of states have imposed general equitable principles upon judicial foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, lenders have been required to reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disabilities. In other cases, the courts have limited the right of the lender to foreclose if the default under the loan is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second deed of trust affecting the property.

         Tax liens arising under the Internal Revenue Code may be prior to the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include, by example, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and other statutes and state laws, such as the California Fair Debt Collection Practices Act. These laws and regulations impose specific statutory liabilities upon lenders who originate mortgage loans and fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

DEEDS OF TRUST OR MORTGAGES

         The mortgage loans will be secured by either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the mortgaged property subject to a mortgage loan is located. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage. In other states, the mortgage conveys legal title to the property to the mortgagee subject to the payment of the indebtedness. The mortgage is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority


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
between mortgages depends on their terms in some cases or on the terms of separate subordination or intercreditor agreements, and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties; the borrower and homeowner called the trustor, a lender called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.

COOPERATIVE LOANS

         If specified in the prospectus supplement of a series of securities, the mortgage loans may consist of cooperative loans evidenced by cooperative notes secured by security interests in shares issued by cooperatives and in any leases or occupancy agreements allowing the mortgagor the right to occupy specific the cooperative unit. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. These liens or title interests are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

         Each cooperative owns or leases the real property and owns or leases the building and all separate units. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or blanket lease on the cooperative apartment building or underlying land, the cooperative, as mortgagor or lessee also is responsible for meeting these mortgage or rental obligations. If the cooperative is unable to meet the payment obligations under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. Similarly, if the cooperative is unable to meet the payment obligations under a land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.


FORECLOSURE OF MORTGAGE LOANS

         Foreclosure of a deed of trust is generally accomplished by a non judicial trustee's sale under the deed of trust and state laws which authorize the trustee to sell the property upon default by the borrower under the terms of the note or deed of trust. Beside the non judicial remedy, a


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
deed of trust may be judicially foreclosed. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and within a period of time send a copy to the trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more local newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. Typically, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming.

         In some states, the trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale unless there is a great deal of economic incentive for the new purchaser. It is more common for the lender to purchase the property from the trustee or referee for an amount that is less than or equal to the sum of the unpaid principal amount of the mortgage loan, plus accrued and unpaid interest and the expense of foreclosure. Typically, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender.

         Subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

FORECLOSURE ON COOPERATIVE LOANS


         If a cooperative loan must be foreclosed on, the cooperative will usually recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the


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
cooperative's right to sums due or sums that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the borrower could reduce the amount realized upon a sale of the cooperative mortgage loan below the outstanding principal balance of the cooperative mortgage loan plus accrued and unpaid interest.

         The documentation governing cooperative loans generally also provide that, in the event of a foreclosure, the lender must obtain the approval or consent of the cooperative before transferring the cooperative shares to a new buyer. Typically, the lender is not limited in any rights it may have to dispossess the tenant stockholder.


RIGHTS OF REDEMPTION

         In some states, after the foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance plus accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ENVIRONMENTAL LEGISLATION

         A number of states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. This lien may have priority over all subsequent liens on the property and, in some states, will have priority over prior recorded liens including the lien of a mortgage. In some states this lien will not have priority over prior recorded liens of a deed of trust. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property may be liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, it is unclear whether they would be imposed on a lender such as a trust, secured by residential real property. In the event that a trust acquired a mortgaged property through foreclosure or otherwise, and cleanup costs were incurred in respect of the mortgaged property, the holders of the securities might realize a loss if these costs were required to be paid by the trust.

ENFORCEABILITY OF MORTGAGE LOANS PROVISIONS

         Generally all of the mortgage loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states including California, and in some cases the enforceability of these clauses was


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
limited or denied. However, federal law preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. This federal law encourages lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         This federal law also provides for specific instances in which a mortgage lender may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing a coupon rate below the current market rate being assumed by a new home buyer rather than being paid off, that may have an impact upon the average life of the mortgage loans and the number of mortgage loans that may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles generally are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

CALIFORNIA DEEDS OF TRUST

         Most institutional lenders in California use a form of deed of trust that confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply these proceeds and awards to any debt secured by the deed of trust, in the order specified by the beneficiary. California law prohibits the beneficiary from applying insurance and condemnation proceeds to the debt secured by the deed of trust unless the beneficiary's security has been impaired by the casualty or condemnation. If the security has been impaired, California law permits these proceeds to be applied to the extent of the impairment. In the event improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, and the beneficiary's security is impaired, the beneficiary under the first deed of trust will have the prior right to collect any insurance proceeds and any damage award from the condemnation. Proceeds in excess of the amount of debt secured by a first deed of trust will, in most cases, be applied to the indebtedness of a junior deed of trust.

         Another provision typically found in California deeds of trust obligates the mortgagor to pay all taxes and assessments on the property, to provide and maintain fire insurance on the property, and to maintain and repair the property. Upon a failure of the mortgagor to perform any of these obligations, the beneficiary is given the right under the deed of trust to perform those obligations, and the mortgagor agrees to reimburse the beneficiary for any sums expended by the beneficiary on behalf of the mortgagor. All sums expended by the beneficiary become part of the indebtedness secured by the deed of trust.

APPLICABILITY OF USURY LAWS

         Federal law provides that state usury limitations do not apply to some types of residential first mortgage loans. The federal law authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where this federal law is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by the law. A number of states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         The sponsor will represent that each mortgage loan was originated in compliance with applicable state laws in effect at the time of origination, including usury laws, in all material respects. However, the coupon rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists on active duty:

- are entitled to have interest rates reduced and capped at 6% per annum on obligations, including mortgage loans, incurred prior to the commencement of active duty and for the duration of active duty,

- may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on the obligations entered into prior to active duty for the duration of active duty and

- may have the maturity of the obligations incurred prior to active duty extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of active duty.

         These benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by active duty, the court may apply equitable principles. If a mortgagor's obligation to repay amounts otherwise due on a mortgage loan is relieved by the Soldiers' and Sailors' Civil Relief Act, neither the trust, the


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
master servicer, the sponsor, any credit enhancement provider nor the trustee will be required to advance the amounts that would otherwise be due. Any loss resulting from the Soldiers' and Sailors' Civil Relief Act may reduce the amounts available to be paid to the securityholders. In the event that the Soldiers' and Sailors' Civil Relief Act or similar legislation or regulations apply to any mortgage loan which goes into default, there may be delays in payment and losses on the securities. Any interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the series.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion describes the material federal income tax consequences to the original purchasers of the securities of the purchase, ownership and disposition of the securities. The opinion of [counsel], special tax counsel to the sponsor, does not purport to deal with all federal tax considerations applicable to all categories of investors. The tax consequences to holders subject to special rules, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, and holders that will hold the securities as other than capital assets, are not discussed. In particular, this discussion applies only to investors that purchase securities directly from the sponsor and hold the securities as capital assets. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities. As used in this section and the "ERISA Considerations" section, code means the Internal Revenue Code of 1986 and IRS means the Internal Revenue Service.


         We will file an unqualified tax opinion for a series with the Securities and Exchange Commission on Form 8-K prior to the sale of the securities.


The following discussion addresses securities of five general types:

-    grantor trust securities,

-    REMIC securities,

-    debt securities,

-    partnership interests, and

-    FASIT securities.

         The prospectus supplement for each series of securities will indicate whether a REMIC or FASIT election or elections will be made for the trust and, if a REMIC or FASIT election is to be made, will identify all regular interests and residual interests in the REMIC or all regular interests, high-yield interests or ownership interests in the FASIT.


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
         The Taxpayer Relief Act of 1997 adds provisions to the code that require the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into transactions involving a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain. These provisions apply only to classes of securities that do not have a principal balance.

GRANTOR TRUST SECURITIES

         If a series of securities is being issued by a grantor trust, [counsel], special tax counsel to the sponsor, will deliver its opinion to the sponsor that the trust will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. Accordingly, each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the loans included in the grantor trust.

         For purposes of the following discussion, a grantor trust security representing an undivided equitable ownership interest in the principal of the mortgage loans together with interest at a pass-through rate, will be referred to as a grantor trust fractional interest security. A grantor trust security representing ownership of all or a portion of the difference between interest paid on the mortgage loans and interest paid on grantor trust fractional interest securities will be referred to as a grantor trust strip security.

         SPECIAL TAX ATTRIBUTES

         [counsel], special tax counsel to the sponsor, will deliver its opinion to the sponsor that (a) grantor trust fractional interest securities will represent interests in (1) loans . . . secured by an interest in real property within the meaning of section 7701(a)(19)(C)(v) of the code; and (2) obligations, including any participation or certificate of beneficial ownership, which . . . are principally secured by an interest in real property within the meaning of section 860G(a)(3)(A) of the code; and (b) interest on grantor trust fractional interest securities will be considered interest on obligations secured by mortgages on real property or on interests in real property within the meaning of section 856(c)(3)(B) of the code. In addition, the grantor trust strip securities will be obligations, including any participation or certificate of beneficial ownership therein . . . principally secured by an interest in real property within the meaning of section 860G(a)(3)(A) of the code.

         TAXATION OF BENEFICIAL OWNERS OF GRANTOR TRUST SECURITIES

         Beneficial owners of grantor trust fractional interest securities generally will be required to report on their federal income tax returns their respective shares of the income from the loans, including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding grantor trust strip securities, and, will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of interest distributable. Individuals holding a grantor trust fractional interest security directly or through pass-through entities will be


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
allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of the beneficial owner's miscellaneous itemized deductions exceeds 2% of the beneficial owner's adjusted gross income. Further, beneficial owners, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

         Beneficial owners of grantor trust strip securities generally will be required to treat the securities as stripped coupons under section 1286 of the code. Accordingly, the beneficial owner will be required to treat the excess of the total amount of payments on the security over the amount paid for the security as original issue discount and to include the discount in income as it accrues over the life of the security.

         Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of the security, and perhaps all stated interest, would be classified as original issue discount and includible in the beneficial owner's income as it accrues, regardless of the beneficial owner's method of accounting. The coupon stripping rules will not apply, however, if (1) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying loans and (2) the difference between the outstanding principal balance on the security and the amount paid for the security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security. See " -- Discount and Premium."

         Sales of Grantor Trust Securities

         Any gain or loss recognized on the sale of a grantor trust security, which equal to the difference between the amount realized on the sale and the adjusted basis of the grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the code. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions of principal.

         Grantor Trust Reporting

         The trustee will furnish to each beneficial owner of a grantor trust fractional interest security with each distribution a statement detailing the amount of the distribution allocable to principal on the underlying loans and to interest, based on the interest rate on the security. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information that the servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.


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
REMIC SECURITIES

         If described in a prospectus supplement, an election will be made to treat a trust as a REMIC under the code. Qualification as a REMIC requires ongoing compliance with a number of conditions. If a series of securities is being issued by a REMIC, [counsel], special tax counsel to the sponsor, will deliver its opinion to the sponsor that, assuming compliance with the agreements, the trust will be treated as a REMIC for federal income tax purposes. The securities of each class will be designated as regular interests in the REMIC trust except that a separate class will be designated as the residual interest in the REMIC trust. The prospectus supplement for each series of securities will state whether the securities of each class will constitute a REMIC regular interest or a REMIC residual interest.

         A REMIC trust will not be subject to federal income tax except with respect to income from prohibited transactions and in other instances. Generally, the total income from the loans in a REMIC trust will be taxable to the beneficial owners of the securities of that series. See " -- Taxes on a REMIC Trust."

         The REMIC regulations issued by the Treasury Department on December 23, 1992 provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC securities. While certain material provisions of the REMIC regulations are discussed below, investors may wish to consult their own tax advisors regarding the possible application of the REMIC regulations in their specific circumstances.

SPECIAL TAX ATTRIBUTES

         REMIC regular interests and REMIC residual interests will be regular or residual interests in a REMIC within the meaning of section 7701(a)(19)(C)(xi) of the code and real estate assets within the meaning of section 856(c)(5)(A) of the code. If at any time during a calendar year less than 95% of the assets of a REMIC trust consist of qualified mortgages within the meaning of section 860G(a)(3) of the code then the portion of the REMIC regular interests and REMIC residual interests that are qualifying assets under those sections during the calendar year may be limited to the portion of the assets of the REMIC trust that are qualified mortgages. Similarly, income on the REMIC regular interests and REMIC residual interests will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the code, subject to the same limitation as set forth in the preceding sentence. For purposes of applying this limitation, a REMIC trust should be treated as owning the assets represented by the qualified mortgages. The assets of the trust will include, in addition to the loans, payments on the loans held pending distribution on the REMIC regular interests and REMIC residual interests and any reinvestment income. REMIC regular interests and REMIC residual interests held by a financial institution to which section 585, 586 or 593 of the code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the code. REMIC regular interests will also be qualified mortgages suitable for investment by other REMICs and FASITs.


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
         TAXATION OF BENEFICIAL OWNERS OF REMIC REGULAR INTERESTS

         Except as indicated below in this federal income tax discussion, the REMIC regular interests will be treated for federal income tax purposes as debt instruments issued by the REMIC trust on the date the securities are first sold to the public and not as ownership interests in the REMIC trust or its assets. beneficial owners of REMIC regular interests that otherwise report income under a cash method of accounting will be required to report income with respect to the securities under an accrual method. For additional tax consequences relating to REMIC regular interests purchased at a discount or with premium, see " --Discount and Premium."

         TAXATION OF BENEFICIAL OWNERS OF REMIC RESIDUAL INTERESTS

         Daily Portions.

         Except as indicated below, a beneficial owner of a REMIC residual interest for a REMIC trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC trust for each day during a calendar quarter that the beneficial owner owned the REMIC residual interest. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC trust for the quarter and by allocating the amount so allocated among the residual beneficial owners, on this day, in accordance with their percentage interests on this day. Any amount included in the gross income or allowed as a loss of any residual beneficial owner by virtue of this paragraph will be treated as ordinary income or loss.

         The requirement that each beneficial owner of a REMIC residual interest report its daily portion of the taxable income or net loss of the REMIC trust will continue until there are no securities of any class outstanding, even though the beneficial owner of the REMIC residual interest may have received full payment of the stated interest and principal on its REMIC residual interest.

         The trustee will provide to beneficial owners of REMIC residual interests of each series of securities (1) the information as is necessary to enable them to prepare their federal income tax returns and (2) any reports regarding the Securities of a series that may be required under the Code.

         Taxable Income or Net Loss of a REMIC Trust.

         The taxable income or net loss of a REMIC trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC trust. This taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with the following four modifications. The first modification is that a deduction will be allowed for accruals of interest, including any original issue discount, but without regard to the investment interest limitation in section 163(d) of the code, on the REMIC regular interests, but not the REMIC residual interests, even though REMIC regular interests are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC trust generally will be


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
included in income, in the case of discount, or deductible, in the case of premium, by the REMIC trust as it accrues under a constant yield method, taking into account the prepayment assumption specified in the prospectus supplement. The basis to a REMIC trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC regular interests and REMIC residual interests in the REMIC trust on the settlement date. If, however, a substantial amount of a class of REMIC regular interests or REMIC residual interests has not been sold to the public, then the fair market value of all the REMIC regular interests or REMIC residual interests in that class as of the date of the prospectus supplement should be substituted for the issue price. See " --Discount and Premium -- Original Issue Discount."

         The third modification is that no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. Fourth, a REMIC trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2) of the code. Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the code will not be applied at the REMIC trust level to any servicing and guaranty fees. In addition, under the REMIC regulations, any expenses that are incurred in connection with the formation of a REMIC trust and the issuance of the REMIC regular interests and REMIC residual interests are not treated as expenses of the REMIC trust for which a deduction is allowed. If the deductions allowed to a REMIC trust exceed its gross income for a calendar quarter, this excess will be a net loss for the REMIC trust for that calendar quarter. The REMIC regulations also provide that any gain or loss to a REMIC trust from the disposition of any asset, including a qualified mortgage or permitted investment, as defined in section 860G(a)(5) of the code, will be treated as ordinary gain or loss. See " -- Taxes on a REMIC Trust -- Prohibited Transactions" and " -- Pass-Through of Servicing and Guaranty Fees to Individuals."

         A beneficial owner of a REMIC residual interest may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC trust at a discount, some or all of the REMIC regular interests are issued at a discount, and the discount included as a result of a prepayment on a loan that is used to pay principal on the REMIC regular interests exceeds the REMIC trust's deduction for unaccrued original issue discount relating to the REMIC regular interests. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC regular interests, may increase over time as the earlier classes of REMIC regular interests are paid, although the interest income on any given loan expressed as a percentage of the outstanding principal amount of that loan will remain constant over time.

         BASIS RULES AND DISTRIBUTIONS.

         A beneficial owner of a REMIC residual interest has an initial basis in its security equal to the amount paid for the REMIC residual interest. This basis is increased by amounts included in the income of the beneficial owner and decreased by distributions and by any net loss taken into account on the REMIC residual interest. A distribution on a REMIC residual interest to a beneficial owner is not included in gross income to the extent it does not exceed the beneficial owner's basis in the REMIC residual interest, adjusted as described above, and, to the extent it


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
exceeds the adjusted basis of the REMIC residual interest, shall be treated as gain from the sale of the REMIC residual interest.

         A beneficial owner of a REMIC residual interest is not allowed to take into account any net loss for any calendar quarter if the net loss exceeds the beneficial owner's adjusted basis in its REMIC residual interest as of the close of the calendar quarter, determined without regard to the net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual interest.

         EXCESS INCLUSIONS.

         Excess inclusions on a REMIC residual interest are subject to special tax rules. Beneficial owner of a REMIC residual interest, the excess inclusion for any calendar quarter is defined as the excess, if any, of the daily portions of taxable income over the sum of the daily accruals for each day during the quarter that the REMIC residual interest was held by the beneficial owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC residual interest at the beginning of the calendar quarter and 120% of the federal long-term rate in effect on the settlement date, based on quarterly compounding, and properly adjusted for the length of the quarter. For this purpose, the adjusted issue price of a REMIC residual interest as of the beginning of any calendar quarter is equal to the issue price of the REMIC residual interest, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made on the REMIC residual interest before the beginning of the quarter. The issue price of a REMIC residual interest is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the REMIC residual interests was sold. The federal long-term rate is a blend of current yields on Treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

         In general, beneficial owners of REMIC residual interests with excess inclusion income cannot offset the income by losses from other activities. For beneficial owners that are subject to tax only on unrelated business taxable income, as defined in section 511 of the code, an excess inclusion of the beneficial owner is treated as unrelated business taxable income. The REMIC regulations indicate that if a beneficial owner of a REMIC residual interest is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICS held by members of the affiliated group. For a discussion of the effect of excess inclusions on foreign investors that own REMIC residual interests, see " -- Foreign Investors."

         The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC trust as excess inclusions if the REMIC residual interest does not have significant value. Although the Treasury Department did not exercise this authority in the REMIC regulations, future regulations may contain that rule. If that rule were adopted, it is unclear how significant value would be determined for these purposes. If no rule is applicable, excess inclusions should be calculated as discussed above.


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
         In the case of any REMIC residual interests that are held by a real estate investment trust, the aggregate excess inclusions on REMIC residual interests reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of section 857(b)(2) of the code, excluding any net capital gain, will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT, and any allocated amounts will be treated as an excess inclusion on a REMIC residual interest as if held directly by the shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and some cooperatives that hold a REMIC residual interest.

         PASS-THROUGH OF SERVICING AND GUARANTY FEES TO INDIVIDUALS.

         A beneficial owner of a REMIC residual interest who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for these fees will be allowed to a beneficial owner only to the extent that the fees, along with of the beneficial owner's other miscellaneous itemized deductions exceed 2% of the beneficial owner's adjusted gross income. In addition, a beneficial owner of a REMIC residual interest may not be able to deduct any portion of the fees in computing the beneficial owner's alternative minimum tax liability. A beneficial owner's share of the fees will generally be determined by (1) allocating the amount of the expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and (2) allocating the daily amount among the beneficial owners in proportion to their respective holdings on this day.

         TAXES ON A REMIC TRUST

         Prohibited Transactions.

         The code imposes a tax on a REMIC equal to 100% of the net income derived from prohibited transactions. In general, a prohibited transaction means the disposition of a qualified mortgage other than under specified exceptions, the receipt of investment income from a source other than a loan or other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

         Contributions to a REMIC after the Startup Day.

         The code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the startup day, which is usually the same day that settlement occurs. Exceptions are provided for cash contributions to a REMIC (1) during the three month period beginning on the startup day, (2) made to a qualified reserve fund by a beneficial owner of a residual interest,
(3) in the nature of a guarantee, (4) made to facilitate a qualified liquidation or clean-up call, and (5) as otherwise permitted by treasury regulations.

         Net Income from Foreclosure Property.

         The Code imposes a tax on a REMIC equal to the highest corporate rate on net income from foreclosure property. The terms foreclosure property, which includes property acquired by deed in lieu of foreclosure, and net income from foreclosure property are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be


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treated as such for a period of three years, with possible extensions. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

         SALES OF REMIC SECURITIES

         If a regular or residual interest is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis, except in the case of multiple sales of REMIC residual interests within six months, and sales of noneconomic residual interests. The adjusted basis of a REMIC regular interest generally will equal the cost of the security to the seller, increased by any original issue discount or market discount included in the seller's gross income from the security and reduced by distributions on the security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income from the security. Except as described in the following paragraph or under section 582(c) of the code, this gain or loss will be capital gain or loss if the security is held as a capital asset, generally, property held for investment, within the meaning of section 1221 of the code.

         Gain from the sale of a REMIC regular interest that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the income of the beneficial owner of a REMIC regular interest had income accrued at a rate equal to 110% of the applicable federal rate, generally, an average of current yields on Treasury securities, as of the date of purchase over (2) the amount actually includible in the beneficial owner's income. In addition, gain recognized on this sale by a beneficial owner of a REMIC regular interest who purchased a security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the security was held by the beneficial owner, reduced by any market discount includible in income under the rules described under " -- Discount and Premium."

         If a beneficial owner of a REMIC residual interest sells its REMIC residual interest at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual interest, the beneficial owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool, as defined in section 7701(i) of the Code, comparable to a residual interest in a REMIC. This disallowed loss would be allowed upon the sale of the other residual interest, or comparable interest, if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by Treasury regulations, no regulations have yet been published.

         Transfers of REMIC Residual Securities.

         Section 860E(e) of the Code imposes a substantial tax, payable by the transferor, or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent, upon any transfer of a REMIC residual interest to a disqualified organization and upon a pass-through entity, including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, some cooperatives, and nominees, that


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owns a REMIC residual interest if the pass-through entity has a disqualified organization as a record-holder. A transfer includes any transfer of record or beneficial ownership.

         The term disqualified organization includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, other than some taxable instrumentalities, any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization, other than a farmers' cooperative, that is exempt from federal income tax, unless the organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax will be made available. Restrictions on the transfer of a REMIC residual interest are described in the agreements, and will be discussed more fully in the prospectus supplement relating to the offering of any REMIC residual interest. In addition, a pass-through entity, including a nominee, that holds a REMIC residual interest may be subject to additional taxes if a disqualified organization is an owner of the pass-through entity. A transferor of a REMIC residual interest, or an agent of a transferee of a REMIC residual interest will be relieved of this tax liability if (1) the transferee furnishes to the transferor, or the transferee's agent, an affidavit that the transferee is not a disqualified organization, and
(2) the transferor, or the transferee's agent, does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, this tax will not be imposed on a pass-through entity in which a disqualified organization is an owner if (1) the owner furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and (2) during the period, the pass-through entity has no actual knowledge that the affidavit is false.

         The Taxpayer Relief Act of 1997 adds provisions to the Code that will apply to an electing large partnership. If an electing large partnership holds a residual interest, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that receives affidavits from its owners and that does not know the affidavits are false, is not available to an electing large partnership.

         Under the REMIC regulations, a transfer of a noneconomic residual interest to a U.S. person will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC residual interest would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (1) the present value of the expected future distributions on the REMIC residual interest is no less than the product of the present value of the anticipated excess inclusions and the highest corporate rate of tax for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC trust in an amount sufficient to satisfy the liability for income tax on any excess inclusions at or after the time when the liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter, or portion thereof, following the transfer of a REMIC residual interest, determined as of the date the security is transferred and based on events that have occurred as of that date and on the prepayment assumption. See " -- Discount and Premium" and " -- Taxation of beneficial owners of REMIC Residual Interests -- Excess Inclusions;" and" -- Foreign Investors -- Grantor Trust Securities and REMIC regular interests".


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         The REMIC regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC residual interest has improper knowledge, which means that the transferor, either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC trust. A transferor is presumed not to have improper knowledge if (1) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (2) the transferee makes representations to the transferor in its affidavit relating to disqualified organizations. Transferors of a REMIC residual interest may wish to consult with their own tax advisors for further information regarding these transfers.

         Reporting and Other Administrative Matters.

         For purposes of the administrative provisions of the code, each REMIC trust will be treated as a partnership and the beneficial owners of REMIC residual interests will be treated as partners. The trustee will prepare, sign and file federal income tax returns for each REMIC trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the trustee will furnish to each beneficial owner that received a distribution during the year a statement describing the portions of any distributions that constitute interest distributions, original issue discount, and any other information as is required by Treasury regulations and, for owners of REMIC residual interests, information necessary to compute the daily portions of the taxable income or net loss of the REMIC trust for each day during the year. The trustee may also act as the tax matters partner for each REMIC trust, either in its capacity as a beneficial owner of a REMIC residual interest or in a fiduciary capacity. Each beneficial owner of a REMIC residual interest, by the acceptance of its REMIC residual interest, agrees that the trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

         Each beneficial owner of a REMIC residual interest is required to treat items on its return consistently with the treatment on the return of the REMIC trust, unless the beneficial owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC trust level.

         TERMINATION

         In general, no special tax consequences will apply to a beneficial owner of a REMIC regular interest upon the termination of a REMIC trust by virtue of the final payment or liquidation of the last loan remaining in the trust estate. If a beneficial owner of a REMIC residual interest's adjusted basis in its REMIC residual interest at the time the termination occurs exceeds the amount of cash distributed to the beneficial owner in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the beneficial owner of the REMIC residual interest is entitled to a loss equal to the amount of the excess.


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DEBT SECURITIES



         For each series of debt securities, [counsel], special tax counsel to the sponsor, will deliver its opinion to the sponsor that the securities will be classified as debt of the sponsor secured by the mortgage loans. Consequently, debt securities will not be treated as ownership interests in the loans or the trust. Beneficial owners will be required to report income received on debt securities in accordance with their normal method of accounting. It is the opinion of the special tax counsel to the sponsor that a trust issuing debt securities will not be treated as an association separately taxable as a corporation, a publicly traded partnership or a taxable mortgage pool. For additional tax consequences relating to debt securities purchased at a discount or with premium, see " -- Discount and Premium."


         SPECIAL TAX ATTRIBUTES

         As described above, grantor trust securities will possess special tax attributes by virtue of their being ownership interests in the mortgage loans. Similarly, REMIC regular and residual interests will possess similar attributes by virtue of the REMIC provisions of the Code. In general, debt securities will not possess these special tax attributes. Investors to whom such attributes are important may wish to consult their own tax advisors regarding investment in debt securities.

         SALE OR EXCHANGE OF DEBT SECURITIES

         If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income from the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

         In general, except for certain financial institutions subject to section 582(c) of the code, any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset within the meaning of section 1221 of the code, will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year. See " --Discount and Premium -- Market Discount."

         DEBT SECURITIES REPORTING

         The trustee will furnish to each beneficial owner of a debt security with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying loans and to interest at the interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information that the master servicer deems necessary or desirable to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.


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
PARTNERSHIP INTERESTS

         For each series of partnership interests, [counsel], special tax counsel to the sponsor, will deliver its opinion to the sponsor that the trust will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. Accordingly, each beneficial owner a partnership interest will generally be treated as the owner of an interest in the loans.

         SPECIAL TAX ATTRIBUTES

         As described above, REMIC securities will possess special tax attributes by virtue of the REMIC provisions of the Code. In general, partnership interests will not possess these special tax attributes. Investors to whom the special attributes are important may wish to consult their own tax advisors regarding investment in partnership interests.

         TAXATION OF BENEFICIAL OWNERS OF PARTNERSHIP INTERESTS

         If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the trust. These partnership allocations are made in accordance with the code, Treasury regulations and the partnership agreement.

         The trust's assets will be the assets of the partnership. The trust's income will consist primarily of interest and finance charges earned on the underlying loans. The trust's deductions will consist primarily of interest accruing on any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust's assets.

         In some instances, the trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. See " -- Backup Withholding" and " -- Foreign Investors" below.

         Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to a holder under the code.

         Under Section 708 of the code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under Treasury regulations issued on May 9, 1997 if this termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.


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
         Sale or Exchange of Partnership Interests

         In most cases, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership interests sold. A beneficial owner's tax basis in a partnership interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of trust income and decreased by any distributions received on this partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner's share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interest, and upon sale or other disposition of some of the partnership interests, allocate a portion of the aggregate tax basis to the partnership interests sold, rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest.

         Any gain on the sale of a partnership interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under Section 754 of the code.

         Partnership Reporting

         The trustee is required to (1) keep complete and accurate books of the trust, (2) file IRS form 1065, a partnership information return, with the IRS for each taxable year of the trust and (3) report each beneficial owner's allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described in the next paragraph and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies.

         Under Section 6031 of the code, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. This information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) information on partnership interests that were held, bought or


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
sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information as to themselves and their ownership of partnership interests. A clearing agency registered under Section 17A of the Securities Exchange Act is not required to furnish any information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         The code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interests, and, under some circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest's returns and adjustments of items not connected with the trust.

FASIT SECURITIES


         If described in a prospectus supplement, an election will be made to treat the trust as a FASIT within the meaning of Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with a number conditions. If a FASIT election is made, [counsel], special tax counsel to the sponsor, will deliver its opinion to the sponsor that, assuming compliance with the agreements, the trust will be treated as a FASIT for federal income tax purposes. It is the opinion of the special tax counsel to the sponsor that a trust issuing FASIT securities will not be treated as an association separately taxable as a corporation, a publicly traded partnership or a taxable mortgage pool. The securities of each class will be designated as regular interests or high-yield regular interests in the FASIT trust except that one separate class will be designated as the ownership interest in the FASIT trust. The prospectus supplement for each series of securities will state whether securities of each class will be a regular interest, a high-yield regular interest or an ownership interest.


         Special Tax Attributes

         FASIT securities held by a real estate investment trust will constitute real estate assets within the meaning of code sections 856(c)(5)(A) and 856(c)(6) and interest on the FASIT regular securities will be considered interest on obligations secured by mortgages on real property or on interests in real property within the meaning of code section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the FASIT trust and the income on those assets would be so treated. FASIT regular securities held by a domestic building and loan association will be treated as regular interest[s] in a FASIT under code section 7701(a)(19)(C)(xi), but only in the proportion that the FASIT trust holds loans . . . secured by an interest in real property which is . . . residential real property within the meaning of code section 7701(a)(19)(C)(v). If at all times 95% or more of the assets of the FASIT trust or the income qualify for the foregoing treatments, the FASIT regular securities will qualify for the corresponding status in their entirety. For purposes of code section 856(c)(5)(A), payments of principal and interest on a loan that are reinvested pending distribution to holders of FASIT regular securities should qualify for this treatment. FASIT regular securities held by a regulated investment company will not constitute government securities within the meaning of Code


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
Section 851(b)(4)(A)(i). FASIT regular securities held by some financial institutions will constitute an evidence of indebtedness within the meaning of code section 582(c)(1).

         Taxation of Beneficial Owners of FASIT Regular Interests

         A FASIT trust will not be subject to federal income tax except with respect to income from prohibited transactions and in other instances. The FASIT regular interests generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, interest, original issue discount and market discount on a FASIT regular interest will be treated as ordinary income to the beneficial owner, and principal payments, other than principal payments that do not exceed accrued market discount, on an FASIT regular interest will be treated as a return of capital to the extent of the beneficial owner's basis. Beneficial owners must use the accrual method of accounting on their FASIT regular interests, regardless of the method of accounting otherwise used by the beneficial owners. See " --Discount and Premium" below.

         In order for the FASIT trust to qualify as a FASIT, there must be ongoing compliance with the requirements set forth in the code. The FASIT must fulfill an asset test, which requires that substantially all the assets of the FASIT, after an initial three month period must consist of cash or cash equivalents, debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and hedges, and contracts to acquire the same, foreclosure property and regular interests in another FASIT or in a REMIC. Based on identical statutory language applicable to REMICs, it appears that the substantially all requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT provisions of the code also require the FASIT ownership interest and some of the high-yield regular interests to be held only by fully taxable domestic corporations.


         In addition to the foregoing requirements, the various interests in a FASIT also must meet a number of requirements. All of the interests in a FASIT must be either one or more classes of regular interests or a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and:

                  (1) unconditionally entitles the holder to receive a specified principal amount, or other similar amount,

                  (2) provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

                  (3) has a stated maturity of not longer than 30 years,

                  (4) has an issue price not greater than 125% of its stated principal amount, and

                  (5) has a yield to maturity not greater than five percentage points higher than the applicable federal rate.

         A regular interest that is described in the preceding sentence except that if fails to meet one or more of requirements (1), (2), (3), (4) or (5) is a high-yield regular interest. A high-yield


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
regular interest that fails requirement (2) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal on that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

         If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the Code provides that the entity or applicable potion thereof will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor on debt obligations with two or more maturities, may be treated as a separate association taxable as a corporation, and the FASIT regular securities may be treated as equity interests. The legislative history to the FASIT provisions indicates, however, that an entity can continue to be a FASIT if loss of its status was inadvertent, it takes prompt steps to requalify and other requirements mandated Treasury regulations are met. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments would be treated as equity under general tax principles, cancellation of debt income may result.

DISCOUNT AND PREMIUM

         A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the code. In very general terms, (1) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues using a constant yield method; (2) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the security or upon a sale of a security; and (3) if a beneficial owner elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

         Original Issue Discount

         In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its stated redemption price at maturity over its issue price The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the settlement date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that is or may be an accrual security is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first payment date over the interest that accrues for the period from


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
the settlement date to the first payment date. The trustee will supply, required information the original issue discount accruing on the securities.

         Original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (1) the number of complete years, rounding down for partial years, from the settlement date until the date each distribution is expected to be made under the assumption that the mortgage loans prepay at the rate specified in the prospectus supplement by (2) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each the distribution is received, gain equal to the discount allocated to the distribution will be recognized.

         Section 1272(a)(6) of the code contains special original issue discount rules directly applicable to REMIC securities and debt securities. The Taxpayer Relief Act of 1997 extends application of section 1272(a)(6) to the grantor trust securities for tax years beginning after August 5, 1997. Under these rules, described in greater detail below, (1) the amount and rate of accrual of original issue discount on each series of securities will be based on the prepayment assumption, and in the case of a security having a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the settlement date, and (2) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

         Section 1272(a)(6)(B)(iii) of the code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no regulations have been promulgated. The legislative history of this code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The sponsor anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The sponsor makes no representation, however, that the mortgage loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. We suggest that each investor make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

         Each securityholder must include in gross income the sum of the daily portions of original issue discount on its security for each day during its taxable year it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each accrual period. The trustee will supply, at the time and in the manner required by the IRS, to securityholders, brokers and middlemen information with respect to the original issue discount accruing on the securities. The trustee will report original issue discount based on accrual periods of one month, each beginning on a payment date, or, in the case of the first period, the settlement date, and ending on the day before the next payment date.

         Under section 1272(a)(6) of the code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (1) the sum of the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity, over (2) the adjusted issue price of the security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on:

                  (1) the yield to maturity of the security, calculated as of the settlement date, giving effect to the prepayment assumption,

                  (2) events, including actual prepayments, that have occurred prior to the end of the accrual period,

                  (3) the prepayment assumption, and

                  (4) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the settlement date over the entire life of the security.

         The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount on the security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

         In the case of grantor trust strip securities and some REMIC securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of the negative amounts. The legislative history to section 1272(a)(6) indicates that the negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. beneficial owners of the securities may wish to consult their own tax advisors concerning the treatment of the negative accruals.

         A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day it holds the security, the daily portion of original issue discount on the security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of the daily portion and a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

         Market Discount

         A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of


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
a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. If securities have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (1) under a constant yield method or (2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

         Market discount on a security will be considered to be zero if the discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

         Securities Purchased at a Premium

         A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased the security at a premium. A purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the code, to treat the premium as amortizable bond premium. If a beneficial owner makes this election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a payment date will be reduced by the portion of the premium allocable to the period based on the security's yield to maturity. The legislative history of the Tax Reform Act of 1986 states that the premium amortization should be made under principles analogous to those governing the accrual of market discount. If the election is made by the beneficial owner, the election will also apply to all fully taxable bonds, the interest on which is not excludible from gross income, held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all the fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If this election is not made, a beneficial owner must include the full amount of each interest payment in income as it accrues, and the premium must be allocated to the principal distributions on the security and, when each distribution is received, a loss equal to the premium allocated to the distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the security.


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
         Some securities may provide for only nominal distributions of principal in comparison to the distributions of interest. It is possible that the IRS or the Treasury Department may issue guidance excluding the securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that this security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In this case, section 1272(a)(6) of the code would govern the accrual of original issue discount, but a beneficial owner would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2) of the code. Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of the securities, the trustee intends to furnish tax information to beneficial owners of the securities in accordance with the rules described in the preceding paragraph.

         Special Election

         For any security acquired on or after April 4, 1994, a beneficial owner may elect to include in gross income all interest that accrues on the security by using a constant yield method. For purposes of the election, the term interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner may wish to consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

BACKUP WITHHOLDING

         Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the backup withholding tax under section 3406 of the code at a rate of 31% if recipients of the distributions fail to furnish to the payor required information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

         The IRS recently issued final withholding regulations, which change a number of the rules relating to the presumptions currently available relating to information reporting and backup withholding. The withholding regulations would provide alternative methods of satisfying the beneficial ownership certification requirement. The withholding regulations are effective January 1, 2001, although valid withholding certificates that are held on December 31, 2000 remain valid until the earlier of December 31, 2001 or the date of expiration of the certificate under the rules as currently in effect.

FOREIGN INVESTORS

         The withholding regulations would require, in the case of securities held by a foreign partnership, that the certification described above be provided by the partners rather than by the foreign partnership and the partnership provide required information, including a United States


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taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. persons may wish to consult their own tax advisors regarding the application to them of the withholding regulations.

         Grantor Trust Securities and REMIC Regular Interests

         Distributions made on a grantor trust security or a REMIC regular interest to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. A U.S. person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable if

- the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security,

- the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner, and

- the last U.S. person in the chain of payment to the beneficial owner receives the statement from the beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.

         The IRS might take the position that this exemption does not apply to a beneficial owner that also owns 10% or more of the REMIC residual interests of any REMIC trust, or to a beneficial owner that is a controlled foreign corporation described in section 881(c)(3)(C) of the code.

         REMIC Residual Securities

         Amounts distributed to a beneficial owner of a REMIC residual interest that is a not a U.S. person generally will be treated as interest for purposes of applying the 30%, or lower treaty rate, withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC residual interest to a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to distributions on grantor trust securities and REMIC regular interests, as described above, but only to the extent that the mortgage loans underlying the REMIC trust that issued the REMIC residual interest were issued after July 18, 1984. REMIC income that constitutes an excess inclusion is not entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See " -- REMIC Securities -- Taxation of beneficial owners of REMIC Residual Securities -- Excess Inclusions."

         Partnership Interests

         A trust may be considered to be engaged in a trade or business in the United States for purposes of non-U.S. persons subject to federal withholding taxes. If the trust is considered to be engaged in a trade or business in the United States for these purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in these cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund for withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business.

         FASIT Regular Interests

         High-yield FASIT regular interests may not be sold to or beneficially owned by non-U.S. persons. Any purported transfer will be null and void and, upon the trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of the high-yield FASIT regular interests will be restored to ownership. The last preceding owner will, in any event, be taxable on all income on the high-yield FASIT regular securities for federal income tax purposes. The agreements will provide that, as a condition to transfer of a high-yield FASIT regular security, the proposed transferee must furnish an affidavit as to its status as a U.S. person and otherwise as a permitted transferee.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences, we suggest that potential investors consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors may wish to consult their own tax advisors the various state and local tax consequences of an investment in the securities.

         The federal income tax discussions are included for general information only and may not be applicable depending upon an investor's particular tax situation. Prospective purchasers may wish to consult their tax advisers the tax consequences to them of the purchase, ownership and disposition of the securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                              ERISA CONSIDERATIONS


         The Employee Retirement Income Security Act of 1974, commonly referred to as ERISA and the code prohibit a pension, profit sharing or other employee benefit plan and some individual retirement arrangements from engaging in a number of transactions involving plan assets with persons that are parties in interest or disqualified persons with respect to the plan, unless a statutory or administrative exemption applies to the transaction. ERISA and the code also prohibit some actions involving conflicts of interest by persons who are fiduciaries of plans or arrangements. A violation of these rules may generate excise tax and other liabilities under ERISA and the code for these persons. In addition, investments by plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. Employee benefit plans that are governmental plans and church plans are not subject to ERISA or these sections of the code. Accordingly, assets of those plans may be invested in securities without regard to the ERISA considerations, subject to the provisions of other applicable federal, state and local law. Any of these types of plans which are qualified and exempt from taxation under section 401(a) and 501(a) of the code, however, are subject to the prohibited transaction rules set forth in Section 503 of the code.

         Some of the transactions involving a trust might constitute prohibited transactions under ERISA and the code for a plan, including an individual retirement arrangement, that purchased securities if the assets of the trust were deemed to be assets of the plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as assets of a plan for the purposes of ERISA and the code only if the plan acquired an equity interest in the trust and none of the exceptions contained in the regulation were applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. In addition, the United States Supreme Court has ruled that assets held in an insurance company's general account may be deemed to be plan assets for ERISA purposes under certain circumstances. Therefore, in the absence of an exemption, the purchase, sale or holding of a security by a plan, including some individual retirement arrangements, subject to ERISA or the code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

CERTIFICATES

         The Department of Labor has issued to various underwriters individual prohibited transaction exemptions, which generally exempt from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1),
Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the code, a number of transactions concerning the initial purchase, the holding and the subsequent resale by plans of asset-backed securities meet the conditions and requirements of these underwriter exemptions. These underwriter exemptions will only be available for securities that are certificates.

         Among the conditions that must be satisfied in order for these underwriter exemptions to apply to offered certificates are the following:

- the acquisition of the certificates by a plan is on terms, including the price for the certificates, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

- the rights and interests evidenced by the certificates acquired by the plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

- the certificates acquired by the plan have received a rating at the time of the acquisition that is one of the three highest generic rating categories from Standard & Poor's, Moody's Investors Service, Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc.;

- the trustee is not an affiliate of any other member of the restricted group defined below;

- the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the originators and the sponsor pursuant to the assignment of the obligations to the trust estate represents not more than the fair market value of these obligations; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for the person's services under the agreements and reimbursement of the person's reasonable expenses in connection therewith;

- the plan investing in the certificates is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act; and

- if all of the obligations used to fund the trust have not been transferred to the trust on the closing date, additional obligations of the types specified in the prospectus supplement or the agreements having an aggregate value equal to no more than 25% of the total principal amount of the certificates being offered by the trust may be transferred to the trust, in exchange for amounts credited to the account funding the additional obligations, within a funding period of no longer than 90 days or 3 months following the closing date.

The trust must also meet the following requirements:

- the corpus of the trust estate must consist solely of assets of the type that have been included in other investment pools;

- certificates in the other investment pools must have been rated in one of the three highest rating categories of a rating agency for at least one year prior to the plan's acquisition of certificates; and

- certificates evidencing interests in the other investment pools must have been purchased by investors other than plans for at least one year prior to the plan's acquisition of certificates.

         Moreover, these underwriter exemptions provide relief from some of the self-dealing/conflict of interest prohibited transactions that may occur when the plan fiduciary causes a plan to acquire certificates in a trust in which the fiduciary, or its affiliate, is an obligor on the receivables held in the trust; if, among other requirements:

- in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the restricted group;

- the fiduciary, or its affiliate, is an obligor under five percent or less of the fair market value of the obligations contained in the trust;

- the plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition;

- immediately after the acquisition, no more than twenty-five percent of the assets of the plan for which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         These underwriter exemptions do not apply to plans sponsored by the restricted group, which means the sponsor, the underwriters, the trustee, the master servicer, any other servicer, any credit enhancement provider, any obligor under mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of these parties.

         In addition to these underwriter exemptions, the Department of Labor has issued an exemption for some transactions involving the sale or exchange of residential mortgage pool pass-through certificates by plans and for transactions in connection with the servicing and operation of the mortgage pool.

NOTES

         The underwriter exemptions will not be available for securities which are notes. However, under the plan assets regulation, if the notes are treated as indebtedness without substantial equity features, the trust's assets would not be deemed assets of a plan. If the notes are treated as having substantial equity features, the purchase, holding and resale of the notes could result in a transaction that is prohibited under ERISA or the code. Even if the notes were treated as debt for purposes of the plan assets regulation, the acquisition or holding of the notes by or on behalf of a plan could give rise to a prohibited transaction if the acquisition or holding were deemed to be a loan to a party in interest of the plan. Exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are:

- PTCE 84-14, regarding transactions effected by qualified professional asset managers;

- PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts;

- PTCE 91-38, regarding transactions entered into by bank collective investment funds; PTCE 95-60,

-    regarding transactions entered into by insurance company general accounts;
     and

- PTCE 96-23, regarding transactions effected by in-house asset managers. Each purchaser and each transferee of a note that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant that its purchase and holding of the note will be covered by one of these exemptions or by another Department of Labor exemption.

CONSULTATION WITH COUNSEL

         The prospectus supplement for each series of securities will provide further information which plans may wish to consider before purchasing the securities. A plan fiduciary considering the purchase of securities may wish to consult its tax and legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other ERISA issues and their potential consequences. Moreover, we suggest that each plan fiduciary determine for itself whether under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                                    REPORTS

         Each trust will be required to file reports with the Commission under the requirements of the Securities Exchange Act. The sponsor intends to cause each trust to suspend filing the reports if and when the reports are no longer required under the Securities Exchange Act.

         In connection with each distribution made to the holders of a series, the trustee will furnish the securityholders with statements which will describe the amount of the distribution, its allocation to principal and to interest, and information regarding the performance of the mortgage loans. The master servicer will furnish the trustee periodic compliance statements and, an annual statement from a firm of independent public accountants concerning the accountants' the examination of documents and records relating to the servicing of the mortgage loans in the trust. Copies of the monthly and annual statements will be sent to securityholders if requested and addressed to Advanta Conduit Receivables, Inc., 10790 Rancho Bernardo Road, San Diego, California 92127, (858)676-3099.

                               INVESTMENT MATTERS

         The prospectus supplement will state whether a series of Securities will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, commonly referred to as SMMEA. Investors whose investment authority is subject to legal restrictions may wish to consult with their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of securities will be used by the sponsor to finance the purchase of mortgage loans, or to repay short-term financings utilized to fund the purchase of the mortgage loans general corporate purposes. The sponsor expects that it will sell securities similar to these securities from time to time. The timing and amount of any additional sales will be dependent upon a number of factors, including the volume of mortgage loans originated and purchased by the sponsor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

         The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series of securities, the names of the underwriters, the proceeds to the sponsor or its affiliates from the sale and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers.

                                  LEGAL MATTERS

         Legal matters in connection with the securities will be passed upon for the sponsor by Dewey Ballantine LLP, New York, New York, by the general counsel of the sponsor or other counsel identified in the prospectus supplement.

                              FINANCIAL INFORMATION

         The sponsor has determined that its financial statements are not material to this offering. Any prospective investor who desires to review financial information of the sponsor may request a copy of the Sponsor's most recent financial statements from the sponsor.

         A new trust will be formed to own the trust property for that trust, and to issue each series of securities. Each trust will have no assets or obligations prior to the issuance of the securities and will not engage in any activities other than those described in this prospectus and in the prospectus supplement. Accordingly, no financial statements of a trust will be included in this prospectus or in any prospectus supplement, unless the trust is a business trust.

         A prospectus supplement and a Current Report on Form 8-K, which will be incorporated by reference to the registration statement, will contain any required financial statements of the credit enhancement provider.

                             ADDITIONAL INFORMATION

         This prospectus, together with the prospectus supplement for each series of securities, contains a summary of the material terms of the applicable exhibits to the registration statement and the agreements under which the securities will be issued. Copies of the exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission or may be inspected, without charge, at the Commission's offices.

                                     ANNEX I

             CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in limited circumstances, the securities will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Cedelbank or Euroclear. The securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedelbank and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Cedelbank or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear and as DTC participants.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

         Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

         Trading between Cedelbank or Euroclear Participants. Secondary market trading between Cedelbank participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC, Seller and Cedelbank or Euroclear Participants. When securities are to be transferred from the account of a DTC participant to the account of a Cedelbank participant or a Euroclear participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank participant or Euroclear participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank participant's or Euroclear participant's account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Cedelbank or Euroclear cash debt will be valued instead as of the actual settlement date.

         Cedelbank participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the securities are credited to their account one day later.

         As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedelbank participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Cedelbank participant's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Cedelbank participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Cedelbank or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedelbank participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank participant or Euroclear participant at least one business day prior to settlement. In these cases Cedelbank or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant's account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedelbank participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Cedelbank participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Cedelbank or Euroclear and that purchase global securities from DTC participants for delivery to Cedelbank participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

- borrowing through Cedelbank or Euroclear for one day, until the purchase side of the trade is reflected in their Cedelbank or Euroclear accounts in accordance with the clearing system's customary procedures;

- borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

- staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedelbank participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of securities holding securities through Cedelbank or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S.

withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

                  (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

                  (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

- Exemption for Non-U.S. Persons - Form W-8. Beneficial owners of global securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 Certificate of Foreign Status. If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

- Exemption for Non-U.S. Persons with effectively connected income - Form 4224. A non-U.S. person as defined below, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

-    Exemption or reduced rate for non-U.S. Persons resident in treaty countries
     - Form 1001. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001, "Ownership, Exemption or Reduced Rate Certificate". If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by securityholders or their agent.

- Exemption for U.S. Persons - Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 "Payer's Request for Taxpayer Identification Number and Certification".

- U.S. Federal Income Tax Reporting Procedure. The Owner of a global security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         On April 22, 1996, the IRS proposed regulations relating to withholding, backup withholding and information reporting that, if adopted in their current form would, among other things, unify current certification procedures and forms and clarify reliance standards. The regulations are proposed to be effective for payments made after December 31, 2000 but provide that securities issued on or before the date that is 60 days after the proposed regulations are made final will continue to be valid until they expire. Proposed regulations, however, are subject to change prior to their adoption in final form.

         A U.S. person is:

                  (1) a citizen or resident of the United States,

                  (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof,

                  (3) an estate that is subject to U.S. federal income tax regardless of the source of its income or

                  (4) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust.

                  A non-U.S. person is any person who is not a U.S. person.

                  This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the securities.

                                  $525,000,000

                                   APPROXIMATE

                       ADVANTA MORTGAGE LOAN TRUST 1999-3

             MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 1999-3

                                     [LOGO]

                           ADVANTA MORTGAGE CORP. USA

                                 MASTER SERVICER

                                     [LOGO]

                        ADVANTA CONDUIT RECEIVABLES, INC.

                                     SPONSOR

                              PROSPECTUS SUPPLEMENT

     Underwriters of the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates
                            BEAR, STEARNS & CO. INC.

                              SALOMON SMITH BARNEY

                   Underwriters of the class A-7 certificates

                            BEAR, STEARNS & CO. INC.

                              PRUDENTIAL SECURITIES

                              SALOMON SMITH BARNEY

                                  August , 1999

      We suggest that you rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the securities offered hereby in any state where the offer is not permitted.

     Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the securities offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until , 1999.